UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INREIT Real Estate Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May *, 2011
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of INREIT Real Estate Investment Trust (“Trust”), which will be held on Thursday, June 23, 2011, at 6:00 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103.
The enclosed Notice of Annual Meeting of Shareholders provides information regarding each business proposal to be voted on at the meeting. These proposals and the vote the Board of Trustees recommends are:

Recommended
Proposal	Vote
1. Election of ten (10) Trustees to hold office until the 2012 annual meeting of shareholders and until their successors have been duly elected and qualified;	FOR
2. Approval of an amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest;	FOR
3 Ratification of the approval of the Amendment and Restated Declaration of Trust;	FOR
4. Ratification of the approval of the Amended and Restated Bylaws;	FOR
5. Ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011; and	FOR
6. To transact such other business as may properly come before the annual meeting or at any adjournment thereof.	FOR
Please see the Notice of Annual Meeting of Shareholders, the Proxy Statement and form of Proxy (collectively, the “Proxy Materials”) which follow this letter, as well as the 2010 Annual Report. The Proxy Statement contains a more extensive discussion of each proposal, and therefore you should read the Proxy Statement carefully.
The annual meeting will also feature a report on the operations of the Trust, followed by a question and answer period. After the annual meeting, you will have the opportunity to speak informally with the trustees and officers of the Trust.
The Board encourages shareholders to attend the meeting in person. Whether or not you plan to attend the meeting, your vote is important regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting even if you cannot attend. If you attend the meeting, you may vote in person even if you have previously returned a proxy to us by mail.

Sincerely,
/s/ Earl S. Strinden
Earl S. Strinden
Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2011
To the Shareholders of INREIT Real Estate Investment Trust:
The 2011 Annual Meeting of Shareholders of INREIT Real Estate Investment Trust (“Trust”), will be held on Thursday, June 23, 2011, starting at 6:00 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, ND 58103, for the following purposes:
1.	To elect ten (10) Trustees to serve until the next annual meeting of shareholders, and until their successors are duly elected and qualified;
2.	To amend the Declaration of Trust to increase the number of authorized shares of beneficial interest;
3.	To ratify the approval of the Amended and Restated Declaration of Trust;
4.	To ratify the approval of the Amended and Restated Bylaws;
5.	To ratify the appointment of Widmer Roel PC to serve as the independent registered public accounting firm for the year ending December 31, 2011; and
6.	To transact such other business as may properly come before the annual meeting and any and all adjournments or postponements thereof, all in accordance with the accompanying Proxy Statement.
These items are described in the proxy statement, which is part of this notice. We have not received notice of other matters that may properly be presented at the annual meeting.
Our Board of Trustees has chosen the close of business on May 18, 2011, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof, all in accordance with the accompanying proxy statement.

By Order of the Board of Trustees,
/s/ Earl S. Strinden
Earl S. Strinden
Chairman
Fargo, North Dakota
May *, 2011

2

INREIT REAL ESTATE INVESTMENT TRUST
PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF SHAREHOLERS TO BE HELD ON JUNE 23, 2011
This proxy statement and related documents are furnished by our Board of Trustees for the solicitation of proxies from the holders of our common shares of beneficial interest in connection with the annual meeting of shareholders to be held at the Holiday Inn located at 3803 13th Avenue South, Fargo, ND 58103, on Thursday, June 23, 2011, at 6:00 p.m. Central Standard Time, subject to any adjournment or postponement thereof. The Notice of Annual Meeting of Shareholders, this Proxy Statement, form of Proxy and the annual report will be mailed to shareholders starting on or about May 31, 2011.
VOTING AND REVOCABILITY OF PROXIES
Record Date and Share Ownership
Owners of record of common shares of beneficial interest at the close of business on May 18, 2011 will be entitled to vote at the annual meeting or adjournments or postponements thereof. As of the close of business on May 18, 2011, there were outstanding * common shares, which is the only class of securities of the Trust entitled to vote at the annual meeting (all such common shares being referred to herein as the “shares” and all holders thereof being referred to as our “shareholders”). Each share is entitled to one vote. There is no cumulative voting for the election of Trustees.
We will make available a list of holders of record of our shares as of the close of business on May 18, 2011 for inspection during normal business hours at our offices, 216 South Broadway, Suite 202, Minot, North Dakota 58701. This list will also be available at the annual meeting. For information regarding security ownership by the Board of Trustees, management and by the beneficial owners of more than 5% of our securities, see “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.”
Voting Shares
When the proxy materials are delivered, shareholders will receive a proxy card and postage-paid return envelope. Shareholders can ensure that their shares are voted at the annual meeting by signing, dating and returning the proxy in the return envelope. All proxies are to be submitted either by mail or in person at the annual meeting. If shares are held in street name, such shareholders will receive instructions from their broker, bank or other nominee that they must follow to have their shares voted.
All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the annual meeting in accordance with the instructions of the shareholder. Below is a list of the different votes shareholders may cast at the annual meeting pursuant to this solicitation.
In voting on the election of Trustees to serve until the next annual meeting of shareholders, or until their successors are duly elected and qualified, shareholders may vote in one of the following ways:
1.	in favor of a nominee,

2.	against a nominee; or

3.	abstain from voting as to a nominee.

In voting on (i) approval of an amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest, (ii) ratification of the approval of the Amended and Restated Declaration of Trust, (iii) ratification of the approval of the Amended and Restated Bylaws, and (iv) the ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011, shareholders may vote in one of the following ways:
1.	in favor of the proposal,

2.	against the proposal, or

3.	abstain from voting on the proposal.
Shareholders should specify their choice for each matter on the proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the Trustees as set forth herein, FOR the approval of the amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interests, FOR the ratification of the approval of the Amended and Restated Declaration of Trust, FOR the ratification of the approval of the Amended and Restated Bylaws, and FOR the ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011.
In addition, if other matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy will vote in accordance with their best judgment with respect to such matters. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. We do not currently know of any other matters to be presented at the annual meeting.
Revocability
A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the annual meeting, by giving our Secretary a written notice bearing a later date than the proxy or by giving a later dated proxy. Attendance at the annual meeting will not in itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to our Secretary, Darla Iverson, at INREIT Real Estate Investment Trust, 216 South Broadway, Suite 202, Minot, ND 58701.
Quorum
A quorum of shareholders is required to hold an annual meeting. According to our bylaws, the holders of a majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum. If a shareholder has returned valid proxy instructions or attends the annual meeting in person, that shareholder’s shares will be counted for the purpose of determining whether there is a quorum, even if the shareholder wishes to abstain from voting on some or all matters introduced at the annual meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is present.
Required Vote
The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting of shareholders is required for the election of each Trustee to serve until the next annual meeting of shareholders, or until such Trustee’s successor is duly elected and qualified. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal for each nominee.
Approval of the amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Ratification of the approval of the Amended and Restated Declaration of Trust will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.

Ratification of the approval of the Amended and Restated Bylaws will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011 will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Attending the Meeting
If you were a shareholder as of the close of business on May 18, 2011, you may attend the annual meeting in person. If you want to vote your shares in person and your shares are held in street name, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Expenses of Solicitation
The expense of solicitation of proxies will be borne by us. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the annual meeting. Proxies may also be solicited by certain of our Trustees, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers, banks and nominees who hold shares in their name to furnish our proxy material to beneficial owners of the shares and will reimburse such brokers, banks and nominees for their reasonable out-of-pocket expenses in so doing.
OTHER MATTERS
The Board of Trustees is not aware of any business other than the aforementioned matters that will be presented for consideration at the annual meeting. If other matters properly come before the annual meeting, it is the intention of the person(s) named in the enclosed proxy to vote thereon in accordance with his/their best judgment.
“HOUSEHOLDING” OF PROXY MATERIALS
We are permitted to send only one copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and annual report to eligible shareholders who share a single address unless we have instructions to the contrary from any shareholder at that address. This practice, known as “householding,” reduces printing and mailing costs. If you or another shareholder of record sharing your address would like to receive an additional copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and annual report, we will promptly deliver it to you upon your request in one of the following manners:
•	By sending a written request by mail to:
Attention: Darla Iverson
INREIT Real Estate Investment Trust
216 South Broadway, Suite 202
Minot, ND 58701
•	By calling Darla Iverson, the Secretary, at (701) 837-1030
•	By emailing a request to diverson@inreit.com
If you are receiving multiple mailings at one address and would like to request householded mailings, you may do so by contacting Darla Iverson at (701) 837-1030.

FINANCIAL STATEMENTS
Our consolidated financial statements for the year ended December 31, 2010 are included in our Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 10, 2011, as amended by Amendment No. 1 to Form 10 filed with the Securities and Exchange Commission on April 25, 2011, and for the first quarter ended March 31, 2011 are included in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 16, 2011. Copies of the Form 10 and 10-Q will be sent to our shareholders upon request. The Form 10 and Form 10-Q do not form any part of the material for the solicitation of proxies.
SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
Pursuant to the applicable rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and under our Amended and Restated Bylaws, subject to shareholder ratification at the annual meeting, some shareholder proposals may be eligible for inclusion in our 2012 proxy statement. Proposals by shareholders intended to be included in our 2012 proxy statement must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our Amended and Restated Bylaws, and must be submitted in writing to our Secretary no earlier than January 1, 2012 or later than February 1, 2012, or a reasonable time before we begin to print and mail our proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules and to review applicable provisions in our Amended and Restated Bylaws. Otherwise, unless excluded as an improper matter for shareholders or for other proper reasons, the proxies named by our Board of Trustees may exercise discretionary voting authority with respect to the shareholder proposal, without any discussion of the proposal in our proxy materials.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of May 9, 2011 regarding beneficial ownership of our common shares by (i) each person known to us to beneficially own more than 5% of our common shares, (ii) each of our Trustees and, (iii) each of our named executive officers and (iv) all the Trustees and named executive officers as a group. The calculation of the percentage of outstanding shares is based on 3,766,095 common shares outstanding on May 9, 2011, adjusted, where appropriate, for common shares beneficially owned but not yet issued as indicated under footnote no. 4. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them.

	Common Shares Beneficially Owned(2)
Name of Beneficial Owner(1)	Number(3)		Percentage(4)
Peggy Becker	13,532	(6)	*
Rex Ronald Carlson	6,397	(7)	*
Clifford Fearing	30,116	(8)	*
Bruce W. Furness	16,532	(9)	*
James R. Hansen	490,635	(5)(10)	12.02	%(5)
Timothy Hunt	16,216	(11)	*
Darla Iverson	282	(12)	*
Lawrence R. O’Callaghan	28,936	(13)	*
Kenneth P. Regan	1,400,668	(5)(14)	31.86	%(5)
Richard Savageau	447,282	(5)(15)	10.98	%(5)
Earl S. Strinden	11,143	(16)	*
James S. Wieland	992,060	(5)(17)	23.75	%(5)
Peter J. Winger	733	(18)	*
Lance R. Wolf	36,162	(19)	*
All Trustees and Executive Officers as a group (14 individuals)	3,593,694	(5)	66.01	%(5)

*	Indicates less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is 216 South Broadway, Suite 202, Minot, North Dakota 58701.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deems common shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares and generally includes voting or investment power with respect to securities issuable pursuant to exchange rights held by the respective person or group that may be exercised within 60 days following May 9, 2011. Pursuant to the LLLP Agreement of the operating partnership, holders of limited partnership units may, after a three year holding period, elect to exchange their limited partnership units for common shares of the Trust on a one-for-one basis (“Exchange Right”).

(3)	Share amounts have been rounded to the nearest whole number.

(4)
Each figure showing the percentage of outstanding common shares owned beneficially has been calculated by treating as outstanding and owned the common shares which could be acquired by the indicated persons pursuant to the Exchange Right.

(5)
Does not take into account the ownership limitations contained in the Amended Declaration of Trust, but assumes that the limited partnership units beneficially owned by such person can be exchanged into common shares pursuant to the Exchange Right in full.

(6)	Consists of 12,149 shares held individually and 1,383 shares held as custodian for family members.

(7)	Shares are held in an IRA account, where the custodian has the power to vote such shares pursuant to the custodian agreement.

(8)	Shares include 7,443 shares owned by his spouse, Donna Rae Fearing.

(9)
Shares are held jointly with his spouse, Lorraine M. Furness. Does not include 57,704 limited partnership units owned by Mr. Furness and his spouse as tenants in common, which may be exchanged in the future into common shares pursuant to the Exchange Right.

(10)
Shares include 106,847 shares owned by the Hansen Chrysler Properties, LLP, over which Mr. Hansen has voting power. Also includes 316,877 limited partnership units owned by Hansen Chrysler Properties, LLP, which may be exchanged into common shares pursuant to the Exchange Right within 60 days following May 9, 2011.

(11)	Shares include 8,775 limited partnership units owned by his spouse, Pamela J. Hunt, which may be exchanged into common shares pursuant to the Exchange Right within 60 days following May 9, 2011.

(12)	Shares include 206 shares owned by her spouse, David J. Iverson.

(13)
Shares include 27,161 shares owned jointly with his spouse, Marilyn K. O’Callaghan, and 1,775 shares owned by his spouse. 19,601 shares owned by Mr. O’Callaghan and his spouse jointly are pledged to a bank as collateral.

(14)
Shares include 634,587 limited partnership units which may be exchanged into common shares pursuant to the Exchange Right within 60 days following May 9, 2011, but does not include 736,021 units which may be exchanged in the future.

(15)
Shares include 10,000 shares owned by his spouse, Sharon A. Savageau, and 56,751 shares owned by the Savageau Family Limited Partnership, over which Mr. Savageau has voting control. The shares also include: (i) 53,004 limited partnership units owned by Mr. Savageau, (ii) 146,790 limited partnership units owned by the Savageau Family Limited Partnership and (iii) 108,000 limited partnership units owned by the Savageau Family Irrevocable Living Trust, which Mr. Savageau serves as the trustee, which may be exchanged into common shares pursuant to the Exchange Right within 60 days following May 9, 2011. Does not include 13,693 limited partnership units owned by the Savageau Family Limited Partnership, which may be exchanged in the future into common shares pursuant to the Exchange Right. 6,900 shares owned by Mr. Savageau are pledged to a bank as collateral in connection with a mortgage on a commercial property.

(16)	Shares are held jointly with his spouse, Janice Strinden.

(17)
Shares include: (i) 174,523 limited partnership units owned by Mr. Wieland and (ii) 235,770 limited partnership units owned by Wieland Investments, LLLP, of which Mr. Wieland is the General Partner and has voting power over such units, which may be exchanged into common shares pursuant to the Exchange Right within 60 days following May 9, 2011. Shares do not include (a) 387,399 limited partnership units owned by Mr. Wieland, (b) 7,591 limited partnership units owned by James S. Wieland, LLC, over which Mr. Wieland has voting control, and (c) 126,832 limited partnership units owned by Wieland Investments, LLLP, which may be exchanged in the future.

(18)	Shares are held jointly with his spouse, Kimberly Walker-Winger.

(19)
Shares include 23,987 shares held in an IRA account, where the custodian has the power to vote such shares pursuant to the custodian agreement. Does not include 12,175 limited partnership units which may be exchanged in the future into common shares pursuant to the Exchange Right.

PROPOSAL 1
ELECTION OF TRUSTEES
Our shareholders are asked to act upon a proposal to elect the trustee nominees. Our Board of Trustees is presently composed of twelve trustees. The term of the current trustees will expire at the annual meeting.
The Board of Trustees has nominated ten nominees for election to the Board of Trustees: Peggy Becker, Clifford Fearing, Bruce W. Furness, James R. Hansen, Timothy Hunt, Lawrence R. O’Callaghan, Kenneth P. Regan, Richard Savageau, James S. Wieland and Lance R. Wolf. These nominees all currently serve as members of our Board of Trustees. Each trustee is to serve until the next annual meeting of our shareholders and until his or her successor has been duly elected and qualified, or until the trustee’s earlier death, resignation or termination. All the nominees have indicated a willingness to serve if elected.
Vote Required
The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting of shareholders is required for the election of each Trustee to serve until the next annual meeting of shareholders, or until such Trustee’s successor is duly elected and qualified. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal for each nominee.
Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR approval of the election of each of the trustee nominees.
A shareholder has one vote per share for each trustee nominee. Cumulative voting does not apply in the election of trustees. Proxies may not be voted for a greater number of persons than the trustee nominees.
Recommendation of our Board of Trustees
Our Board of Trustees recommends a vote FOR each of the trustee nominees to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.
Nominees for Trustee
Biographical and other information concerning our current trustees and the trustee nominees for election at the annual meeting is set forth below.

Name	Age*	Current Positions	Board Member Since

Kenneth P. Regan	54	Chief Executive Officer and Trustee	July 2007
Earl S. Strinden (1)	79	Chairman of the Board	May 2003
Bruce W. Furness	71	Vice Chairman of the Board	May 2008
Peggy Becker	62	Trustee	January 2003
Rex Ronald Carlson (1)	49	Trustee	July 2005
Clifford Fearing	67	Trustee	March 2005
James R. Hansen	65	Trustee	May 2010
Timothy Hunt	60	Trustee	October 2003
Lawrence R. O’Callaghan	61	Trustee	January 2003
Richard Savageau	76	Trustee	May 2009
James S. Wieland	59	Trustee	June 2007
Lance R. Wolf	63	Trustee	May 2010

*	As of May 18, 2011

(1)	Will be resigning after the annual meeting, and is not a nominee for election to the Board of Trustees at the annual meeting.

Kenneth P. Regan has served as a trustee since January 2007 and as our Chief Executive Officer since June 2007. He also has served as the Chief Executive Officer and Chairman of the Board of INREIT Management, LLC, our Advisor, since May 2007. Mr. Regan has over 31 years of experience in the real estate industry. In March 1981, he cofounded with James Wieland the Goldmark companies. Mr. Regan is the Chief Executive Officer, Chairman and co-owner of GOLDMARK Property Management, Inc., one of our property managers, and is the Chief Executive Officer, Chairman and co-owner of both Goldmark Schlossman Real Estate Services, Inc. and Goldmark Development Corporation. During his service to the Goldmark companies, Mr. Regan has been active in the acquisition, development, operation and management of multifamily and commercial real estate. Prior to co-founding the Goldmark companies, he began his real estate career in 1979 with Warner and Company, located in Fargo, ND. Prior to that, Mr. Regan worked as an Assistant National Bank Examiner for the OCC Division of the U.S. Treasury. He received a B.S.B.A. degree in Business Management from the University of North Dakota, and is a Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and Graduate Realtors Institute (GRI). Mr. Regan is also a member of the Fargo Chamber of Commerce, FM Apartment Association, FM Association of Realtors and the National Association of Realtors.
Mr. Regan was nominated for election to the Board of Trustees because of his specific experience and expertise with multi-family properties, property management and the real estate industry; past and continuing contributions to us as Trustee, Chief Executive Officer and an investor; and his general expertise and perspective on business and real estate that benefit the Trust.
Earl S. Strinden has served as our Chairman of the Board since July 2004 and as a trustee since May 2003. Previously, he was one of the founders of the Community National Bank, Grand Forks, ND and a member of their Board of directors from 1964 through 2000. Mr. Strinden joined the staff of the Alumni Association of the University of North Dakota in 1969, a non-profit corporation, and served as its Chief Executive Officer from 1974 through 2000. He also founded and served as the Chief Executive Officer of the University of North Dakota Foundation until 2000. Mr. Strinden was a faculty member at Lincoln High School in Thief River Falls, MN, and was part-owner and manager of Strinden Hardware in Grand Forks, ND from 1959 through 1969. Mr. Strinden also served in elected office, starting with the Grand Forks City Council for 6 years and then 22 years in the North Dakota House of Representatives, including serving as the House Majority Leader for 13 years. He is a veteran of the U.S. Marine Corps. Mr. Strinden received a B.A. degree from Concordia College, an M.A. degree from the University of North Dakota and continued his post master’s education at the University of Minnesota. He currently serves on the Board for two non-profit charitable organizations. Mr. Strinden is the father of Jon E. Strinden, who is a governor of the Advisor.
Bruce W. Furness has served as our Vice Chairman of the Board since May 2008. Previously, Mr. Furness served as the Vice President for business relations and development of the State Bank & Trust of Fargo from June 2006 through March 2008, when he was appointed interim Chief Executive Officer of the North Dakota Workforce Safety & Insurance Agency, until he retired in March 2009. Mr. Furness was elected to the Fargo City Commission in 1992, and served as the Mayor of the City of Fargo, ND from April 1994 to June 2006. He worked with the Greater North Dakota Association from 1992 through 1996. In addition, he was employed by International Business Machines (IBM) (NYSE: IBM) for 30 years, including management positions in several locations. Mr. Furness currently serves as a director for the State Bank & Trust of Fargo, ND (and is a member of their audit committee), Lake Agassiz Water Authority, Tri-College University, The Consensus Council, Red River Zoo, the FM Area Foundation and the Metro Sports Foundation. Mr. Furness received a Bachelor of Science degree in Mathematics from Jamestown College and a Master’s degree in Mathematics from Montana State University.

Mr. Furness was nominated for election to the Board of Trustees because of his specific experience and expertise in governance, management and the computer industry; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on banking, business and real estate that benefit the Trust. Mr. Furness’ distinguished service to the City of Fargo, as Mayor, and State of North Dakota as Interim Chief Executive Officer of the North Dakota Workforce Safety & Insurance agency also provides many benefits to us and our Board of Trustees.
Peggy Becker has served as a trustee of the Board since January 2003 and as a member of the Audit Committee since January 2009. Ms. Becker owned and managed the Little Cottage Café from 1985 until 1997, when she sold the business. She purchased Armstrong Sanitation Plus, a garbage and rubbish removal business, in 1993, which she still owns and continues to manage.
Ms. Becker was nominated for election to the Board of Trustees because of her specific experience and expertise in owning and operating restaurant properties; past and continuing contributions to us as a Trustee and investor; and her general expertise and perspective on North Dakota business and real estate that benefit us.
Rex Ronald Carlson has served as a trustee since July 2005, Chairman of the Audit Committee from January 2008 to May 2008 and from May 2009 to the present, and a member of the Executive Acquisition Committee from October 2006 to the present. Mr. Carlson also served as our Chief Operating Officer from April 2008 to October 2008. He also served as the Interim Chief Operating Officer of INREIT Management, LLC, our Advisor, from April 2008 to October 2008. Currently, he is a business consultant with Rex Carlson Business Practices and has worked in this role since November 2006. Mr. Carlson served as the Chief Operating Officer of Precision Diagnostic Services, Inc., a sleep disorder diagnostic services business, from October 2008 to August 2010; as Vice President of R.D. Offutt Company, a potato farming business, from October 1998 to October 2006; as a personal advisor to the owner of R.D. Offutt Company regarding business succession., and as a former tax partner with Eide Bailly, LLP from September 1993 to 1998. In addition, he was a registered representative with Woodbridge Financial Group from March 2008 to August 2010. Mr. Carlson has over 25 years of experience in advising clients on business and tax strategies, business succession and estate planning. Mr. Carlson also serves or has served on various non-profit boards, including Make-A-Wish of North Dakota, St. Mary’s Home, Northern Lights Counsel of the Boy Scouts of America, Northern Plains Ethics Institute, National Tax Committee of the National Society of Accountants for Cooperatives and Ducks Unlimited Fargo. He was also past President of the Fargo Rotary. He received a Bachelor of Business Administration degree in Accounting from the University of North Dakota and a Master of Business Taxation degree from the University of Minnesota, Carlson School of Management. He is a certified public accountant.
Clifford Fearing has served as one of our trustees since March 2005, and has served on our Audit Committee since May 2010 and on our Executive Acquisition Committee since May 2009. Mr. Fearing has over 35 years of accounting experience. From 1997 to April 1999, he served as the Financial Officer of Fairview Health Services until he retired in 1999. Prior to that, he worked at the University of Minnesota Hospitals and Clinics as Accounting Supervisor from 1969 until 1974, when he became Chief Financial Officer until 1996. From May 1967 through February 1969, Mr. Fearing was an acquisition accountant for International Multifoods. Mr. Fearing worked as a tax accountant for Boulay, Heutmarker and Zibell, Inc. from October 1966 through April 1967 and as a junior auditor for Lybrand, Ross Brothers and Montgomery, Inc. from August 1965 through September 1966. Mr. Fearing received a B.A. degree in Accounting from the University of Minneapolis, Duluth.
Mr. Fearing was nominated for election to the Board of Trustees because of his specific experience and expertise in the accounting and health care industries; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on acquisitions, business and real estate that benefit us.

James R. Hansen has served as one of our trustees since May 2010. After serving in the U.S. Army, Mr. Hansen began his career in the automotive industry, where he was a partner of Hansen Automotive Group in Grand Forks until the business was sold in 2006. He is the owner and manager of Hansen Investments, Inc., which included an ABRA Body and Glass franchise since 2002 and an Avis Auto rental franchise since 1989. He was the owner and manager of Hansen Cycle and Marine, Inc., which sold and serviced Honda motorcycles and marine products, from 1989 to 2008; the owner and manager of Hansen Ford Lincoln Mercury, Inc., which sold and serviced new and used Ford Motor Company products, from 1954 to 2006; and partner in Auto Finance Super Center, Inc., which sold and financed used vehicles in Grand Forks, Fargo and Bismarck, ND, from 1986 to the present. He is also a partner in Northstar Telecom, Inc., which sells Verizon cellular telephones in Grand Forks and Fargo, ND and Thief River Falls, MN, from 2002 to the present. Mr. Hansen received a B.S. degree in Business Administration from the University of North Dakota.
Mr. Hansen was nominated for election to the Board of Trustees because of his specific experience and expertise in the automotive, motorcycle and marine industries; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on business and real estate that benefit us.
Timothy Hunt has served as one of our trustees since October 2003, and has served on our Audit Committee since 2009. Mr. Hunt has over 30 years of experience in healthcare administration. He has served as the Chief Executive Officer of Alexandria Clinic, PA, a 36-physician clinic in Alexandria, MN since 1990. Throughout his career as a hospital and clinic CEO he has gained experience in the planning and construction of multiple healthcare facilities. He is a fellow in the American College of Healthcare Administrators, and a past Board member of the Minnesota Medical Group Management Association. Mr. Hunt also serves as the administrator of a large, corporate retirement plan, and has experience in the investment and management of personal real estate income properties. Mr. Hunt received a Master’s degree in Healthcare Administration from the University of Minnesota. Mr. Hunt currently serves on the Board of Directors and the audit committee of Bremer Trust.
Mr. Hunt was nominated for election to the Board of Trustees because of his specific experience and expertise in executive management and healthcare administration; past and continuing contributions to us as a Trustee and investor; and his general expertise and perspective on planning and construction of health care facilities that benefit us.
Lawrence R. O’Callaghan has served as a trustee since January 2003 and on the Governance and Nominating Committee since 2010. As an original member of the Trust, O’Callaghan served as the Chairman of the Board in 2003. He has been an investment and securities advisor since 1983, and is affiliated with Financial Advantage Wealth Management, LLC in Fargo, ND. Prior to that, Mr. O’Callaghan worked with large brokerage firms including EF Hutton and AG Edwards, and is currently an advisor with International Assets Advisory, LLC. With a long association with REITs, he has raised millions of investment capital for REITs since 1992. Mr. O’Callaghan has also been a life and health insurance agent since 1974. From 1979 to 1984, he was a co-owner of O.R.K., Inc., an insurance agency in Bismarck, ND. This agency was among the first in the United States to use new desktop technology creating point of sale illustrations for Universal Life insurance contracts, and its software was marketed across the nation for several years. Since 2006, O’Callaghan has been a realtor with Pifer’s Auction & Realty. His work with agriculture and commercial real estate and investment securities — including REITs — allow him to work with clients using tax-deferred exchanges and the IRC tax codes of 1031 and 721 UPREITs. He received a A.A. degree and a Certification in Computer Programming and System Analysis from Bismarck State College. He received certification as a Certified Senior Advisor (CSA) in 2001.
Mr. O’Callaghan was nominated for election to the Board of Trustees because of his specific experience and expertise in the securities and REIT industries; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us.

Richard Savageau has served as one of our trustees since May 2009 and on the Governance and Nominating Committee since August 2010. Previously, Mr. Savageau served in various positions with Caterpillar, Inc. (NYSE: CAT) — Butler Machinery Company: President from 1986 through 1998, Executive Vice President from 1981 to 1986, Vice President & CFO from 1979 to 1981, General Manager I & I Division from 1975 to 1977 and Finance Manager from 1970 to 1975. He also served as the Finance Manager for General Motors Acceptance Corporation (now known as Ally Financial, Inc.), a wholly-owned subsidiary of General Motors Corporation, from 1960 to 1965. From 1965 to 1970, he was a Sales Executive with A.H. Robins Pharmaceutical. Mr. Savageau has served and currently serves on several boards, including St. Johns Hospital Fargo, Hospice of the Red River Valley, Riverview Seniors Living Center, Grow Parochial Fund, Associated Equipment Dealers, F-M Credit Manager, St. Anthony’s Parish and School, Dean Real Estate. More recently, he has presided over several commercial and residential real estate developments. Mr. Savageau received a B.S. degree in Science and Mathematics from North Dakota State University, and a degree in Education at the North Dakota State University. He also served in the U.S. Army in the Infantry Medical Corp.
Mr. Savageau was nominated for election to the Board of Trustees because of his specific experience and expertise in executive leadership, real estate development and accounting industry; past and continuing contributions to us as a Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us.
James S. Wieland has served as one of our trustees since June 2007 and on the Executive Acquisition Committee since 2009. Mr. Wieland also serves on the Board of Governors of INREIT Management, LLC, our Advisor, since January 2007, and is an owner of the Advisor, indirectly through Wieland Investments, of which Mr. Wieland is the general partner. Mr. Wieland has over 33 years of experience in property investment, management, brokerage and development. In March 1981, he cofounded with Kenneth Regan the Goldmark companies. Mr. Wieland is the Vice President and co-owner of GOLDMARK Property Management, Inc., one of our property managers, and is the President, Managing Partner and co-owner of Goldmark Schlossman Real Estate Services, Inc. and Vice President and co-owner of Goldmark Development Corporation. During his service to the Goldmark companies, Mr. Wieland has been active in the acquisition, development, operation and management of multifamily and commercial real estate. Mr. Wieland currently serves and has served on various boards, including for State Bank and Trust, Dakota Renaissance Ventures, Space Age Technology, Jamestown Community Hospital, North Dakota State University Team Makers, NDSU College of Business, Cass County Electric Cooperative, Northern Capital Trust, Production Publications, Inc. and the Walton Bean Cooperative. Mr. Wieland received a B.S. degree in Business Economics and a Master’s degree in Agricultural Economics from the North Dakota State University.
Mr. Wieland was nominated for election to the Board of Trustees because of his specific experience and expertise with multi-family properties, property management and the real estate industry; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us.
Lance R. Wolf has served as one of our trustees since May 2010 and on the Audit Committee since May 2010. Currently, Mr. Wolf serves as the Executive Vice President and Director of Retail Banking of Gate City Bank since 2000, and chairs its Compliance Committee. Prior to that, he served in various positions with Gate City Bank or its affiliates: Senior Vice President and Director of Retail Banking at Gate City Federal Savings Bank from 1993 to 2000; Vice President of Gate City Federal Savings Bank from 1986 to 1993; Branch Coordinator from 1983 to 1993; and Branch Manager of Gate City Federal Savings Bank from 1979 to 1983. Mr. Wolf also serves on the Open Compliance Committee for the American Bankers Association and the Board of Regents of the University of Mary, Bismarck, ND. Mr. Wolf received a B.S. degree in physical education, biology and chemistry from the North Dakota State University.
Mr. Wolf was nominated for election to the Board of Trustees because of his specific experience and expertise in regulatory compliance and the retail banking industry; past and continuing contributions to us as Trustee and an investor; and his general expertise and perspective on business and real estate that benefit us. Wolf’s distinguished service on the Open Compliance Committee for the American Bankers Association also provides many benefits to us and our Board of Trustees.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES
Director Independence
Our Board of Trustees has determined that seven of our twelve current Trustees—Messrs. Fearing, Furness, Hansen, Hunt, Savageau and Wolf and Ms. Becker—are independent under the standards of the Nasdaq Stock Market, and the majority of the members of our Audit Committee are independent pursuant to Rule 10A-3 of the Securities and Exchange Act of 1934.
Leadership Structure
We operate under the direction of our Board of Trustees, the members of which are accountable to us and our shareholders as fiduciaries. The Board is responsible for the overall management and control of our affairs. Our Chairman of the Board, Earl S. Strinden, is not an independent Trustee, but our Vice Chairman of the Board, Bruce W. Furness, is an independent Trustee under the independence standards described above.
The Board has retained INREIT Management, LLC as our Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision and approval. Kenneth P. Regan, our Chief Executive Officer; Peter J. Winger, our Chief Financial Officer and Treasurer; and Darla Iverson, our Secretary, are also officers, employees, owners or governors of our Advisor. Among others, such executive officers oversee our Advisor’s day-to-day operations with respect to us. However, when doing so, such executive officers are acting on behalf of our Advisor in performing the Advisor’s obligations under the Advisory Agreement. Generally, the only services performed by our executive officers in their capacity as executive officers are those required by law or regulation, such as executing documents as required by North Dakota law and providing certifications required by the federal securities laws.
The Board of Trustees believes that we should maintain a board leadership structure in which the roles of Chief Executive Officer and Chairman of the Board are separate. The separation of offices allows the Chairman of the Board to focus on board management matters, and allows the Chief Executive Officer, on behalf of the Advisor, to focus his attention on managing our business. We also believe the separation of offices ensures the objectivity of the Board in its management oversight role of the Advisor, specifically with respect to reviewing and assessing the Advisor’s performance.
Board Meetings
Our Board of Trustees held four regularly scheduled meetings and no special meetings during 2010. In 2010, the Board of Trustees did not act by unanimous written consent in lieu of a meeting. During 2010, all trustees attended 75% or more of the meetings of the Board of Trustees and committees to which they were assigned.
In order to control expenses, and in light of the fact that very few shareholders attend our annual or special meetings of shareholders in person, we do not require trustees to attend shareholder meetings. Our trustees are invited, and frequently one or more of our trustees is in attendance at such meetings. At the 2010 annual meeting of shareholders, ten of our trustees were present.
We have a standing Audit Committee, Nomination and Governance Committee, Disclosure Committee and Executive Committee, each of which is more fully described below.
Committees
Audit Committee
The Board of Trustees established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Board members Peggy Becker, Rex R. Carlson, Clifford Fearing, Timothy Hunt and Lance R. Wolf, and is chaired by Rex R. Carlson. Mr. Carlson has served as Chair of this committee from January 2008 to May 2008 and from May 2009 to the present. The majority of the members of the Audit Committee are independent trustees, as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and as defined by the Sarbanes-Oxley Act of 2002. The following members are deemed independent trustees: Ms. Becker and Messrs. Fearing, Hunt and Wolf. Our Board of Trustees has determined that we have one Audit Committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K: Rex R. Carlson.

The Audit Committee’s primary functions are overseeing our accounting and financial reporting and disclosure processes and the audits of our financial statements. The committee recommends for approval by our Board of Trustees an independent registered public accounting firm to audit our consolidated financial statements for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the internal and financial accounting organization and controls and financial reporting. The duties of the committee are also to oversee and evaluate the independent registered public accounting firm, to meet with the independent registered public accounting firm to review the scope and results of the audit, to approve non-audit services provided to us by our independent certified public accountants, and to consider various accounting and auditing matters related to our system of internal controls, financial management practices and other matters. The committee complies with the provisions of the Sarbanes-Oxley Act of 2002. A copy of the Audit Committee charter is attached as Annex C.
Under the new committee charter, the Audit Committee will meet at least quarterly to review and approve the financial reports and to discuss accounting, reporting and internal control matters, and other pertinent matters as they arise. The Audit Committee also discusses auditing issues via telephone conference and during regularly scheduled Board meetings, as appropriate, after which time the conversations are incorporated into Board’s minutes. The committee held three meetings during 2010.
Our Board of Trustees next regular meeting is scheduled for June 23, 2011, after the annual shareholder meeting. This Board meeting will be the first regular meeting of the Board since the Board adopted the new Audit Committee Charter. At this meeting, and with consideration given to the election of trustees at the annual shareholder meeting, the board anticipates selecting members for this committee so that the majority of its members will be deemed independent.
Nomination and Governance Committee
The Board of Trustees established a Nomination and Governance Committee. The Nomination and Governance Committee currently consists of Board members Bruce Furness, Lawrence R. O’Callaghan, Richard Savageau and James Wieland, and is chaired by Richard Savageau. The current slate of trustee nominees was recommended to the Nomination and Governance Committee by our management, the Advisor, and shareholders.
The Nomination and Governance Committee’s primary functions are to assist the Board in overseeing company governance matters, including the development of company governance guidelines; periodic evaluation of the Board, its committees and individual trustees; identification and selection of trustee nominees; and oversight of our policies and practices relating to ethical and compliance issues. Prior to February 2011, this committee was previously known as the governance and nomination committee.
The committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and shall periodically review and recommend for approval by the Board any updates to the criteria as deemed necessary. Such criteria may include integrity, independence, diversity and extent of experience, length of service, number of other Board and committee memberships, leadership qualities and ability to exercise sound judgment. The committee will evaluate the qualifications of each trustee candidate against these criteria in making its recommendation to the Board concerning nominations for election or reelection as a trustee. A copy of the Nomination and Governance Committee charter is attached as Annex D.
Under the new committee charter, the Nomination and Governance Committee will meet at least twice a year, and hold additional meetings when pertinent matters arise. This committee also discusses governance issues via telephone conference and during regularly scheduled Board meetings, after which time the conversations are incorporated into the Board’s minutes. The committee held one meeting during 2010.
Our Board of Trustees next regular meeting is scheduled for June 23, 2011, after the annual shareholder meeting. This board meeting will be the first regular meeting of the board since the board adopted the new Nomination and Governance Committee Charter. At this meeting, and with consideration given to the election of Trustees at the annual shareholder meeting, the board anticipates selecting members for this committee so that the majority of its members will be deemed independent.

Disclosure Committee
The Board of Trustees established a Disclosure Committee. The Disclosure Committee currently consists of Board members Timothy Hunt, Lance R. Wolf and James Wieland, and is chaired by Mr. Hunt.
The Disclosure Committee’s primary functions are to assist the Board in overseeing the integrity of our public filings and compliance with our public disclosure and reporting requirements. A copy of the Disclosure Committee charter is attached as Annex E.
Under the new committee charter, the Disclosure Committee will meet at least four times a year. This committee also discusses disclosure issues via telephone conference and during regularly scheduled Board meetings, after which time the conversations are incorporated into the Board’s minutes. The Disclosure Committee was formed in 2011, and did not exist during 2010.
Our Board of Trustees next regular meeting is scheduled for June 23, 2011, after the annual shareholder meeting. This board meeting will be the first regular meeting of the board since the board adopted the new Disclosure Committee Charter. At this meeting, and with consideration given to the election of Trustees at the annual shareholder meeting, the board anticipates selecting members for this committee so that the majority of its members will be deemed independent.
Executive Committee
The Board of Trustees established an Executive Committee. The Executive Committee currently consists of Board members Rex R. Carlson, Clifford Fearing, James Hansen, Bruce W. Furness, Earl S. Strinden and James S. Wieland, and is chaired by Mr. Strinden.
The Executive Committee’s primary functions are to assist the Board in handling matters which should not be postponed until the following scheduled meeting of the Board of Trustees, including in connection with capital expenditures, investments, acquisitions, dispositions and financing activities. Prior to February 2011, this committee was previously known as the executive acquisition committee. A copy of the Executive Committee charter is attached as Annex F.
The Executive Committee will meet periodically when necessary or desirable by the committee or the Chair of the Committee. The committee held three meetings during 2010.
Our Board of Trustees next regular meeting is scheduled for June 23, 2011, after the annual shareholder meeting. This board meeting will be the first regular meeting of the board since the board adopted the new Executive Committee Charter. At this meeting, and with consideration given to the election of Trustees at the annual shareholder meeting, the board anticipates selecting members for this committee so that the majority of its members will be deemed independent.
Qualifications of Candidates for Election to the Board
When candidates for our Board of Trustees are considered, the Nomination and Governance Committee will consider all relevant experience and qualifications of the nominees, and each candidate is evaluated based upon various criteria including integrity, independence, diversity and extent of experience, length of service, number of other board or committee memberships, leadership qualities and the ability to exercise sound judgment. Additional considerations include:
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Representation of Shareholders. The candidate clearly recognizes the role of Trustees to represent the interests of our shareholders and other stakeholders. The candidate understands the difference between function of the Board and that of management.

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Judgment and Knowledge. The candidate demonstrates judgment and knowledge in the ability to assess our strategy, business plans, management evaluation and other key issues. The candidate is sufficiently informed and knowledgeable to contribute effectively to the Board’s monitoring responsibilities.

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Meaningful Participation. The candidate is comfortable being an active, inquiring participant. The candidate participates in the Board process in a meaningful way. The candidate has confidence and willingness to express ideas and engage in constructive discussion. The candidate actively participates in decision-making and is willing to make tough decisions. The candidate is diligent and faithful in attending Board and committee meetings.

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Communications. The candidate communicates freely with other Board members. The candidate is a good sounding board for other Trustees and the Chief Executive Officer. The candidate is willing to challenge fellow Trustees and the Chief Executive Officer. The candidate asks insightful questions and raises thought-provoking perspectives. The candidate is willing to hold management accountable for performance and results. The candidate is mindful not to get overly involved in operational details and the management process. The candidate finds the proper balance between dominating the deliberations and making no contribution at all. The candidate is a team player and works well with other Trustees. The candidate listens with an open mind.

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Expertise. The candidate fulfills specific Board needs. The candidate makes his/her own individual expertise available to the Board. The candidate draws on relevant experience in addressing issues facing us. The candidate is willing to respond to appropriate requests of the Chief Executive Officer outside of Board meetings for advice and support.

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Vision and Leadership. The candidate understands our philosophy and strategy. The candidate is oriented toward the future, and sensitive to future direction of the real estate investment trust (REIT) industry. The candidate fulfills his/her legal and fiduciary responsibilities. The candidate supports our mission and values, and is open, honest and direct. The candidate makes appropriate time commitment for Board service and has no conflict of interest in serving on the Board.

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Professional Status. The candidate has standing and reputation in the business, professional and social communities in which we operate. The candidate appropriately represents us in all such communities.

Process for Identifying and Evaluating Candidates for Election to the Board
A role of the Nomination and Governance Committee is to review the qualifications and backgrounds of any candidates for our Board of Trustees, its current members, as well as the overall composition of the Board. Only members of the Nomination and Governance Committee who are deemed independent Trustees may perform the nomination responsibilities of the committee.
The Nomination and Governance Committee will consider candidates proposed by our shareholders as well as those recommended by the holders of a majority of the outstanding limited partnership units in INREIT Properties, LLLP, our operating partnership. The Nomination and Governance Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, on the basis of whether the candidate was recommended by a shareholder or limited partners.
In the case of any trustee candidate, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nomination and Governance Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed, and the Nomination and Governance Committee will approve the final nominations. Our chairman of the Board, acting on behalf of the Nomination and Governance Committee, will extend the formal invitation to the selected candidates.

Shareholder Nominations
Shareholders may nominate Trustee candidates for consideration by the Nomination and Governance Committee by writing to our Secretary, who will forward the nomination to the Chairman of the Nomination and Governance Committee. The shareholder will be required to comply with the requirements of the Amended and Restated Bylaws, if ratified by the shareholders, regarding time frames during which to submit trustee candidates and the submission process. The submission must provide, among other things, the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); ownership of our shares or limited partnership units in our operating partnership; and such other information as is reasonably available and sufficient to enable the Nomination and Governance Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled “Qualifications of Candidates for Election to the Board.” The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nomination and Governance Committee and to serve if elected by the shareholders. If a shareholder nominee is eligible, and if the nomination is proper, the Nomination and Governance Committee then will deliberate and make a decision as to whether the nominee will be approved and subsequently submitted to our shareholders for a vote. The Nomination and Governance Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, on the basis of whether the candidate was recommended by a shareholder.
Executive Sessions of the Board
In 2011, our Board of Trustees adopted a policy of meeting in executive session, with only independent trustees being present, on a regular basis and at least two times each year. The Board of Trustees did not meet in executive session during 2010.
Shareholder Communications
Our Board of Trustees believes that it is important for us to have a process whereby our shareholders may send communications to our Board. Accordingly, shareholders who wish to communicate with our Board of Trustees or a particular Trustee may do so by sending a letter to Darla Iverson, Secretary, at INREIT Real Estate Investment Trust, 216 South Broadway, Suite 202, Minot, ND 58701. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Trustee Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of our Board of Trustees or only certain specified individual trustees. Ms. Iverson copies all such letters and circulates them to the appropriate Trustee or Trustees.
Board Role in Risk Oversight
Our Advisor is responsible for the day-to-day management of the risks we face, but the Board is actively involved in overseeing our risk management. The Board’s role in our risk oversight process includes receiving regular reports from our management and the Advisor, which include consideration of operational, financial, legal, regulatory and strategic risks facing us. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of our business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as the adoption of basic policies such as the Code of Ethics and Insider Trading Policy; and through its oversight of the Advisor’s implementation of its duties. In addition, each of the Company’s Board committees considers risk within its area of responsibility, as follows:
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The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls and compliance with legal and regulatory requirements.

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The Nomination and Governance Committee assists the Board by overseeing the process of nominating trustee candidates; developing, reviewing and recommending to the Board corporate governance policies and a performance appraisal system to review performance of the Board and its committees; and review and recommend to the Board conflicts of interest matters.

•	The Disclosure Committee assists the Board with respect to risk management in the areas of public disclosure, disclosure controls and compliance with legal and regulatory requirements.

As a critical part of its risk management oversight role, the Board encourages full and open communication between the Advisor and the Board of Trustees. Trustees are free to communicate directly with the Advisor, and the management of the Advisor attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.
DIRECTOR COMPENSATION
Currently, we pay each of our independent trustees $800 for each Board meeting the Trustee attends in person or by phone. We pay the Chairman of the Board $1,200 per Board meeting the Chairman chairs. We pay each member of our Audit Committee and Executive Committee $300 for each Audit Committee or Executive Committee meeting, as applicable, the Trustee attends in person or by phone. Other than as described above, we do not compensate Trustees for attendance at committee meetings. If a trustee is also an employee of our Advisor, we currently do not pay compensation for services rendered as a Trustee. Our Trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.
The chart below shows the amounts each trustee was paid for attending meetings during the year ended December 31, 2010.
Director Compensation for Fiscal Year 2010

	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Earl S. Strinden	$5,300	—	—	—	—	—	$5,300
Bruce W. Furness	$4,500	—	—	—	—	—	$4,500
Peggy Becker	$3,800	—	—	—	—	—	$3,800
Rex R. Carlson	$5,700	—	—	—	—	—	$5,700
Clifford Fearing	$4,100	—	—	—	—	—	$4,100
James R. Hansen	$1,900	—	—	—	—	—	$1,900
Timothy Hunt	$4,400	—	—	—	—	—	$4,400
Lawrence R. O’Callaghan	$3,200	—	—	—	—	—	$3,200
Kenneth P. Regan (1)	$0	—	—	—	—	—	$0
Richard Savageau	$3,200	—	—	—	—	—	$3,200
James S. Wieland (1)	$0	—	—	—	—	—	$0
Lance R. Wolf	$2,500	—	—	—	—	—	$2,500
Philip Gisi (2)	$1,400	—	—	—	—	—	$1,400
Thomas Strinden (2)	$1,600	—	—	—	—	—	$1,600

(1)	Not an independent Trustee.

(2)	Served as Trustee for part of 2010.
EXECUTIVE OFFICERS
As of the date of this report, each of the persons below currently serves as one of our executive officers:

Name	Age	Positions	Officer Since
Kenneth P. Regan	54	Chief Executive Officer and Trustee	Trustee since January 2007 Appointed as CEO May 2007
Peter J. Winger	52	Chief Financial Officer and Treasurer	October 2007
Darla Iverson	48	Secretary	April 2004

The following is a summary of the background and business experience of our executive officers other than Mr. Regan (whose background and business experience is described in connection with his status as a Trustee):
Peter J. Winger has served as our Chief Financial Officer since October 2007. He has also served as the Chief Financial Officer of INREIT Management, LLC, our Advisor, since April 2008. Mr. Winger is a Certified Management Accountant. He is an experienced manager with knowledge and experience in operations and accounting in food manufacturing, retail, and real estate. Mr. Winger’s professional work experience includes four years as an assistant plant manager at two large dairy product manufacturing plants in Minnesota owned by Dairy Farmers of America, the largest dairy cooperative in the U.S. Prior to joining the Trust, he was the owner of a family business, Winger Cheese, Inc., where he served as Production Manager from 1984 to 2000 and President from 2000 until 2007. Between 2003 and 2008, Mr. Winger also owned and operated Pac ‘N Ship, a retail shipping store. Mr. Winger received a B.S. degree in Accounting and Business Administration from St. John’s University (MN), and an MBA from the University of Phoenix.
Darla Iverson has served as our Secretary since April 2004. She also serves as an Investor Relations professional for INREIT Management, LLC, our Advisor, since June 2003. Ms. Iverson has over 24 years of experience in the REIT business. Previously, she worked for Odell-Wentz & Associates, the advisor to Investors Real Estate Trust, a publicly traded North Dakota REIT (Nasdaq: IREIT), between 1984 through 1987 and 1989 through 2003. She attended Capitol Commercial College in Bismarck, ND.
EXECUTIVE COMPENSATION
We are an externally advised trust and as such, although we have a Board of Trustees and executive officers responsible for our management, we have no paid employees. Our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary are all employees of our Advisor, and receive compensation directly from the Advisor. Our Chairman of the Board and Vice Chairman of the Board are not employees of our Advisor and receive compensation only for serving as trustees.
The following is a brief description of the fees and compensation that may be received by our Advisor. The compensation payable to the Advisor is subject to the terms and conditions of the Advisory Agreement, which must be renewed on an annual basis. The table lists the current fees under the Advisory Agreement as amended and restated.

Type of Compensation	Description and Method of Computation

Management Fee	0.5% of our net invested assets.

Our net invested assets means, for a specified period, the value of our total assets at cost plus the depreciation reserve, unearned contract receivable discount and the deferral gain account less cash, other current assets, marketable securities less margin accounts and total liabilities.

The asset management fee will be calculated and payable monthly in cash or shares of our beneficial interest, at the option of the Advisor, not to exceed one-twelfth of 0.5% of the net invested assets as of the last day of the immediately preceding quarter. The management fee calculation will be subject to quarterly and annual reconciliations. The management fee may be deferred at the option of the Advisor, without interest.

Reimbursement of Operating Expenses	Reimbursement by us or the operating partnership for actual expenses incurred in connection with our operation or operation of the operating partnership.

Reimbursement will be made each month, and within 45 days after receipt of a reimbursement request.

Reimbursement will not be made to the extent it would exceed the greater of 2% of the average invested assets or 25% of net income per year, unless the Board of Trustees determines that such excess was justified.

Acquisition Fee	For its services in investigating and negotiating acquisitions of real estate equity, mortgages or contracts for deed, the Advisor receives an acquisition fee of 3% of the contract purchase price of each property acquired, capped at $300,000 per acquisition.

However, the total of all acquisition fees and acquisition expenses cannot exceed 6% of the contract price of the property, unless approved by the majority of the Trustees, including a majority of the independent Trustees, if they determine the transaction to be commercially competitive, fair and reasonable to us.

Reimbursement of Acquisition Expenses	Reimbursement for actual expenses incurred in connection with the selection, evaluation, structure and purchase property and other real estate-related investments, whether or not acquired. Acquisition expenses may include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

However, the total of all acquisition fees and acquisition expenses cannot exceed 6% of the contract price of the property, unless approved by the majority of the Trustees, including a majority of the independent Trustees, if they determine the transaction to be commercially competitive, fair and reasonable to us.

Disposition Fee	If the Advisor provides a substantial amount of services in the effort to sell any property, up to 1/2 of the brokerage commission paid, but in no event to exceed 3% of the contracted for sales price of the property. However, the disposition fee when added to the real estate commissions paid to unaffiliated parties cannot exceed the lesser of 6% of the contracted for sales price or the competitive real estate commission (which is reasonable, customary and competitive in light of the size, type and location of the property).

Property Management Fee	5.0% of the monthly gross income from any properties managed.

Summary Compensation Table
The table below sets forth information regarding compensation earned in or with respect to our fiscal years 2010 and 2009 by the Advisor.

						Nonqualified
					Non-Equity	Deferred	All Other
	Fees Earned or		Stock	Option	Incentive Plan	Compensation	Compen-
	Paid in Cash		Awards	Awards	Compensation	Earnings	sation	Total
Year	($)		($)	($)	($)	($)	($)	($)
2010	$1,937,822	(1)	—	—	—	—	—	$1,937,822
2009	$2,024,212	(2)						$2,024,212

(1)	Consists of management fees of $683,839, acquisition fees of $937,842, disposition fees of $302,718, and property management fees of $13,423.

(2)	Consists of management fees of $649,824, acquisition fees of $1,355,848, and property management fees of $18,540.
Compensation Committee Interlocks and Insider Participation
We do not have a separate compensation committee, or other Board committee performing equivalent functions, as we do not compensate our executive officers. Therefore, there is no current or prior relationship to any other company required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are subject to various conflicts of interest arising out of our relationship with our Advisor and its affiliates, some of whom serve as our executive officers and Trustees. These conflicts include the compensation arrangements between us and the Advisor under the Advisory Agreement, whereby the Advisor receives a management fee, acquisition fees, disposition fees and property management fees when engaged as a property manager for our properties.
Under our Declaration of Trust, we may not enter into any contract or transaction, including the purchase or sale of property to, the Advisor, Trustees or their affiliates unless a majority of our independent Trustees who are not affiliated with the party to the transaction approve the transaction as fair and reasonable to us, on terms and conditions not less favorable to us than those available from unaffiliated third parties, and total consideration paid for a property is not in excess of the value of the property if an acquisition is involved.

Advisor
The Advisor is owned in part (23.8158%) by Kenneth Regan, our Chief Executive Officer and one of our trustees, and (23.8158%) by James Wieland, one of our trustees, indirectly through Wieland Investments, LLLP, to which Mr. Wieland serves as the general partner. In addition, Messrs. Regan and Wieland serve on the Board of Governors of the Advisor and are substantial owners of limited partnership units in the operating partnership. During 2010, the Advisor earned $683,839 in advisory management fees.
Property Management Fees
We have engaged the Advisor to serve as property manager for some of our properties. Under this agreement, we have agreed to pay the Advisor a property manager fee of 5% of the monthly gross income from such properties managed. During 2010, the Advisor earned $13,423 in property management fees.
We have also engaged GOLDMARK Property Management, Inc. to serve as our primary property manager. Under this agreement, we have agreed to pay GOLDMARK Property Management a property manager fee of 5% of the monthly gross income from such properties managed. During 2010, GOLDMARK Property Management, Inc. earned $3,209,325 in property management fees. Kenneth Regan, our Chief Executive Officer and one of our trustees, is an executive officer, chairman and co-owner of GOLDMARK Property Management. In addition, James Wieland, our trustee, and Dale Lian and James D. Echtenkamp, governors of our Advisor, serve on the Board and are co-owners or principals of GOLDMARK Property Management.
Construction/Development Fees
Over the past few years, we have engaged Edgewood Development Group, LLC to perform construction and development services for certain of our real estate properties, whereby we paid Edgewood construction costs and development fees. Edgewood Development Group, LLC is an entity affiliated with Philip Gisi, who previously served as a member of our Board of Trustees between July 2004 and May 2010. Mr. Gisi is the President and Chief Executive Officer of Edgewood Development Group, LLC. Edgewood Development Group, LLC is wholly owned by Edgewood Group, LLC, in which Mr. Gisi owns 14% and EMG Capital, LLLP (to which Mr. Gisi serves as the general partner) owns 60%.
In addition, we have engaged Goldmark Development Corporation to perform construction and development services for certain of our real estate properties, whereby we paid Goldmark Development construction costs and development fees. During 2010, Goldmark Development earned $3,135,905 in construction costs and development fees. Goldmark Development is affiliated with GOLDMARK Property Management, one of our property managers, which is owned by Kenneth Regan, our Chief Executive Officer and one of our trustees, and James Wieland, our trustee. In addition, Kenneth Regan is the Chief Executive Officer, Chairman and co-owner of Goldmark Development and Dale Lian, a governor of our Advisor, serves as the President of Goldmark Development.
Brokerage Fees
Goldmark Schlossman Commercial Real Estate Services, Inc. assisted in identifying prospective acquisitions for us, and received real estate brokerage commissions. During 2010, Goldmark Schlossman Commercial Real Estate Services, Inc. earned $284,888 in real estate brokerage commissions. Goldmark Schlossman is affiliated with GOLDMARK Property Management, one of our property managers, which is owned by Kenneth Regan, our Chief Executive Officer and one of our trustees, James Wieland, our trustee, and Dale Lian, a governor of our Advisor, serve on the board and are co-owners of Goldmark Schlossman. In addition, Kenneth Regan is the Chief Executive Officer of Goldmark Schlossman.
In connection with the sales of our common shares and the limited partnership units of our operating partnership over the last several years, we engaged Roger Domres, our Advisor’s former Vice President and governor (from November 2002 to December 2010), and HSC Partner, LLC, an entity owned by Roger Domres, to assist in the sales of such securities and to perform marketing services. Under this arrangement, we agreed to pay 4% of the gross proceeds from sales of limited partnership units and 8% of the gross proceeds from the sale of common shares. During 2010, HSC Partner, LLC earned $361,894 in brokerage commissions and marketing fees.

In connection with the sales of our common shares and the limited partnership units of our operating partnership over the last several years, we engaged Dale Lian, a governor of our Advisor and GOLDMARK Property Management, and JKJD, LLC, an entity owned by Messrs. Lian, Wieland, Regan, and Echtenkamp, to assist in the sales of such securities. Under this arrangement, we agreed to pay 4% of the gross proceeds from sales of limited partnership units and 8% of the gross proceeds from the sale of common shares. During 2010, JKJD, LLC earned $534,919 in brokerage commissions.
In connection with the sales of our common shares and the limited partnership units of our operating partnership over the last several years, we engaged Fintegra Financial Solutions, with whom Larry O’Callaghan was a Series 7 Registered Representative, to assist in the sales of such securities. Under this arrangement, we agreed to pay 4% of the gross proceeds from sales of limited partnership units and 8% of the gross proceeds from the sale of common shares. Mr. O’Callaghan is one of our trustees. During 2010, Fintegra Financial Solutions earned $27,824 in brokerage commissions and wholesaling fees.
Rental Agreements
Under various leases, we rent space to Edgewood Vista Senior Living, Inc., an entity wholly owned by Philip Gisi, who previously served as a member of our Board of Trustees between July 2004 and May 2010. In addition, Mr. Gisi is also responsible, as the lessee, for the master lease of the Gate City Office building in Grand Forks, North Dakota.
Under an operating lease agreement, we lease space to our Advisor, INREIT Management, LLC.
Under an operating lease agreement, we lease space to GOLDMARK Property Management, Inc. Kenneth Regan, our Chief Executive Officer and one of our trustees, James Wieland, our trustee, and Dale Lian and James D. Echtenkamp, governors of our Advisor, serve on the Board and are co-owners or principals of GOLDMARK Property Management.
Rent Incentive
During 2009, we provided a rent incentive of $1,500,000 to a property owned by Edgewood Development Group, LLC. Edgewood Development Group, LLC is an entity affiliated with Philip Gisi, who previously served as a member of our Board of Trustees between July 2004 and May 2010. Mr. Gisi is the President and Chief Executive Officer of Edgewood Development Group, LLC. Edgewood Development Group, LLC is wholly owned by Edgewood Group, LLC, in which Mr. Gisi owns 14% and EMG Capital, LLLP (to which Mr. Gisi serves as the general partner) owns 60%.
Purchase of Properties
In 2009, we purchased a commercial office building in Edina, MN from France Edina Property, LLP, an entity affiliated with Kenneth Regan, James Wieland, Dale Lian and James Echtenkamp, all of whom are governors of our Advisor. The approximate purchase price was $13,100,000.
In 2009, we purchased an apartment building in Fargo, ND from the owners, which included James Wieland. The approximate purchase price was $750,000.
In 2010, we purchased seven apartment buildings in Fargo, ND from the owners, which included Messrs. Regan and Wieland. The approximate aggregate purchase price was $5,630,000.
In 2010, we purchased an apartment building in West Fargo, ND along with Messrs. Regan, Wieland, Lian and Echtenkamp, whereby we own a 81.25% ownership interest in the building with the remaining 19.75% ownership interest held by Messrs. Regan, Wieland, Lian, Williams and Echtenkamp. The approximate purchase price for our ownership interest was $6,624,000.

In August, 2010, we entered into a purchase agreement to buy the remaining 2/3 interest in Sierra Ridge apartment complex in Bismarck, ND for $6.6 million of which Messrs Regan, Wieland and Lian are owners. We completed the purchase on April 1, 2011.
Code of Ethics
Our Board of Trustees has approved, and we have adopted, a Code of Ethics and Business Conduct, which is comprised of the following:
•	Code of Ethics For Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and all of our finance employees, including those employed by the Advisor;
•	Code of Ethics and Business Conduct, which establishes guiding standards for conducting business and applies to all our Trustees, employees and agents, including the Advisor; and
•	Policies and Procedures, which apply to all of our Trustees, employees and agents, including the Advisor.
While each component has a specific purpose, together they provide an integrated approach to the way we conduct our business. We recognize that adherence to the principles in the Code of Ethics is essential to our efforts to gain and keep the confidence and support of all of our shareholders, and to do what is legal and what is ethical. It is also necessary both to manage our business effectively and to meet the constantly changing needs of the marketplace. We believe It is a critical part of the way we do business.
The Code of Ethics is attached as Annex G. The Nomination and Governance Committee is responsible for overseeing the Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and Trustees and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission, and to furnish copies of all such reports to us. As we were not subject to Section 16(a) until May 9, 2011, our executive officers and trustees were not required to file reports for transactions that occurred during fiscal year 2010.
PROPOSAL 2
AMENDMENT TO DECLARATION OF TRUST TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF BENEFICIAL INTEREST
Our shareholders are asked to act upon a proposal to approve an amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest from 1,000,000 shares, $0.01 par value per share, to 100,000,000 common shares, $0.01 par value per share, and 50,000,000 preferred shares, $0.01 par value per share. The amendment to the Declaration of Trust is located under Article V, Sections 5.1, 5.2 and 5.3 of the Amended and Restated Declaration of Trust, which was approved by the Board of Trustees on February 9, 2011 and is attached to this proxy statement as Annex A. As of May 18, 2011, there were * common shares outstanding, leaving a deficit in the number of authorized shares.
The amendment would further permit the Board to designate different classes or series of common and preferred shares, set the terms of any class or series, including the preferences, conversion or other rights, voting powers, restrictions, limitations to dividends and other terms. The Board would have the right to further reclassify any previously classified but unissued shares. Currently, there are no outstanding preferred shares and no class or series of preferred shares is currently intended to be designated. In addition, this amendment would permit the Board, with the approval of a majority of the members of the Board of Trustees and without any action by the shareholders, to further amend the Declaration of Trust to increase or decrease the aggregate number of shares that the Trust has authority to issue.

Over the past several years, we have issued common shares primarily through offerings of common shares, through our dividend reinvestment program, and upon exchange of the limited partnership units for shares. The proceeds of these issuances, as applicable, have been used to invest in properties, including the investments highlighted in our financial reports.
The Board of Trustees believes that the availability of additional common shares and the ability to issue preferred shares is important for us to successfully pursue our investment strategy. It will also enhance our flexibility in connection with general corporate purposes, such as equity offerings, share dividends and acquisitions or mergers. At the same time, the Board recognizes the potential dilutive impact issuing additional shares could have on the outstanding shares. The Board believes that the increase in the authorized shares strikes an appropriate balance between these important interests. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in connection with any of the foregoing purposes.
Capital-raising is an essential part of our investment strategy. If we are unable to issue additional shares or securities convertible into shares, (1) we may have difficulty raising funds to complete future investments or meet obligations and commitments as they mature (depending on our access to other sources of capital), and/or (2) we may be forced to limit future investments or alter our capitalization structure and increase leverage in order to finance future investments and obligations. These adjustments to our investment strategy may limit our ability to generate earnings growth and increase shareholder value.
In addition, the availability of additional shares for issuance could enable the Board of Trustees to render more difficult or discourage an attempt to obtain control of us. For example, by increasing the number of outstanding shares, the interest of the party attempting to gain control of us could be diluted and render an unfavorable takeover attempt more difficult. However, in order to protect our status as a REIT, our current Declaration of Trust provides that after an initial public offering of our shares, no person may acquire more than 9.8% of our shares. Consequently, the approval of the proposed amendment may have little incremental effect in discouraging unsolicited takeover attempts.
If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the shareholders and without first offering such shares to the shareholders for purchase. The issuance of shares, otherwise than on a pro-rata basis to all current shareholders, would reduce current shareholders’ proportionate interests.
This summary description of Sections 5.1, 5.2 and 5.3 of the Amended and Restated Declaration of Trust Declaration of Trust, which is referred to as the amendment to the Declaration of Trust, is qualified in its entirety by the complete text of such sections of the Amended and Restated Declaration of Trust, which is included as Annex A to this proxy statement.
Vote Required
Approval of the amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR the approval of the amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest.
Recommendation of Our Board of Trustees
Our Board of Trustees recommends a vote FOR the approval of the amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest.

PROPOSAL 3
RATIFICATION OF THE APPROVAL OF THE
AMENDED AND RESTATED DECLARATION OF TRUST
Our shareholders are asked to act upon a proposal to ratify the approval of the Amended and Restated Declaration of Trust, which is attached to this proxy statement as Annex A. Under the terms of our Declaration of Trust, our Board of Trustees has the power to amend the Declaration of Trust, without shareholder approval, if the Trustees determine in good faith such revisions are necessary to conform to the requirements of the federal tax law provisions for REITs, or any requirements imposed by any state securities regulators and any other applicable laws or regulations.
Other than as provided under Proposal No. 2, whereby we are asking for shareholder approval, the Amended and Restated Declaration of Trust revises the Declaration of Trust to comply with the requirements of the North America Securities Administrators Association (NASAA) under their NASAA REIT Guidelines, and to add provisions to protect our REIT status under the federal tax laws. The Amended and Restated Declaration of Trust was properly approved by the Board of Trustees on February 9, 2011. However, as there were several changes to and clarifications of the provisions contained in the Declaration of Trust, we wanted to have our shareholders act to ratify the Board’s approval of the Amended and Restated Declaration of Trust.
A major objective in amending and restating our Declaration of Trust was to add the limitations imposed by the NASAA REIT Guidelines and add provisions to protect out REIT status. The Amended and Restated Declaration of Trust is now designed to, among other things, satisfy certain requirements imposed by certain state securities administrators in connection with public “best efforts” common share offerings. More specifically, as a condition to selling our common shares in certain jurisdictions, certain state securities administrators require us to include in our charter provisions consistent with those stated in the NASAA REIT Guidelines, which they deem are applicable to a REIT that is making a public offering of securities which are not listed for trading on a national securities exchange or designated for quotation on an over-the-counter market. Because we anticipate using this route to raise capital in the future, we believe it is necessary to include the limitations in our Declaration of Trust which derive from the NASAA REIT Guidelines.
More specifically, some of the revisions include:
•
Suitability of Investors (Section 5.8) — Each person selling shares on our behalf is required to determine suitability and maintain records for six years. Normally sales are made by registered broker/dealers, who are already subject to similar obligations.

•
Experience of Trustees (Section 7.3) — Each Trustee must have at least three years of relevant experience and knowledge to acquire and manage the assets acquired by us. At least one Independent Trustee must have three years of relevant real estate experience.

•
Supervision of Advisor (Section 8.2) — Lists the various supervisory duties and evaluations of the Advisor required to be conducted by the Board and the independent Trustees periodically. It also specifies the Advisor’s compensation.

•	Investment Objectives (Section 9.1) — Clarifies our investment objectives and makes clear that such objectives cannot be changed without shareholder approval.
•
Policies on Investment and Borrowing (Section 9.2) — The Board needs to create policies on investing and borrowing, which must be reviewed by the independent Trustees at least annually to determine that they are in the best interest of the shareholders and which the Advisor needs to follow.

•	Investment Limitations (Section 9.5) — Specifies our investment limitations.

•
Conflicts of Interest/Review of Investment Opportunities (Section 10.4) — The Board must determine if the allocation of properties between us and other programs/REITs affiliated with the sponsor or Advisor is fairly applied us.

•
Shareholder Rights (Section 11.2) — Strengthens the rights of our shareholders and provides that holders of the majority of the outstanding shares may vote to dissolve the Trust. [Old Declaration required a 2/3rds vote.]

•	Reports to Shareholders (Section 11.6) — Requires additional reports to shareholders, including a report from the independent Trustees.
•
Protection of REIT Status/Share Limitation/Creation of Charitable Trust (Section 6.1) — Adds additional provisions preventing the concentration of share ownership in order to protect REIT status. Generally these provisions provide that if a shareholder exceeds the 9.9% ownership limitation, the excess shares shall be deemed transferred to a charitable trust effective the day before the violation to assist us in compliance with the REIT ownership limitations. We have the right to redeem/buy the shares from the charitable trust.

This summary description of the Amended and Restated Declaration of Trust is qualified in its entirety by the complete text of the documents, which is included as Annex A to this proxy statement
Vote Required
Ratification of the approval of the Amended and Restated Declaration of Trust will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Unless a contrary choice is specified, proxies solicited by the Board of Trustees will be voted FOR the ratification of the approval of the Amended and Restated Declaration of Trust.
Recommendation of Our Board of Trustees
Our Board of Trustees recommends a vote FOR the ratification of the approval of the Amended and Restated Declaration of Trust.
PROPOSAL 4
RATIFICATION OF THE APPROVAL OF THE AMENDED AND RESTATED BYLAWS
Our shareholders are asked to act upon a proposal to ratify the approval of the Amended and Restated Bylaws, which is attached to this proxy statement as Annex B. Under the terms of our Bylaws, our Board of Trustees has the power to amend and repeal the Bylaws by a vote of the majority of all Trustees. The Amended and Restated Bylaws were properly approved by the Board of Trustees on February 9, 2011. However, as there were several changes to and clarifications of the bylaws contained in the Amended and Restated Bylaws, we wanted to have our shareholders act to ratify the Board’s approval of the Amended and Restated Bylaws.
Generally, the Amended and Restated Bylaws revises the bylaws to conform with the NASAA REIT Guidelines and more closely resemble public REIT bylaws. In addition, the revisions include:
•
Shareholder Nominations (Article II, Section 11) — Permits shareholder nominations for Trustee candidates and shareholder proposals to be considered at shareholder meetings, along with procedures to provide proper notice for inclusion in future proxy statements.

•
Related Party Transaction Approval (Article III, Section 7) — Voting requirement regarding the approval of related party transactions is the affirmative vote of a majority of the Trustees disinterested in the transaction and the affirmative vote of a majority of the independent Trustees, as required by the NASAA REIT Guidelines.

•
Board Vacancies (Article III, Section 11) — Provides that if vacancies of independent Trustee positions on the Board occur, independent Trustees will nominate their replacements, as required by the NASAA REIT Guidelines.

•	Amendments to Bylaws (Article XIII) — Amendments to the bylaws require shareholder approval if the amendment adversely affects shareholders’ rights, preferences and privileges.
Our Board of Trustees believe the Amended and Restated Bylaws provide more rights and protection for our shareholders, and conformity with the NASAA REIT Guidelines provides additional benefits to us, including assisting us in the future if we decide to register securities for sale in the states.
This summary description of the Amended and Restated Bylaws is qualified in its entirety by the complete text of the documents, which is included as Annex B to this proxy statement.
Vote Required
Ratification of the approval of the Amended and Restated Bylaws will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Unless a contrary choice is specified, proxies solicited by the Board of Trustees will be voted FOR the ratification of the approval of the Amended and Restated Bylaws.
Recommendation of Our Board of Trustees
Our Board of Trustees recommends a vote FOR the ratification of the approval of the Amended and Restated Bylaws.
PROPOSAL 5
RATIFICATION OF THE APPOINTMENT OF
WIDMER ROEL PC
AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Widmer Roel PC (“Widmer Roel”) to serve as our independent registered public accounting firm for the year ending December 31, 2011, subject to ratification by our shareholders. Widmer Roel has audited our consolidated financial statements for the year ended December 31, 2010. Eide Bailly, LLP previously served as our accounting firm and audited our consolidated financial statements for the years ended December 31, 2008 and 2009. However, as Eide Bailly had previously assisted management with depreciation schedules and other financial report preparation, it did not qualify to provide independent audit services as required by the SEC in connection with our filing of the Registration Statement on Form 10 as filed with the SEC on March 31, 2011, as amended on Amendment No. 1 to Form 10 filed on April 25, 2011. Therefore, we engaged Widmer Roel to reaudit our consolidated financial statements for these periods.
Our shareholders are asked to act upon a proposal to ratify the appointment of Widmer Roel as our independent registered public accounting firm for the year ending December 31, 2011.

A representative of Widmer Roel is expected to be present at the annual meeting, by telephone, and will have an opportunity to make a statement if he or she so desires. The Widmer Roel representative will also be available to respond to appropriate questions from shareholders.
Audit and Non-Audit Fees
During the fiscal years 2010 and 2009, fees for services provided by Eide Bailly were as follows:

	2010	2009
Audit Fees	$40,000	$69,000
Audit-Related Fees (review of registration statements and other SEC filings)	$6,000	$1,950
Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	$59,433	$75,855
All Other Fees	$0	$0
Total Fees	$105,433	$146,805
During the fiscal years 2010 and 2009, fees for services provided by Widmer Roel were as follows:

	2010	2009
Audit Fees	$68,975	$0
Audit-Related Fees (review of registration statements and other SEC filings)	$0	$0
Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	$0	$0
All Other Fees	$0	$0
Total Fees	$68,975	$0
None of the services described above were approved pursuant to the exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
Compatibility of Fees
The Audit Committee of the Board of Trustees has considered whether the provision of the services described above is compatible with maintaining the independent registered public accounting firms’ independence. As stated above, it concluded that the services provided by Eide Bailly did interfere with the independent registered public accounting firms’ independence, and therefore engaged Widmer Roel as our independent registered public accounting firm.
Pre-Approval Policies and Procedures
The Audit Committee has a policy for the pre-approval of audit services, requiring its prior approval for all audit and non-audit services provided by our independent registered public accounting firms. Our independent registered public accounting firms may not provide certain prohibited services. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased.
Consistent with these policies and procedures, the Audit and Finance Committee approved all of the services rendered by Widmer Roel and Eide Bailly during fiscal years 2010 and 2009, as described above.

Vote Required
Approval of the ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011 will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the annual meeting. For this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.
Unless a contrary choice is specified, proxies solicited by our Board of Trustees will be voted FOR ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011.
Recommendation of Our Board of Trustees
Our Board of Trustees recommends a vote FOR ratification of the appointment of Widmer Roel PC as our independent registered public accounting firm for the year ending December 31, 2011.
REPORT OF THE AUDIT COMMITTEE
The following Audit Committee Report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee oversees our financial reporting process on behalf of our Board of Trustees. The committee is comprised of five trustees. The committee is currently governed by our Audit Committee charter. A copy of the charter is attached as Annex C to this proxy statement. The majority of the Audit Committee members are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, and “independent,” as that term is defined in Section 10A of the Exchange Act. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its responsibilities, the committee reviewed the financial statements in the Form 10, including a discussion of the quality and acceptability of our financial reporting and controls.
The committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of our financial reporting and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by the statement on Auditing Standards No.61, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from management and us, including the matters in the registered public accounting firm’s written disclosures and the letter required by the applicable requirements of the PCAOB. Furthermore, the committee has considered whether the provision of non-audit services by the independent registered public accounting firm for the fiscal year ended December 31, 2010, is compatible with maintaining their independence.
The committee also discussed with our independent registered public accounting firm the overall scope and plans for its audit. The committee met with members of the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the committee recommended to our Board of Trustees that the audited financial statements for the fiscal year ended December 31, 2010 be included in our Registration Statement on Form 10 filed with the SEC on March 31, 2011, as amended on Amendment No. 1 to Form 10 filed on April 25, 2011. The committee has appointed Widmer Roel, LP to serve as our principal independent public accountants for the year ending December 31, 2011.

Management is responsible for our financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The committee’s responsibility is to monitor and review these processes. It is not the committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the committee may not be, and, except for our Audit Committee financial expert, do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the independent registered public accounting firm’s report on our financial statements. The committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with U.S. generally accepted auditing standards or that our independent accountants are in fact “independent.”
In addition to the responsibilities discussed in the preceding paragraphs, the committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues. The committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud. The committee is responsible for the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, review and approval of the annual internal audit plan and reports of the internal audit function and the establishment of procedures to receive, retain and treat complaints and whistle-blower information regarding questionable accounting or auditing matters.
The committee is pleased to submit this report to the shareholders with regard to the above matters.
Rex R. Carlson, Chairman
Peggy Becker
Clifford Fearing
Timothy Hunt
Lance R. Wolf

The form of proxy and this proxy statement have been approved by our Board of Trustees and are being mailed and delivered to shareholders by its authority.

/s/ Kenneth P. Regan
Kenneth P. Regan
Chief Executive Officer
Minot, North Dakota
May *, 2011

ANNEX A
INREIT REAL ESTATE INVESTMENT TRUST
FIRST AMENDED AND RESTATED DECLARATION OF TRUST
ARTICLE I.
NAME
The name of the trust (which is hereinafter called the “Trust”) is: INREIT Real Estate Investment Trust.
ARTICLE II.
PURPOSES AND POWERS
The Trust may engage in any lawful business or activity for which trusts may be organized under the general laws of the State of North Dakota as now or hereafter in force (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute), and shall possess all powers necessary to conduct any business in which it is authorized to engage, including but not limited to, all those powers expressly conferred upon real estate investment trusts by the North Dakota Century Code Chapter 10-34, as they may from time to time be amended, together with those powers implied therefrom.
ARTICLE III.
PRINCIPAL OFFICE IN NORTH DAKOTA AND RESIDENT AGENT
The address of the principal office of the Trust in the State of North Dakota is 216 South Broadway, Suite 202, Minot, North Dakota 58701. The name and address of the resident agent of the Trust is CT Corporation at 314 E. Thayer Ave., Bismarck, ND 58501.
ARTICLE IV.
DEFINITIONS
As used in this Charter, the following terms shall have the following meanings unless the context otherwise requires:
Acquisition Expenses shall mean any and all expenses incurred by the Trust, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums.
Acquisition Fees shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust or the Advisor) in connection with making or investing in Real Estate Related Assets or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.
Advisor or Advisors shall mean the Person or Persons, if any, appointed, employed or contracted with by the Trust pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Trust, including any Person to whom such Advisor subcontracts all or substantially all of such functions.
Advisory Agreement shall mean the agreement between the Trust, the Operating Partnership, the Advisor and the other parties named therein pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Trust.

Affiliate or Affiliated shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, trustee, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, trustee, trustee or general partner.
Aggregate Share Ownership Limit shall mean not more than 9.9% in value in the aggregate of the outstanding Shares.
Asset shall mean any Property, Real Estate Related Asset or other investment (other than investments in bank accounts, money market funds, marketable securities or other current assets) owned by the Trust, directly or indirectly through one or more of its Affiliates, and any other investment made by the Trust, directly or indirectly through one or more of its Affiliates.
Average Invested Assets shall mean, for any specified period, the average of the aggregate book value of the Assets of the Trust invested, directly or indirectly, in Real Estate and Real Estate Related Assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
Beneficial Ownership shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
Board or Board of Trustees shall mean the board of trustees of the Trust.
Business Day shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
Bylaws shall mean the Bylaws of the Trust, as amended by the Amended and Restated Bylaws, and as may be amended further from time to time.
Charitable Beneficiary shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Charitable Trust shall mean any trust provided for in Section 6.2.1.
Charitable Trustee shall mean the Person unaffiliated with the Trust and a Prohibited Owner that is appointed by the Trust to serve as trustee of the Charitable Trust.
Charter shall mean the Declaration of Trust of the Trust, as amended by the First Amended and Restated Declaration of Trust, and as may be amended further from time to time.
Code shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.
Common Share Ownership Limit shall mean not more than 9.9% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of Beneficial Interest.
Common Shares shall mean common shares of beneficial interest of the Trust.
Competitive Real Estate Commission shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

Construction Fee shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.
Constructive Ownership shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owned” and “Constructively” (as the context requires) shall have the correlative meanings.
Contract Purchase Price shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.
Development Fee shall mean a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.
Distributions shall mean any distributions of money or other property, pursuant to Section 5.5 hereof, by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
Distributor shall mean, in connection with an Offering, any other Person selected by the Board of Trustees to act as an underwriter or a broker-dealer that is a member in good standing of FINRA or is exempt from the broker-dealer registration requirements, and that, in any case, enters into an agreement with the Trust to sell Shares. This shall also include any sub-distributors that such Distributor may engage by written agreement to sell the Shares in the Offering who shall either be a member in good standing of FINRA or exempt from the broker-dealer registration requirements.
Excepted Holder shall mean a Shareholder for whom an Excepted Holder Limit is created by Article VI or by the Board of Trustees pursuant to Section 6.1.7.
Excepted Holder Limit shall mean with respect to any Shareholder, the percentage limit established by the Board of Trustees pursuant to Section 6.1.7 for such Shareholder, subject to adjustment pursuant to Section 6.1.8.
Excess Amount shall mean the amount of the Total Operating Expenses exceeding the 2%/25% Guidelines where the Independent Trustees have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, such additional expenses are justified.
FINRA shall mean the Financial Industry Regulatory Authority, Inc.
Gross Proceeds shall mean the aggregate purchase price of all Shares sold for the account of the Trust through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to a Distributor (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.
Indemnitee shall have the meaning as provided in Section 12.2(b) and (c) herein.
Independent Appraiser shall mean a Person with no material current or prior business or personal relationship with the Advisor or any of the Trustees (other than having contemporaneously or previously provided appraisal services with respect to any Properties or Assets of the Trust), and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Trust. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

Independent Trustee shall mean a Trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly, associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Trust (other than ownership of less than one percent of any such entity that is a publicly traded company), (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Trustee of the Trust, (iv) performance of services, other than as a Trustee, for the Trust, (v) service as a trustee or director of more than three REITs organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the Trustee from the Sponsor, the Advisor and their Affiliates exceeds 5% of either the Trustee’s annual gross revenue, derived from all sources, during either of the last two years or the Trustee’s net worth on a fair market value basis. An indirect association with the Sponsor, Advisor or any of their Affiliates shall include circumstances in which a Trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor any of their Affiliates or the Trust.
Initial Date shall mean the effective date of the Form 10 filed by the Trust.
Initial Investment shall mean that portion of the initial capitalization of the Trust contributed by the Sponsor or its Affiliate in exchange pursuant to Section II.A. of the NASAA REIT Guidelines.
Invested Capital shall mean the amount calculated by multiplying the total number of Shares purchased by Shareholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Trust to repurchase Shares pursuant to any Trust’s plan for the repurchase of Shares.
Joint Ventures shall mean those joint venture or partnership arrangements (excluding the Trusts’ general partnership interest in the Operating Partnership) in which the Trust or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.
Leverage shall mean the aggregate amount of indebtedness of the Trust for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.
Listing shall mean the listing of the Common Shares on a national securities exchange, but shall not include the trading of the Common Shares on the over-the-counter markets. Upon such Listing, the Common Shares shall be deemed Listed.
Market Price on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares or such trading is limited and not regular, the fair market value of Shares as determined in good faith by the Board of Trustees.
Mortgages shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.
NASAA REIT Guidelines shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 and in effect on the Initial Date.
NDCC shall mean Chapter 10-34 of the North Dakota Century Code, as amended from time to time.

Net Assets shall mean the total Assets of the Trust (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly by the Trust on a basis consistently applied.
Net Asset Value shall mean the value as of the end of each Business Day determined by subtracting the Trust’s liabilities, including any fees payable to the Advisor or the Distributor, Organization and Offering Expenses and other expenses attributable to the Trust’s operations, from the Assets.
Net Asset Value Per Share shall mean the value per Share as of the end of each Business Day determined by dividing the Net Asset Value by the number of Common Shares of Beneficial Interest outstanding as of the end of business on such day prior to giving effect to any Share purchases or redemptions to be effected on such day.
Net Income shall mean for any period, the Trust’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves. If the Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses, shall exclude the gain from the sale of the Trust’s Assets.
Net Sales Proceeds shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Trust or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Trust, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Trust or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Trust in its sole discretion.
Offering shall mean any offering and sale of Shares.
Operating Partnership shall mean INREIT Properties, LLLP, a North Dakota limited liability limited partnership, and any additional entities through which the Trust may own Assets.
Organization and Offering Expenses shall mean any and all costs and expenses incurred by and to be paid from the Assets of the Trust in connection with the formation, qualification and registration of the Trust, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing and mailing, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Person shall mean any natural person, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.
Preferred Shares shall mean preferred shares of beneficial interests, of the Trust.
Prohibited Owner shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 6.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.
Property or Properties shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Trust, directly or indirectly through joint venture arrangements or other partnership or investment interests.
Prospectus shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.
Real Estate Related Asset shall mean any investments by the Trust or the Operating Partnership in (a) mortgage, mezzanine, bridge and other loans on Real Property, (b) equity securities such as common stocks, preferred stocks and convertible securities of public or private real estate companies, and (c) debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.
Real Property or Real Estate shall mean land; rights in land (including leasehold interests); any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land; or mortgage foreclosures.
Reinvestment Plan shall have the meaning as provided in Section 5.10 herein.
REIT shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.
REIT Provisions of the Code shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
Restriction Termination Date shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.
Roll-Up Entity shall mean a partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.
Roll-Up Transaction shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Trust and the issuance of securities of a Roll-Up Entity to the Shareholders. Such term does not include:
(a) a transaction involving Securities of the Trust that have been for at least twelve months listed on a national securities exchange or traded through FINRA’s Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Trust if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
(i)	Shareholders’ voting rights;

(ii)	the term of existence of the Trust;

(iii)	Sponsor or Advisor compensation; or

(iv)	the Trust’s investment objectives.
Sale or Sales shall mean (i) any transaction or series of transactions whereby: (A) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Real Estate Related Asset or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Trust in one or more Assets within 180 days thereafter.
Securities shall mean any of the following issued by the Trust, as the text requires: Shares, any other share of beneficial interest, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
Securities Act shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto.
Selling Commissions shall mean any and all commissions payable to underwriters or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Distributor.
Shares shall mean shares of beneficial interest of the Trust of any class or series, including Common Shares or Preferred Shares.
Soliciting Dealers shall mean those broker-dealers that are members in good standing of FINRA, or that are exempt from broker-dealer registration requirements, and that, in either case, enter into participating broker or other agreements with the Distributor to sell Shares.
Sponsor shall mean any Person: (a) directly or indirectly instrumental in organizing, wholly or in part, the Trust or any Person who will control, manage or participate in the management of the Trust, and any Affiliate of such Person; (b) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Trust, either alone or in conjunction with one or more other Persons, (c) receiving a material participation in the Trust in connection with the founding or organizing of the business of the Trust, in consideration of services or property, or both services and property, (d) having a substantial number of relationships and contacts with the Trust, (e) possessing significant rights to control the Trust’s Properties, (f) receiving fees for providing services to the Trust which are paid on a basis that is not customary in the industry or (g) providing goods or services to the Trust on a basis which was not negotiated at arm’s-length with the Trust. Does not include: (1) any Person whose only relationship with the Trust is that of an independent property manager of the Trust’s Assets and whose only compensation is as such; or (2) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Shareholder List shall mean an alphabetical list of the names, addresses and telephone numbers of the Shareholders, along with the number of Shares held by each of them.
Shareholders shall mean the holders of record of the Shares as maintained in the books and records of the Trust or its transfer agent.
Termination Date shall mean the date of termination of the Advisory Agreement.
Total Operating Expenses shall mean all costs and expenses paid or incurred by the Trust, as determined under generally accepted accounting principles, that are in any way related to the operation of the Trust or to the Trust’s business, including advisory fees. Does not include (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, Transfer, registration and Listing of the Shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the NASAA REIT Guidelines; (f) Acquisition Fees and Acquisition Expenses, real estate commissions on the Sale of Property and other fees and expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans or other Property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of Property).
Transfer shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive Distributions, including (a) the granting or exercise of any option (or any disposition of any option); (b) any disposition of any Securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right; and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
Trust shall mean INREIT Real Estate Investment Trust.
Trustee shall mean of member of the Board of Trustees of the Trust.
2%/25% Guidelines are the limitations of the Trust’s obligation to reimburse the Advisor for the Total Operating Expenses incurred by the Advisor up to the greater of 2% of Average Invested Assets or 25% of Net Income for the four consecutive fiscal quarters then ended, in compliance with the NASAA REIT Guidelines.
Unimproved Real Property shall mean Property in which the Trust has an equity interest that was not acquired for the purpose of producing rental or other operating income, has no development or construction in process on such Property and no development or construction is planned in good faith to commence within one year on such Property.

ARTICLE V.
SHARES OF BENEFICIAL INTEREST
Section 5.1. Authorized Shares. The Trust has authority to issue 100,000,000 Common Shares, $0.01 par value per share, and 50,000,000 Preferred Shares, $0.01 par value per share. The aggregate par value of all authorized Shares having par value is $1,500,000. All Shares shall be fully paid and nonassessable when issued. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Trust has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Section. The Board of Trustees, with the approval of a majority of the entire Board and without any action by the Shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue. The Board may, without any action by the holders of Shares, authorize the issuance from time to time of Shares of any class, whether now or hereafter authorized, or securities convertible into Shares of any class, whether now or hereafter authorized, for such consideration as the Board may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Trust and applicable laws of North Dakota.
Section 5.2. Common Shares.
Section 5.2.1. Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.
Section 5.2.2. Description. Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Shareholders are entitled to vote pursuant to Section 11.2 hereof. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of Shares; provided, however, that the voting rights per Common Share (other than any publicly held Shares) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Trust for each privately offered Common Share bears to the book value of each outstanding publicly held Share.
Section 5.2.3. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the Assets of the Trust, the aggregate Assets available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate Assets available for Distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.
Section 5.2.4. Voting Rights. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the Shareholders.
Section 5.3. Preferred Shares. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of Shares; provided, however, that the voting rights per Preferred Share (other than any publicly held Shares) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Trust for each privately offered Preferred Share bears to the book value of each outstanding publicly held Share.
Section 5.4. Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State of North Dakota as may be required. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section 5.5. Dividends and Distributions.
Section 5.5.1. The Board of Trustees may from time to time authorize the Trust to declare and pay to Shareholders such dividends or Distributions, in cash, Shares or other Assets of the Trust or in Securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine.
Section 5.5.2. The Board of Trustees shall endeavor to authorize the Trust to declare and pay such dividends and Distributions as shall be necessary for the Trust to qualify as a REIT under the Code; however, Shareholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Trust.
Section 5.5.3. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 5.5 shall be subject to the provisions of any class or series of Shares at the time outstanding.
Section 5.5.4. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.
Section 5.5.5. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities, Distributions of beneficial interests in a liquidating trust established for the dissolution of the Trust and the liquidation of its Assets in accordance with the terms of the Charter or Distributions in which (a) the Board advises each Shareholder of the risks associated with direct ownership of the Assets, (b) the Board offers each Shareholder the election of receiving such in-kind Distributions, and (c) in-kind Distributions are made only to those Shareholders that accept such offer.
Section 5.6. Charter and Bylaws. The rights of all Shareholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.
Section 5.7. No Issuance of Share Certificates. The Board of Trustees may authorize the issuance of Shares without certificates. With respect to any Shares that are issued without certificates, a Shareholder’s investment shall be recorded on the books of the Trust. To Transfer the Shares, a Shareholder shall submit an executed form to the Trust, which form shall be provided by the Trust upon request. Such Transfer will also be recorded on the books of the Trust. Upon issuance or Transfer of Shares, the Trust will provide the Shareholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws, the NDCC or other applicable law.
Section 5.8. Suitability of Shareholders. Until Listing, the following provisions shall apply:
Section 5.8.1. Investor Suitability Standards. Subject to suitability standards established by individual states, to become a Shareholder in the Trust, if such prospective Shareholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Shareholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Trust, among other requirements as the Trust may require from time to time:
(a) that such individual (or, in the case of a fiduciary account, that the fiduciary account, beneficiary or the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or
(b) that such individual (or, in the case of a fiduciary account, that the fiduciary account, beneficiary or the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.
The income and net worth standards above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved Common Shares or Preferred Shares as an available investment under such plan.

Section 5.8.2. Determination of Suitability of Sale. The Sponsor and each Person selling Shares on behalf of the Trust shall make every reasonable effort to determine that the purchase of Shares by a prospective Shareholder is a suitable and appropriate investment for such Shareholder. In making this determination, each Person selling Shares on behalf of the Trust shall ascertain that the prospective Shareholder: (a) meets the minimum income and net worth standards established for the Trust; (b) can reasonably benefit from the Trust based on the prospective Shareholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Shareholder’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Shareholder may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; and (5) the tax consequences of the investment. Each Person selling Shares on behalf of the Trust shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Shareholder, as well as any other pertinent factors. Each Person selling Shares on behalf of the Trust shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. Each Person selling Shares on behalf of the Trust shall maintain these records for at least six years after the sales transaction.
Section 5.8.3. Minimum Investment. Subject to certain individual state requirements and the issuance of Shares under any Reinvestment Plan, no initial sale of Shares will be permitted of less than 100 shares.
Section 5.9. Repurchase of Shares. The Board may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from its Shareholders; provided, however, that such repurchase does not impair the capital or operations of the Trust. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Trust.
Section 5.10. Distribution Reinvestment Plans. The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (a) all material information regarding Distributions to the Shareholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Shareholders not less often than annually, and (b) each Shareholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.
ARTICLE VI.
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 6.1. Shares.
Section 6.1.1. Ownership Limitations. Prior to the Restriction Termination Date, but subject to Section 6.3:
(a) Basic Restrictions.
(i) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.
(ii) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in (A) the ownership of the Trust’s Shares causing the Trust to satisfy the stock ownership requirement for being a personal holding company under Section 542(a)(2) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (B) the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (C) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) No Person shall Beneficially Own or Constructively Own shares of capital stock to the extent that such ownership would cause any income of the Trust that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of any “eligible independent contractor” that operates a “qualified lodging facility” on behalf of a “taxable REIT subsidiary” of the Trust (as such terms are defined in Section 856(d)(9)(A), Section 856(d)(9)(D) and Section 856(l) of the Code, respectively) failing to qualify as such).
(iv) Any Transfer of Shares that, if effective, would result in Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.
(b) Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.1.1(a)(i) (ii) or (iii);
(i) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i) (ii) or (iii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or
(ii) if the Transfer to the Charitable Trust described in clause (i) of this section would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i) (ii) or (iii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i), (ii), or (iii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.
Section 6.1.2. Remedies for Breach. If the Board of Trustees or its designee (including any duly authorized committee of the Board) shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.1.1 (whether or not such violation is intended), the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.1.1 shall automatically result in the Transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or its designee; provided further, however, that this Section 6.1.2 shall not require the Board of Trustees to redeem Shares or to void any prior redemptions of Shares.
Section 6.1.3. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.1.1(a), or any Person who would have owned Shares but that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 6.1.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.
Section 6.1.4. Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
(a) every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein.
(b) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.1.5. Remedies Not Limited. Subject to Section 7.11 of the Charter, nothing contained in this Section 6.1 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders in preserving the Trust’s status as a REIT.
Section 6.1.6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.1, Section 6.2 or any definition contained in Article IV, the Board of Trustees shall have the power to determine the application of the provisions of this Section 6.1 or Section 6.2 with respect to any situation based on the facts known to it. In the event Section 6.1 or 6.2 requires an action by the Board of Trustees and the Charter fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 6.1 or 6.2. Absent a decision to the contrary by the Board of Trustees (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.
Section 6.1.7. Exceptions.
(a) Subject to Section 6.1.1(a)(ii), the Board of Trustees, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:
(i) the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 6.1.1(a)(ii);
(ii) such Person does not, and represents that it will not, own, actually or Constructively, an interest in a tenant of the Trust, or a tenant of any entity owned or controlled by the Trust, that would cause the Trust to own, actually or Constructively, a 9.9% interest or greater (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact. For this purpose, a tenant from whom the Trust, or an entity owned or controlled by the Trust, derives, and is expected to continue to derive, a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust; and
(iii) such Person agrees that any violation or attempted violation of such representations or undertakings, or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6, will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 6.1.1(b) and 6.2.
(b) Prior to granting any exception pursuant to Section 6.1.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
(c) Subject to Section 6.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares, or securities convertible into or exchangeable for Shares, may Beneficially Own or Constructively Own Shares, or securities convertible into or exchangeable for Shares, in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.
Section 6.1.8. Increase in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 6.1.1, the Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons; provided, however, that the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit until such time as such Person’s percentage of Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will be in violation of the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.
Section 6.1.9. Legend. Subsequent to the date of this First Amended and Restated Declaration Trust, any certificate representing Shares shall bear substantially the following legend:
“The Shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Trust’s maintenance of its status as a REIT under the Code. Subject to certain further restrictions and except as expressly provided in the Trust’s Charter, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8% (in value or number of Shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares of the Trust in excess of 9.8% of the value of the total outstanding Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the ownership of Shares of the Trust causing the Trust to satisfy the stock ownership requirement for being a personal holding company under Section 542(a)(2) of the Code, the Trust being “closely held” under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Beneficially Own or Constructively Own shares of capital stock to the extent that such ownership would cause any income of the Trust that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such; and (v) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on Transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Trust may redeem Shares upon the terms and conditions specified by the Board of Trustees in its sole discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each Shareholder on request and without charge. Requests for such a copy may be directed to the Secretary of the Trust at its principal office.”
Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a Shareholder on request and without charge.

Section 6.2. Transfer of Shares in Trust.
Section 6.2.1. Ownership in Trust. Upon any purported Transfer or other event described in Section 6.1.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust pursuant to Section 6.1.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 6.2.6.
Section 6.2.2. Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.
Section 6.2.3. Dividend and Voting Rights.
(a) The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.
(b) Any dividend or other Distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary.
(c) The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to North Dakota law, effective as of the date that Shares have been Transferred to the Charitable Trustee, the Charitable Trustee shall have the authority, at the Charitable Trustee’s sole discretion, (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote.
(d) Notwithstanding the provisions of this Article VI, until the Trust has received notification that Shares have been Transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other Shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.
Section 6.2.4. Sale of Shares by Charitable Trustee.
(a) Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a).
(b) Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust.

(c) The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI.
(d) Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.
(e) If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4(b), such excess shall be paid to the Charitable Trustee upon demand.
Section 6.2.5. Purchase Right in Shares Transferred to the Charitable Trustee.
(a) Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Trust, or its designee, accepts such offer.
(b) The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and Distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. The Trust may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary.
(c) The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.2.4.
(d) Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
Section 6.2.6. Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Section 6.3. Stock Exchange Transactions. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.
Section 6.4. Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.
Section 6.5. Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII.
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
TRUST AND OF THE SHAREHOLDERS AND TRUSTEES
Section 7.1. Duties of Trustees. The Board of Trustees is responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Trust. The Board of Trustees is not required personally to conduct the business of the Trust, and it may, but need not, appoint, employ or contract with any Person, including a Person Affiliated with any Trustee, as an Advisor, subject to Article VIII, and may grant or delegate such authority to the Advisor as the Board of Trustees may, in its sole discretion, deem necessary or desirable.
Section 7.2. . Number of Trustees and Vacancies. The number of Trustees of the Trust shall be 12, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that the total number of Trustees shall never be less than 7 nor more than 12. A majority of the Board of Trustees will be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of such Independent Trustee’s successor.
Except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Trustees shall nominate replacements for vacancies among the Independent Trustees’ positions, unless there are no remaining Independent Trustees to so fill a vacancy, in which case a majority vote of the remaining Trustees will be sufficient.
Section 7.3. Experience. Each Trustee shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of Assets being acquired by the Trust. At least one of the Independent Trustees shall have three years of relevant real estate experience.
Section 7.4. Committees. The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Trustees.
Section 7.5. Term. Except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, each Trustee shall hold office for one year, until the next annual meeting of Shareholders and until his or her successor is duly elected and qualifies. Trustees may be elected to an unlimited number of successive terms.
Section 7.6. Fiduciary Obligations. The Trustees and the Advisor serve in a fiduciary capacity to the Trust and have a fiduciary duty to the Shareholders of the Trust, including, with respect to the Trustees, a specific fiduciary duty to supervise the relationship of the Trust with the Advisor.
Section 7.7. Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Trustees and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 7.8. Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Trustees may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws. The issuance of Preferred Shares shall also be approved by a majority of Trustees not otherwise interested in the transaction (and a majority of independent Trustees), who shall have access, at the Trust’s expense, to the Trust’s legal counsel or to independent legal counsel.
Section 7.9. No Preemptive Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which it may issue or sell.

Section 7.10. Determinations by Board.
Section 7.10.1. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with the Charter, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares:
(a) the amount of the Net Income of the Trust for any period and the amount of Assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares;
(b) the amount of paid-in surplus, Net Assets, other surplus, annual or other cash flow, funds from operations, net profit, Net Assets in excess of capital, undivided profits or excess of profits over losses on sales of Assets;
(c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof, whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged;
(d) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or Distributions, qualifications or terms or conditions of redemption of any class or series of Shares;
(e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Asset owned or held by the Trust or any Shares;
(f) the number of Shares of any class of the Trust;
(g) any matter relating to the acquisition, holding and disposition of any Assets by the Trust;
(h) any conflict between the NDCC and the provisions in the NASAA REIT Guidelines; or
(i) any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Trustees.
Section 7.10.2. Provided, however, that any determination by the Board of Trustees as to any of the matters under Section 7.10.1 shall not render invalid or improper any action taken or omitted prior to such determination and no Trustee shall be liable for making or failing to make such a determination.
Section 7.10.3 Provided, further, that to the extent the Board of Trustees determines that the NDCC conflicts with the provisions in the NASAA REIT Guidelines, the NASAA REIT Guidelines shall control to the extent any provisions of the NDCC are not mandatory.
Section 7.11. REIT Qualification. The Board of Trustees shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a REIT; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VI is no longer required for REIT qualification.
Section 7.12. Removal of Trustees. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, any Trustee, or the entire Board of Trustees, may be removed from office at any time, without the necessity for concurrence by the Trustees, but only by the affirmative vote of at least a majority of the Shares entitled to be voted generally in the election of Trustees.
Section 7.13. Board Action with Respect to Certain Matters. A majority of the Independent Trustees must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.
Section 7.14. Cumulative Rights. No holder of Shares shall have the right to cumulative voting in the election of trustees.

ARTICLE VIII.
ADVISOR
Section 8.1. Appointment and Initial Investment of Advisor. If the Board of Trustees appoints, employs or contracts with a Person, including a Person Affiliated with any Trustee, as an Advisor and grants or delegates such authority to the Advisor as the Board of Trustees may, in its sole discretion, deem necessary or desirable, the term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or any Affiliate which holds the Initial Investment may not sell this Initial Investment while the Advisor or its Affiliate serves as the Advisor, but may Transfer the Initial Investment to other Affiliates.
Section 8.2. Supervision of Advisor.
Section 8.2.1. The Board of Trustees shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board of Trustees.
Section 8.2.2. The Board of Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions that conform to general policies and principles established by the Board of Trustees.
Section 8.2.3. The Board of Trustees shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Trust are in the best interests of the Shareholders and are fulfilled.
Section 8.2.4. The Independent Trustees are responsible for reviewing the fees and expenses of the Trust at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Trust, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board.
Section 8.2.5. The Independent Trustees also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Trust and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Trustees will consider factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan, administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business, (e) the quality and extent of service and advice furnished by the Advisor, (f) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Trustees may also consider all other factors that they deem relevant, and the findings of the Independent Trustees on each of the factors considered shall be recorded in the minutes of the Board of Trustees.
Section 8.2.6. The Board of Trustees shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Trust and whether the compensation provided for in its contract with the Trust is justified.
Section 8.3. Fiduciary Obligations. The Advisor shall have a fiduciary responsibility and duty to the Trust and to the Shareholders.
Section 8.4. Affiliation and Functions. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.
Section 8.5. Term and Termination. The Advisory Agreement shall have a term of no more than one year, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Either a majority of the Independent Trustees or the Advisor may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the advisory function.

Section 8.6. Disposition Fee on Sale of Property. If and as approved by the Board, the Trust may pay the Advisor a disposition fee upon the Sale of any Property in an amount up to one-half of the Competitive Real Estate Commission, but in no event can such amount exceed 3% of the contracted for sales price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Trustees. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price of such Property or Properties.
Section 8.7. Incentive Fees. If and as approved by the Board, the Trust may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders, in the aggregate, of an amount equal to 100% of the Invested Capital plus an amount equal to 6% of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Trust’s Assets by each respective Advisor or any Affiliate.
Section 8.8. Organization and Offering Expenses Limitation. If and as approved by the Board, the Trust shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.
Section 8.9. Acquisition Fees and Expenses. If and as approved by the Board, the Trust may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Contract Purchase Price or, in the case of a Mortgage, 6% of the funds advanced; provided, however, that a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.
Section 8.10. Reimbursement for Total Operating Expenses. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust may reimburse the Advisor, at the end of each month, for Total Operating Expenses incurred by the Advisor; provided, however that the Trust shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such 12 month period. The Independent Trustees shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Trust for which there is an Excess Amount which the Independent Trustees conclude was justified and reimbursable to the Advisor, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board of Trustees. In the event that the Independent Trustees do not determine that excess expenses are justified, the Advisor shall reimburse the Trust the amount by which the expenses exceeded the 2%/25% Guidelines.
Section 8.11. Reimbursement Limitation. The Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

ARTICLE IX.
INVESTMENT OBJECTIVES AND LIMITATIONS
Section 9.1. Investment Objectives.
Section 9.1.1. The Trust’s primary investment objectives are: (a) to generate an attractive level of current income for distribution to the Shareholders; (b) to provide the Shareholders with the potential for long-term capital appreciation; and (c) to offer an investment option in which the per share price volatility is correlated to real estate as an asset class rather than traditional asset classes such as stocks and bonds.
Section 9.1.2. By resolution, the Board may change or otherwise amend the investment objectives of the Trust as provided in Section 9.1.1 herein only with the approval of a majority of the Shares entitled to vote as provided in Section 11.2 herein.
Section 9.1.3. The sheltering from tax of income from other sources is not an objective of the Trust.
Section 9.1.4. Subject to the restrictions set forth herein, the Board will use its reasonable best efforts to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 12.2 hereof.
Section 9.2. Review of Investment and Borrowing Policies. The Independent Trustees shall review the policies of the Trust regarding investments and borrowing with sufficient frequency (not less often than annually) to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.
Section 9.3. Operation of Business. The Trust shall not engage in any material business activities or operations other than through the Operating Partnership or other direct or indirect subsidiaries of the Trust. Notwithstanding the foregoing, the Trust shall have the power to do all things related in any manner or incidental to (i) its status, powers, duties and responsibilities as the general partner of the Operating Partnership, (ii) its ownership interest in any direct or indirect subsidiaries of the Trust, (iii) capital raising, shareholder servicing and investment management activities, including, without limitation, activities related to the issuance and redemption of Securities, and (iv) its operation as a REIT, status as a North Dakota trust and compliance with all applicable laws, rules and regulations.
Section 9.4. Certain Permitted Investments. Unless and until such time as the Common Shares are Listed, the following investment limitations shall apply:
(a) The Trust may invest in Assets. The consideration to be paid for Real Property acquired by the Trust shall ordinarily be based on the fair market value of the Real Property as determined by a majority of Trustees. In cases in which a majority of Independent Trustees or a duly authorized committee so determines, and in all cases in which the transaction is with the Advisor, Sponsor, Trustees, or any Affiliates thereof, such fair market value shall be as determined by an Independent Appraiser selected by the Independent Trustees.
(b) The Trust may invest in Joint Ventures with the Sponsor, Advisor, one or more Trustees or any Affiliate, only if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Trust and on substantially the same terms and conditions as those received by the other joint venturers.
(c) The Trust may not invest in equity securities except to the extent that such investment is within the specific parameters set forth in the investment guidelines approved by a majority of Trustees (including a majority of Independent Trustees) as being fair, competitive and commercially reasonable.
Section 9.5. Investment Limitations. In addition to other investment restrictions imposed by the Board of Trustees from time to time consistent with the Trust’s objective of qualifying as a REIT, the following investment limitations shall apply to the Trust until such time as the Common Shares are Listed:
(a) Not more than 10% of the Trust’s total Assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.
(b) The Trust shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts when used solely for hedging purposes in connection with the Trust’s ordinary business of investing in Real Estate and Mortgages.

(c) The Trust shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Trustees so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Trustees, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Trust’s records for at least five years and shall be available for inspection and duplication by any Shareholder for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.
(d) The Trust shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.
(e) The Trust shall not make or invest in any mortgage loans, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.
(f) The Trust shall not invest in mortgage loans on real property that are subordinate to any mortgage or equity interest of the Advisor, any Trustee, the Sponsor or any Affiliate of the Trust.
(g) The Trust shall not issue (i) redeemable equity securities (except that Shareholders may offer their Common Shares to the Trust pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (iii) options or warrants to purchase the Trust’s Shares to the Advisor, Trustees, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to Persons other than the Advisor, Trustees, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Trustees, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant; or (iv) equity Securities on a deferred payment basis or under similar arrangements.
(h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Trustees as appropriate. Any such excess borrowing shall be disclosed to Shareholders in the next quarterly report of the Trust following such borrowing, along with justification for such excess.
(i) The Trust will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.
(j) The Trust will not make any investment that the Trust believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust.
(k) The Trust shall not engage in trading, except for the purpose of short-term investments.
(l) The Trust shall not engage in underwriting or the agency distribution of securities issued by others.
(m) The Trust shall not invest in the securities of any entity holding investments or engaging in activities prohibited by this Charter.

ARTICLE X.
CONFLICTS OF INTEREST
Section 10.1. Sales and Leases to the Trust. The Trust may purchase or lease any Real Property from the Sponsor, the Advisor, a Trustee or any Affiliate thereof upon a finding by a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction that such transaction is fair and reasonable to the Trust and at a price to the Trust no greater than the cost of the Asset to such Sponsor, Advisor, Trustee or Affiliate, or, if the price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any Property to the Trust exceed its current appraised value.
Section 10.2. Sales and Leases to the Sponsor, Advisor, Trustees or Affiliates. The Sponsor, Advisor, Trustee or Affiliate thereof may purchase or lease Assets from the Trust if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction determine that the transaction is fair, competitive and commercially reasonable to the Trust.
Section 10.3. Other Transactions.
Section 10.3.1. The Trust shall not engage in any other transaction with the Sponsor, the Advisor, a Trustee or any Affiliates thereof unless a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties, other than transactions involving marketable securities at market prices consistent with the investment guidelines approved by a majority of the Trustees (including a majority of the Independent Trustees).
Section 10.3.2. The Trust shall not make loans to the Sponsor, the Advisor, a Trustee or any Affiliates thereof except Mortgages pursuant to Section 9.4(c) hereof or loans to wholly owned subsidiaries of the Trust. The Sponsor, Advisor, Trustees and any Affiliates thereof shall not make loans to the Trust, or to joint ventures in which the Trust is a co-venturer, unless approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Trust than comparable loans between unaffiliated parties.
Section 10.4. Review of Investment Opportunities. The Board of Trustees shall determine (not less often than annually) whether the method for the allocation of the acquisition of real properties between the Trust and other programs affiliated with the Sponsor or Advisor is fairly applied to the Trust.
ARTICLE XI.
SHAREHOLDERS
Section 11.1. Meetings.
Section 11.1.1. There shall be an annual meeting of the Shareholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report.
Section 11.1.2. The holders of a majority of the Shares entitled to vote at such meeting who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Trustees.
Section 11.1.3. A quorum shall be the presence in person or by proxy of Shareholders holding at least a majority of the Shares entitled to be voted at such meeting on any matter.

Section 11.1.4. Special meetings of Shareholders may be called in the manner provided in the Bylaws, including by the chief executive officer, a majority of the Trustees or a majority of the Independent Trustees, and shall be called by the secretary of the Trust upon the written request of Shareholders holding in the aggregate not less than 10% of outstanding Shares of the Trust entitled to be voted at such meeting. Upon receipt of a written request, either in person or by mail, stating the purposes of the meeting, the Trust shall provide all Shareholders within 10 day after receipt of such request, written notice, either in person or by mail, of a meeting and the purposes of such meeting to be held on a date not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of Shareholders as described in this Section 11.1.4., the special meeting shall be held at the time and place specified in the Shareholder request; provided, however, that if none is so specified, at such time and place convenient to the Shareholders. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.
Section 11.2. Voting Rights of Shareholders.
Section 11.2.1. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Shareholders shall be entitled to vote (by a vote of the holders of a majority of the outstanding Shares), without the necessity for concurrence by the Board of Trustees, on the following matters as provided in this Charter: (a) election or removal of Trustees as provided in Sections 11.1, 7.5 and 7.12 hereof; (b) amendment of the Charter as provided in Article XIII hereof, (c) dissolution of the Trust and (d) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board.
Section 11.2.2. Without the concurrence of Shareholders holding a majority of the outstanding Shares, the Board of Trustees may not: (a) amend the Charter, except for amendments which do not adversely affect the rights, preferences and privileges of the Shareholders including amendments to provisions relating to Trustee qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of the Trust’s Assets other than in the ordinary course of the Trust’s business or in connection with liquidation and dissolution; (c) cause the merger or reorganization of the Trust except as permitted by law; or (d) dissolve or liquidate the Trust.
Section 11.3. Voting Limitations on Shares Held by the Advisor, Trustees and Affiliates. With respect to Shares owned by the Advisor, Trustees, or any of their Affiliates, neither the Advisor, Trustees, nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, Trustees or any of their Affiliates or any transaction between the Trust and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Trustees and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.
Section 11.4. Right of Inspection. Any Shareholder and any designated representative thereof shall be permitted access to the records of the Trust to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Trust’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.
Section 11.5. Access to Shareholder List.
Section 11.5.1. The Shareholder List shall be maintained as part of the books and records of the Trust and shall be available for inspection by any Shareholder or the Shareholder’s designated agent at the home office of the Trust upon the request of such Shareholder. The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein.
Section 11.5.2. A copy of the Shareholder List shall be mailed to any Shareholder so requesting within ten days of receipt of the request by the Trust. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Trust may impose a reasonable charge for copy work. A Shareholder may request a copy of the Shareholder List for reasons including, but not limited to, matters relating to Shareholders’ voting rights and the exercise of Shareholder rights under federal proxy laws.

Section 11.5.3. If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Shareholder requesting the Shareholder List for the costs, including reasonable attorneys’ fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by such Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure the Shareholder List or other information for the purpose of selling the Shareholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the Shareholder List is not requested for a commercial purpose unrelated to the Shareholder’s interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to and shall not in any way limit other remedies available to Shareholders under federal law or the laws of any state.
Section 11.6. Reports.
Section 11.6.1. The Trust shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year that shall include:
(a) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;
(b) the ratio of the costs of raising capital during the period to the capital raised;
(c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Trust and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Trust;
(d) the Total Operating Expenses of the Trust, stated as a percentage of Average Invested Assets and as a percentage of its Net Income;
(e) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination; and
(f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Trust, Trustees, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made. Independent Trustees shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.
Section 11.6.2. In addition, the Trustees, including the Independent Trustees, are required to take reasonable steps to insure that the above requirements are met.
ARTICLE XII.
LIABILITY LIMITATION AND INDEMNIFICATION
Section 12.1. Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Assets or the affairs of the Trust by reason of his being a Shareholder.
Section 12.2. Limitation of Trustee and Officer Liability.
(a) Subject to any limitations set forth under North Dakota law or in paragraph (b) below, no Trustee or officer of the Trust shall be liable to the Trust or its Shareholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Trust shall not provide that a Trustee, the Advisor or any of their Affiliates (the “Indemnitee”) be held harmless for any loss or liability suffered by the Trust, unless all of the following conditions are met:
(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust.
(ii) The Indemnitee was acting on behalf of or performing services for the Trust.
(iii) Such liability or loss was not the result of (A) negligence or misconduct by the Trustees (excluding Independent Trustees), the Advisor or any of their Affiliates or (B) gross negligence or willful misconduct by the Independent Trustees.
(iv) Such agreement to hold harmless is recoverable only out of Net Assets and not from the Shareholders.
Section 12.3. Indemnification.
(a) Subject to any limitations set forth under North Dakota law or in paragraph (b) or (c) below, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, officer, partner or trustee of another trust, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor of any of its Affiliates acting as an agent of the Trust. The Trust may, with the approval of the Board of Trustees or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Trust in any of the capacities described in (i) or (ii) above and to any employee or agent of the Trust or a predecessor of the Trust. The Board may take such action as is necessary to carry out this Section 12.3(a). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.
(b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Trust shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:
(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust.
(ii) The Indemnitee was acting on behalf of or performing services for the Trust.
(iii) Such liability or loss was not the result of (A) negligence or misconduct by the Trustees (excluding Independent Trustees), the Advisor or any of their Affiliates or (B) gross negligence or willful misconduct by the Independent Trustees.
(iv) Such agreement to hold harmless is recoverable only out of Net Assets and not from the Shareholders.
(c) Notwithstanding anything to the contrary contained in paragraph (a) above, the Trust shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities of the Trust were offered or sold as to indemnification for violations of securities laws.

Section 12.4. Payment of Expenses. The Trust may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a legal action for which indemnification is being sought only if all of the following are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust, (b) the legal action was initiated by a third party who is not a Shareholder or is initiated by a Shareholder of the Trust acting in his or her capacity as such and a court of competent jurisdiction approves such advancement, (c) the Indemnitee provides the Trust with a written undertaking to repay the amount paid or reimbursed by the Trust, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification; and (d) the Indemnitee provides the Trust with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Trust as authorized by Section 12.3 hereof.
Section 12.5. Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust by reason of their being Shareholders, Trustees, officers, employees or agents of the Trust, and all Persons shall look solely to the Trust’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone as a result of such omission.
ARTICLE XIII.
AMENDMENTS
The Trust reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Shareholders, Trustees and officers are granted subject to this reservation. Except for those amendments permitted to be made without Shareholder approval under North Dakota law or by specific provision in the Charter, including Section 11.2, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all Shares entitled to be voted on the matter, including without limitation, any amendment which would adversely affect the rights, preferences and privileges of the Shareholders (or any other amendment of the Charter that would have the effect of amending the same).
ARTICLE XIV.
ROLL-UP TRANSACTIONS
Section 14.1. Roll-Up Transaction. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Trust’s Assets shall be obtained from a competent Independent Appraiser. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The Trust’s Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Trust and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:
(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:
(i) remaining as Shareholders of the Trust and preserving their interests therein on the same terms and conditions as existed previously; or
(ii) receiving cash in an amount equal to the Shareholder’s pro rata share of the appraised value of the Net Assets of the Trust.
Section 14.2. Prohibited Roll-Up Transactions. The Trust is prohibited from participating in any proposed Roll-Up Transaction:
(a) which would result in the Shareholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections VI.A, VI.B, VI.C., VI.D. and VI.E. of the NASAA REIT Guidelines;
(b) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;
(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or
(d) in which any of the costs of the Roll-Up Transaction would be borne by the Trust if the Roll-Up Transaction is not approved by the Shareholders.
ARTICLE XV.
DURATION
The Trust shall continue perpetually unless dissolved pursuant to any applicable provision of the NDCC.

ANNEX B
INREIT REAL ESTATE INVESTMENT TRUST
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of North Dakota shall be located at such place as the Board of Trustees may designate.
Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting.
Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on a date and at the time set by a majority of the Board of Trustees. It is intended that the annual meeting will be held not less than 30 days following delivery of the annual report.
Section 3. SPECIAL MEETINGS. The chief executive officer, a majority of the Board of Trustees or a majority of the Independent Trustees (as defined in the First Amended and Restated Declaration of Trust (the “Declaration of Trust”)) may call a special meeting of the shareholders. A special meeting of shareholders shall also be called by the secretary of the Trust upon the written request of the holders of shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. The written request must state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within 10 days after receipt of such written request, either in person or by mail, the secretary of the Trust shall provide all shareholders with written notice, either in person or by mail, of such meeting and the purpose of such meeting. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the secretary’s delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the shareholder request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to the shareholders.
Section 4. NOTICE. Except as provided otherwise in Section 3 of this Article II, not less than 10 nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder, entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called. Such notice shall be given either by mail, by presenting it to such shareholder personally, by leaving it at the shareholder’s residence or usual place of business or by any other means permitted by North Dakota law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Trust, with postage thereon prepaid.
Subject to Section 11(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 5. CONDUCT OF THE MEETING. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the chief executive officer or the chief financial officer in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Trustees or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The shareholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Section 7. VOTING. The holders of a majority of the shares of beneficial interest of the Trust present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Trustees, vote to elect each trustee. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. For the purposes of clarity, trustees shall be elected by a plurality of the voting power of the shares present and entitled to vote on the election of trustees at a meeting at which a quorum is present. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
Section 8. PROXIES. A shareholder may cast the votes entitled to be cast by the shares of beneficial interest owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chief executive officer, chief financial officer, a general partner or trustee thereof, as the case may be, who is authorized by the entity to vote on its behalf, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.
Shares of beneficial interest of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.
Section 10. INSPECTORS. The Board of Trustees, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER SHAREHOLDER PROPOSALS.
(a) Annual Meetings of Shareholders.
(1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice by the shareholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each individual whom the shareholder proposes to nominate for election or reelection as a trustee, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of beneficial interest of the Trust that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that provides information as to the nominee’s qualifications under Article III, Section 2(c) and other information required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder and the Shareholder Associated Person therefrom; (iii) as to the shareholder giving the notice and any Shareholder Associated Person, the class, series and number of all shares of beneficial interest of the Trust which are owned by such shareholder and by such Shareholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such shareholder and by any such Shareholder Associated Person; (iv) as to the shareholder giving the notice and any Shareholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 11(a), the name and address of such shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, and of such Shareholder Associated Person; and (v) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such shareholder’s notice.
(3) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the Board of Trustees increases or decreases the maximum or minimum number of trustees in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Central Time, on the tenth day following the day on which such public announcement is first made by the Trust.
(4) For purposes of this Section 11, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.
(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any such shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust’s notice of meeting, if the shareholder’s notice required by paragraph (2) of Section 11(a) shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Central Time on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.
(1) Upon written request by the secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 11. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.
(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by shareholders as trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
(3) For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) “public announcement” shall mean disclosure in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.
(4) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
ARTICLE III
TRUSTEES
Section 1. GENERAL POWERS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.
Section 2. NUMBER, TENURE AND QUALIFICATIONS.
(a) Upon approval of these Bylaws by the shareholders, the number of trustees shall be 12. At any regular meeting or any special meeting of the Board of Trustees called for that purpose, a majority of the entire Board of Trustees may increase or decrease the number of trustees, provided that the number thereof shall never be less than 7, nor more than 12, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees.
(b) Trustees shall be elected annually by the shareholders at the annual shareholder meeting. Each trustee shall hold office until the election of his or her successor. Any trustee may resign at any time upon notice to the chairman of the board or the chief executive officer.

(c) Each trustee shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Trust. In addition, at least one of the Independent Trustees shall have three years of relevant real estate experience.
ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without other notice than such resolution.
Section 3. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, the chief executive officer or by a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.
Section 4. NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 5. QUORUM. A majority of the trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees are present at said meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of trustees is required for action, a quorum must also include a majority of such group.
The trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough trustees to leave less than a quorum.
Section 6. VOTING. The action of the majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion or a different vote is required for such action by applicable law, the Declaration of Trust or these Bylaws; specifically including that any action pertaining to any transaction in which the Trust is purchasing, selling, leasing or mortgaging any real estate asset, making a joint venture investment or engaging in any other transaction in which an advisor, trustee or officer of the Trust, any affiliated lessee or affiliated contract manager of any property of the Trust or any affiliate of the foregoing has any direct or indirect interest, other than as a result of their status as a trustee, officer or shareholder of the Trust, shall be approved by the affirmative vote of a majority of the trustees disinterested in the transaction as well as by the affirmative vote of a majority of the Independent Trustees, even if the Independent Trustees constitute less than a quorum. If enough trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion or a different vote is required for such action by applicable law, the Declaration of Trust or these Bylaws or is required.

Section 7. CONDUCT OF THE MEETING. At each meeting of the Board of Trustees, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, a trustee chosen by a majority of the trustees present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.
Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 9. CONSENT BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if consent in writing or by electronic transmission to such action is given by each trustee and is filed with the minutes of proceedings of the Board of Trustees.
Section 10. VACANCIES. If for any reason any or all the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder (even if fewer than seven trustees remain). Except as may be provided by the Board of Trustees in setting the terms of any class or series of stock, any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Independent Trustees shall nominate replacements for vacancies among the Independent Trustees’ positions, provided that if there are no remaining Independent Trustees to nominate replacements, the majority vote of the remaining trustees will be sufficient. Any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.
Section 11. COMPENSATION. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the Board of Trustees, trustees who are not employees of the Trust, the Advisor or its affiliates may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees and as committee members. Trustees may receive options or warrants pursuant to any stock option plan or warrant plan that may be adopted by the Trust. Trustees who are not employees of the Trust, the Advisor or its affiliates may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust in any other capacity and receiving compensation therefor.
Section 12. LOSS OF DEPOSITS. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.
Section 13. SURETY BONDS. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.
Section 14. RELIANCE. Each trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees, advisor or officers of the Trust, regardless of whether such counsel or expert may also be a trustee.

Section 15. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.
ARTICLE IV
COMMITTEES
Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members committees, composed of one or more trustees, to serve at the pleasure of the Board of Trustees. The number of Independent Trustees on each committee shall be determined in accordance with each committee’s charter.
Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees, except as prohibited by law.
Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meetings unless the Board shall otherwise provide. If a trustee member of the committee is absent from a committee meeting, the remaining committee members, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member. Each committee shall keep minutes of its proceedings.
Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a chief executive officer, a treasurer and a secretary and may include a chairman of the board, a vice chairman of the board, a president, one or more vice presidents, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the chief executive officer may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.
Section 4. CHIEF EXECUTIVE OFFICER. The Board of Trustees shall designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 5. CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.
Section 6. CHAIRMAN OF THE BOARD. The Board of Trustees may designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Trustees.
Section 7. PRESIDENT. The Board of Trustees may designate a president. The president shall have the responsibilities and duties as set forth by the Board of Trustees or the chief executive officer.
Section 8. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.
Section 9. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer or by the Board of Trustees.
Section 10. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.

The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.
If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.
Section 11. ASSISTANT SECRETARIES, ASSISTANT TREASURERS AND VICE CHAIRMAN. The assistant secretaries, assistant treasurers and vice chairman, in general, shall perform such duties as shall be assigned to them by the secretary, treasurer or chairman, respectively, or by the chief executive officer or the Board of Trustees. The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.
Section 12. SALARIES. The salaries and other compensation of the officers, if any, shall be fixed from time to time by the Board of Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a trustee.
Section 13. STANDARD OF CONDUCT. Each officer of the Trust shall discharge its duties to the Trust in good faith, in a manner the officer reasonably believes to be in the best interest of the Trust, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. CONTRACTS. The Board of Trustees or any committee of the Board of Trustees within the scope of its delegated authority may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees or such committee and executed by an authorized person.
Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.
Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.
ARTICLE VII
SHARES OF BENEFICIAL INTEREST
Section 1. CERTIFICATES; REQUIRED INFORMATION. Except as may be otherwise provided by the Board of Trustees or required by the Declaration of Trust, shareholders of the Trust are not entitled to certificates representing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest represented by certificates, such certificates shall be signed by the officers of the Trust in the manner permitted by the NDCL and contain the statements and information required by the NDCL. In the event that the Trust issues shares of beneficial interest without certificates, the Trust shall provide to the record holders of such shares a written statement of the information required by the NDCL to be included on stock certificates.

Section 2. TRANSFERS WHEN CERTIFICATES ISSUED. Upon surrender to the Trust or the transfer agent of the Trust of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of North Dakota.
Notwithstanding the foregoing, transfers of shares of any class of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.
If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the trustees, declaring the dividend or allotment of rights, is adopted.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.
Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6. FRACTIONAL SHARE; ISSUANCE OF UNITS. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII
ACCOUNTING YEAR
The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of the Trust may be authorized by the Board of Trustees and declared by the Trust, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or stock of the Trust, subject to the provisions of law and the Declaration of Trust.
Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its incorporation. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XII
WAIVER OF NOTICE
Whenever any notice is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII
AMENDMENT OF BYLAWS
The Board of Trustees, with the concurrence of the majority of the shareholders of the Trust, shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that the concurrence of the majority of the shareholders shall not be required to adopt, alter or repeal any provision of these Bylaws or to make new Bylaws which do not adversely affect the rights, preferences and privileges of the shareholder of the Trust.

ANNEX C
INREIT REAL ESTATE INVESTMENT TRUST
AUDIT COMMITTEE CHARTER
ARTICLE I
PURPOSE
The Audit Committee has been established by the Board of Trustee’s to assist the Board in fulfilling its fiduciary responsibilities. The Audit Committee assists the Board by overseeing the integrity of the Trust’s financial statements, financial reporting processes, internal accounting and financial controls and the annual independent audit of the Trust’s financial statements. The Audit Committee also oversees the establishment and maintenance of processes to assure the Trust’s compliance with all applicable laws, regulations and Trust policy. In performing its work, it is the Audit Committee’s responsibility to foster free and open means of communication between the Trustees, the independent auditors and the Trust’s financial managers.
ARTICLE II
COMPOSITION
A majority of the Audit Committee members shall meet the independence, experience and expertise requirements for members of public company Audit Committees under the Securities Exchange Act of 1934, as amended, and the rules and regulations of any applicable exchange. The Committee shall consist of at least three members of the Board of Trustees, who shall serve at the Board’s pleasure. The Chair of the Committee shall be designated by the Board. Audit Committee members must be able to read and understand fundamental financial statements. The Board of Trustees shall determine annually whether each member of the Audit Committee is an “Audit Committee financial expert” as required by the Securities and Exchange Commission.
ARTICLE III
MEETINGS
The Committee will meet at least four times each year or more frequently if deemed necessary, in its discretion. Special meetings may be called by the Chair. As part of its obligation to foster open communications, the Committee shall meet regularly with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Audit Committee shall keep minutes of its meetings.
ARTICLE IV
AUTHORITY
Section 1. The Committee shall have the sole authority to appoint and dismiss the Trust’s independent auditors. The independent auditor shall report directly to the Committee.
Section 2. The Committee shall have the sole authority to approve the amount of fees and other terms of any engagement by the Trust with the independent auditors.
Section 3. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.
Section 4. The Committee may request any trustee, officer or employee of the Trust or the Trust’s outside counsel, independent auditor or other consultant to attend a Committee meeting or to meet with any Committee members or consultants.
Section 5. The Committee may form and delegate authority to a subcommittee of the Committee, consisting of one or more members of the Committee, whenever it deems appropriate.

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ARTICLE V
RESPONSIBILITIES AND DUTIES
Section 1. Independent Auditors. In addition to any other responsibilities that may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters:
1.1. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Trust (subject, if applicable, to shareholder ratification). Each such accounting firm shall report directly to the Audit Committee.
1.2. The Audit Committee shall pre-approve the audit services and non-audit services to be provided by the Trust’s independent auditor pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.
1.3. The Audit Committee shall review and approve the scope and staffing of the independent auditor’s annual audit plan(s).
1.4. The Audit Committee shall evaluate the independent auditor’s qualifications, performance and independence, and shall present its conclusions with respect to the independent auditor to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:
1.4.1. Obtain and review a report or reports from the Trust’s independent auditor:
a. Describing the independent auditor’s internal quality-control procedures;
b. Describing any material issues raised by:
(i) the most recent internal quality-control review, or peer review, of the auditing firm, or
(ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;
c. Describing all relationships between the independent auditor and the Trust consistent with Independence Standards Board Standard No. 1; and
d. Assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;
1.4.2. Review and evaluate the lead partner of the independent auditor;
1.4.3. Consider whether the audit engagement team partners should be rotated more frequently than is required by law, so as to assure continuing auditor independence;
1.4.4. Consider whether the independent auditor should be rotated, so as to assure continuing auditor independence; and
1.4.5. Obtain the opinion of management and the internal auditors of the independent auditor’s performance.
1.5. The Audit Committee shall establish policies for the Trust’s hiring of current or former employees of the independent auditor.

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Section 2. Internal Auditors
2.1. At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Trust’s internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Trust’s internal audit function with the independent auditor.
2.2. At least annually, the Audit Committee shall review the annual internal audit plan with the senior officer or officers responsible for the internal audit function of the Trust. The review shall focus on the scope and effectiveness of internal audit activities and the department’s capability to fulfill its objectives.
2.3. At least annually, the Audit Committee shall review significant findings by the internal audit staff and management’s responses to such findings and instances of remedial action not being taken by management within appropriate timeframes in response to any such findings, if any.
2.4. At least annually, the Audit Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Trust, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.
2.5. At least annually, the Audit Committee shall review the annual report from the internal auditors covering the internal auditor’s review of the officers’ and trustees’ travel and entertainment expenses.
Section 3. Financial Statements; Disclosure and Other Risk Management and Compliance Matters.
3.1 As appropriate, the Audit Committee shall review with management, the internal auditors and the independent auditor, in separate meetings if the Audit Committee deems it necessary:
3.1.1. The annual audited financial statements, including the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Trust’s Form 10-K;
3.1.2. The quarterly financial statements, including the Trust’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Trust’s Form 10-Q;
3.1.3. Any analyses or other written communications prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection ‘with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;
3.1.4. The critical accounting policies and practices of the Trust;
3.1.5. Off-balance sheet transactions and structures;
3.1.6. Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Trust’s selection or application of accounting principles;
3.1.7. Estimates made by management having a material impact on the financial statements;
3.1.8. Significant variations in financial information between reporting periods; and
3.1.9. The effect of regulatory and accounting initiatives or actions applicable to the Trust (including any SEC investigations or proceedings).

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3.2. The Audit Committee shall review, in conjunction with management, the Trust’s policies generally with respect to the Trust’s earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type of information to be disclosed and type of presentation to be made and paying particular attention to the use of non-GAAP financial information.
3.3. The Chairman of the Audit Committee may review any of the Trust’s financial information and earnings guidance provided to analysts and ratings agencies and any of the Trust’s other financial disclosure, such as earnings press releases, as the Chairman deems appropriate.
3.4. The Audit Committee shall in conjunction with the CEO and CFO of the Trust, review the Trust’s disclosure controls and procedures and internal control over financial reporting. The review of internal control over financial reporting shall include whether there are any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect the Trust’s ability to record, process, summarize and report financial information and any fraud involving management or other employees with a significant role in internal control over financial reporting.
3.4.1. Included within the scope of this Section 3.4 are those entities that provide services to the Trust and have a material impact on the Trust’s financial reporting, such as those who process data, execute transactions, maintain related accountability for these transactions, or any combination thereof, in which the actions materially affect the financial statements of the Trust.
3.5. The Audit Committee shall review potential conflicts of interest involving trustees and shall determine whether such director or trustees may vote on any issue as to which there may be a conflict.
3.6. The Audit Committee shall review all related party transactions and determine whether such transactions are appropriate for the Trust to undertake. If so, the Audit Committee is authorized to approve such transactions.
3.7. The Audit Committee shall oversee compliance with the Trust’s Code of Ethics and Business Conduct and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Trust’s Code of Ethics and Business Conduct for the Trust’s trustees, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.
3.8. The Audit Committee shall review annually management’s plan for determining compliance with the Trust Code of Ethics and Business Conduct.
3.9. The Audit Committee shall review annually the Trust’s Information Security Plan.
3.10. The Audit Committee shall review significant cases of employee conflict of interest, misconduct, or fraud.
3.11. The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditor pursuant to Statement on Auditing Standards No. 61, as amended, such as:
3.11.1. Any restrictions on the scope of the independent auditor’s activities or on access to requested information;
3.11.2. Any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise);
3.11.3 Any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;
3.11.4. Any management or internal control letter issued, or proposed to be issued, by the auditor; and
3.11.5 Any significant disagreements between management and the independent auditor.

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3.12. In connection with its oversight responsibilities, the Audit Committee shall be directly responsible for the resolution of disagreements between management and any auditor regarding the Trust’s financial reporting.
3.13. The Audit Committee shall review the Trust’s policies and practices with respect to risk assessment and risk management, including discussing with management the Trust’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.
3.14. The Audit Committee shall establish procedures for:
3.14.1. The receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls or auditing matters, and
3.14.2. The confidential, anonymous submission by employees of the Trust of concerns regarding questionable accounting or auditing matters.
3.15. The Audit Committee shall review any complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.
3.16. The Audit Committee shall prepare the Audit Committee report that the SEC rules require to be included in the Trust’s annual proxy statement.
Section 4. Reporting to the Board
4.1. The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Trust’s financial statements, the Trust’s compliance with legal or regulatory requirements, the independence and performance of the Trust’s independent auditor, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.
4.2. At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.
4.3. The Audit Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board.
ARTICLE VI
COMMITTEE RESOURCES
The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.
ARTICLE VII
LIMITATION ON RESPONSIBILITY
The Board of Trustees in adopting this charter specifically acknowledges that it is not the responsibility of the Audit Committee to plan or to conduct audits or to determine that the Trust’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Those are responsibilities of management and the independent auditor. In addition, it is not the responsibility of the Audit Committee to assure compliance with laws and regulations applicable to the Trust’s operations. That is the responsibility of management.

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ANNEX D
INREIT REAL ESTATE INVESTMENT TRUST
NOMINATION AND GOVERNANCE COMMITTEE CHARTER
ARTICLE I
PURPOSE
The Nomination and Governance Committee of the Board of Trustees assists the Board in fulfilling its oversight responsibilities relating to the Trust’s corporate governance matters, including the development of corporate governance guidelines, periodic evaluation of the Board, its committees and individual trustees, identification and selection of trustee nominees, oversight of the Trust’s policies and practices relating to ethical and compliance issues, and such other duties as directed by the Board.
ARTICLE II
COMPOSITION
A majority of the members of the Nomination and Governance Committee shall meet the independence requirements for members of public companies under the Securities Exchange Act of 1934, as amended, and the rules and regulations of any applicable exchange. However, only members who meet the above independence requirements shall perform the “nominations” responsibilities as set forth in Article IV, Section 2 below. The Committee shall consist of at least three (3) members of the Board of Trustees, who shall serve at the Board’s pleasure. The Chair of the Committee shall be designated by the Board. Committee members and the Committee Chairperson shall be designated annually by the Board.
ARTICLE III
MEETINGS
The Committee shall meet at any time and from time to time, when and as determined in its discretion, but not less than twice a year. The Committee may ask members of management or others to attend all or a portion of any meeting and provide pertinent information as necessary. The Committee shall prepare and render to the Board reports of its meetings, actions and recommendations as the Committee determines to be appropriate or as requested by the Board. The Committee shall keep minutes of its meetings.
ARTICLE IV
AUTHORITY
Section 1. Governance. The Committee shall have the following responsibilities with respect to its oversight of corporate governance:
1.1. Regularly review issues and developments relating to corporate governance.
1.2. Develop and recommend to the Board a set of corporate governance principles for the Trust or, as appropriate, changes to existing corporate governance principles of the Trust.
1.3. Develop and conduct a performance appraisal system in order to review the performance of the Board and its committees.
1.4. Review compensation recommendations to the Board regarding matters concerning the trustees’ compensation.

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1.5. When directed by the Board (and, if appropriate, in co-ordination with the Audit Committee), consider questions of possible conflicts of interest of Board members and of the Trust’s senior executives, and review and recommend to the Board for approval or disapproval all proposed related party transactions and other transactions involving possible conflicts of interest.
1.6. When directed by the Board, review the outside activities of a senior executive, when such activities may affect the Trust or the ability of the executive to perform his job.
Section 2. Nominations. The Committee shall perform the following with respect to trustee nominations:
2.1. Establish, articulate and recommend to the Board qualifications, skills, and other desired background and selection criteria for members of the Board. Such criteria should include, among other things, integrity, independence, diversity and extent of experience, length of service, number of other board and committee memberships, leadership qualities and the ability to exercise sound judgment.
2.2. Identify individuals qualified to become Board members, consistent with criteria established or approved by the Board. This shall include the responsibility for reviewing Board candidates proposed by a shareholder of the Trust.
2.3. In conjunction with Trust’s management, retain and terminate search firms to be used to identify trustee nominees.
2.4. Conduct appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.
2.5. Select and recommend to the Board trustee nominees each year for election at the annual meeting of shareholders and select and recommend to the Board candidates to fill trustee vacancies on an interim basis until the next annual meeting of shareholders. At the time of recommending trustee nominees or candidates to fill trustee vacancies on an interim basis to the Board, the Committee shall inform the Board of the criteria used in making its recommendations.
2.6. As part of the process of recommending nominees to the Board, the Committee shall (1) carefully consider any individual recommended by the holders of a majority of the outstanding limited partnership units in INREIT Properties, LLLP, the Trust’s operating partnership; and (2) take into account the requirement that the Audit Committee be composed of a majority of independent trustees with financial literacy and at least one member who has accounting or related financial management expertise and who meets the definition of an “audit committee financial expert” under the rules of the SEC.
2.7. The Committee shall have the power to conduct or authorize investigations into any matters within the scope of this Charter.

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ARTICLE V
ACTIONS OF THE COMMITTEE
A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees, management or third parties, as the Committee may deem appropriate in its sole discretion.
ARTICLE VI
COMMITTEE RESOURCES
To the extent required to effectuate its purpose, the Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall have unrestricted access to Trust personnel and documents and will be given the resources necessary to operate under this Charter. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.
ARTICLE VII
REVIEW
This Charter shall be reviewed by the Board at least annually.

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ANNEX E
INREIT REAL ESTATE INVESTMENT TRUST
DISCLOSURE COMMITTEE CHARTER
ARTICLE I
PURPOSE
The Disclosure Committee of the Board of Trustees assists the board in fulfilling its oversight responsibilities relating to the Trust’s public disclosure and reporting requirements. The Disclosure Committee also assists the Board of Trustees by: (1) overseeing the development of controls and procedures to ensure that information required to be disclosed by the Trust in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; (2) ensuring that such controls and procedures are designed so that the information required to be disclosed by the Trust is accumulated and communicated to the Trust’s management as appropriate to allow timely decisions regarding required disclosure; (3) confirming that such controls and procedures are designed to provide reasonable assurance that they will meet their objectives, and (4) performing other duties as directed by the Board.
ARTICLE II
COMPOSITION
The Committee shall consist of at least three (3) members of the Board of Trustees, who shall serve at the Board’s pleasure. A majority of the Committee shall be comprised of members who meet the independence requirements for members of public companies under the Securities Exchange Act of 1934, as amended, and the rules and regulations of any applicable exchange. The Chair of the Committee shall be designated by the Board. Committee members and the Committee Chairperson shall be designated annually by the Board.
ARTICLE III
MEETINGS
The Committee shall meet at any time and from time to time, when and as determined in its discretion, but not less than four times a year, corresponding to the Trust’s quarterly and annual reporting requirements. The Committee may ask members of management or others to attend all or a portion of any meeting and provide pertinent information as necessary. The Committee shall prepare and render to the Board reports of its meetings, actions and recommendations as the Committee determines to be appropriate or as requested by the Board. The Committee shall keep minutes of its meetings.
ARTICLE IV
RESPONSIBILITY AND AUTHORITY
Section 1. Responsibilities. The Disclosure Committee has the following responsibilities, among others:
1.1. Coordinate Review and Oversight of Exchange Act Filings. The Disclosure Committee shall coordinate the review and oversight of the Trust’s Exchange Act periodic reports with the CEO, CFO, independent accountants, legal counsel, internal auditors and the Audit Committee.
1.2. Receive Compliance Reports. The Disclosure Committee shall receive reports regarding compliance with the Trust’s other standing policies and procedures regarding securities law matters, including the Trust’s policies relating to compliance with Regulation FD and Section 16 of the Exchange Ac and regarding insider trading (including pre-clearance procedures for trading in the Trust’s securities by trustees, Section 16 officers and certain other employees).
Adopted by the Board of Trustees
February 9, 2011

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1.3. Receive Audit Reports. The Disclosure Committee shall receive reports from the Trust’s financial and internal audit departments regarding changes in Commission reporting requirements and accounting standards to help ensure that all applicable disclosure, financial reporting and accounting rules are being fully complied with by the Trust.
1.4. Receive Disclosure Reports. Although the CEO and CFO retain ultimate responsibility for such matters, the Disclosure Committee shall also receive reports from the Trust’s financial and internal audit departments regarding compliance with all applicable Commission rules relating to disclosure controls and procedures and for reviewing whether the Trust’ s internal control over financial reporting and reporting systems are sufficiently robust in gathering the necessary information to satisfy its public disclosure requirements as required by applicable securities laws and regulations and for monitoring the integrity of the information collected.
1.5. Review Auditor Reports Regarding Disclosure and Internal Controls. The Disclosure Committee shall review all material audit and other evaluations of the Trust’s internal control over financial reporting and related disclosure controls and procedures to help ensure that proactive measures are taken to rectify any weaknesses that have been identified in such controls and procedures.
1.6. Review Earnings Releases. The Disclosure Committee shall review all earnings releases and related questions and answers and investor presentations and scripts for earnings conference calls held in connection with the release of earnings or otherwise made publicly available in connection with earnings releases to help ensure that the releases and related materials fairly present the financial condition of the Trust and its subsidiaries as of the dates to which they relate.
1.7. Monitor Investor Presentations. The Disclosure Committee shall monitor all other investor and industry presentations made by the Trust or its personnel that contain material financial information not previously publicly disclosed.
ARTICLE V
ACTIONS OF THE COMMITTEE
A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee. The Committee shall have the authority to delegate any of its responsibilities to subcommittees, management or third parties, as the Committee may deem appropriate in its sole discretion.
ARTICLE VI
COMMITTEE RESOURCES
To the extent required to effectuate its purpose, the Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall have unrestricted access to Trust personnel and documents and will be given the resources necessary to operate under this Charter. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.
ARTICLE VII
REVIEW
This Charter shall be reviewed by the Board at least annually.
Adopted by the Board of Trustees
February 9, 2011

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ANNEX F
INREIT REAL ESTATE INVESTMENT TRUST
EXECUTIVE COMMITTEE CHARTER
ARTICLE I
PURPOSE
The Executive Committee is appointed by the Board to aid the Board in handling matters which, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board, including in connection with capital expenditures, investments, acquisitions, dispositions, financing activities and related matters.
ARTICLE II
COMPOSITION
A majority of the Executive Committee members shall meet the independence, experience and expertise requirements for members of public company Audit Committees under the Securities Exchange Act of 1934, as amended, and the rules and regulations of any applicable exchange. The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall be appointed and removed by the Board. A majority of the members shall constitute a quorum.
ARTICLE III
STRUCTURE AND MEETINGS
The Board will designate one member of the Committee as its chairperson. The Committee will meet when necessary or desirable by the Committee or its chairperson. The Committee may invite members of management and other persons to its meetings as it may deem desirable or appropriate. Members may participate in a meeting of the Committee by conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.
ARTICLE IV
AUTHORITY
Section 1. Grant of Authority.
1.1. During the interval between meetings of the Board of Trustees, the Committee shall have and may exercise the powers of the Board of Trustees to act upon any matters which, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board of Trustees.
1.2. The Executive Committee may assist the Board of Trustees in evaluating and overseeing capital expenditures, investments, acquisitions, dispositions, financing activities and related matters on behalf of the Trust.
ARTICLE V
DELEGATION
The Executive Committee may form and delegate authority to subcommittees when appropriate.

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ARTICLE VI
LIMITATIONS ON AUTHORITY
Section 1. The Executive Committee shall not have the powers of the Board for:
1.1. Those matters which are expressly delegated to another committee of the Board of Trustees;
1.2. Matters which, under the Trust’s Amended and Restated Declaration or By-Laws cannot be delegated by the Board to a committee;
1.3. Adopting an agreement of merger or consolidation or recommending to the shareholders the sale, lease or exchange of all or substantially all of the Trust’s property and assets;
1.4. Recommending to the shareholders a dissolution of the Trust or a revocation of a dissolution;
1.5. Amending the Declaration or By-Laws of the Trust;
1.6. Electing officers or filling vacancies on the Board or any committee of the Board; and
1.7. Declaring a dividend, authorizing the issuance of stock, (except pursuant to specific authorization by the Board), or such other powers as the Board may from time to time eliminate.
ARTICLE VII
REPORTING AND EVALUATION
Section 1. The Executive Committee shall report to the Board periodically on its work. In addition:
1.1. The Executive Committee shall evaluate its own performance and report to the Board on such evaluation on an annual basis.
1.2. The Executive Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the full Board of Trustees for approval.
1.3. The Executive Committee shall keep minutes of each its meetings.
ARTICLE VI
COMMITTEE RESOURCES
The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, advisors, accountants or other experts, as it deems appropriate to carry out its duties, without seeking approval of the Board or management.

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ANNEX G
INREIT REAL ESTATE INVESTMENT TRUST
CODE OF ETHICS

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Part 1
INREIT REAL ESTATE INVESTMENT TRUST
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
ARTICLE I
APPLICABILITY
This Code of Ethics is intended to supplement the INREIT Real Estate Investment Trust Code of Ethics and Business Conduct. In addition to being bound by all other provisions of the INREIT Real Estate Investment Trust Code of Ethics and Business Conduct, the CEO, CFO, Treasurer and other senior financial officers performing similar functions who have been identified by the CEO (collectively, the “Senior Financial Officers”) are subject to the following additional specific policies (collectively referred to as the “Code of Ethics”).
ARTICLE I
HONESTY AND ETHICAL CONDUCT
The CEO and each Senior Financial Officer shall act with honesty and integrity in the performance of his or her duties at the Trust, shall comply with laws, rules and regulations of federal, state and local governments and other private and public regulatory agencies that affect the conduct of the Trust’s business and the Trust’s financial reporting.
ARTICLE III
FINANCIAL RECORDS AND PERIODIC REPORTING
Section 1. Accurate Disclosures and Reporting. The CEO and all Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Trust. Accordingly, it is the responsibility of the CEO and each Senior Financial Officer promptly to bring to the attention of the CEO or Trust’s legal counsel any material information of which he or she may become aware that affects the disclosures made by the Trust in its public filings.
Section 2. Internal Controls and Recordkeeping. The CEO and each Senior Financial Officer shall also promptly bring to the attention of the CEO or Trust’s legal counsel any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s financial reporting, disclosures or internal controls.
ARTICLE IV
COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS
The CEO and each Senior Financial Officers will comply with all applicable laws, rules and regulations of federal, state and local governments and other private and public regulatory agencies in the conduct of the Trust’s business and the Trust’s financial reporting. Senior Financial Officers will promptly report and correct any identified deviations from applicable federal, state or local law, rule or regulation.

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ARTICLE V
AVOIDING CONFLICTS OF INTEREST
The CEO and each Senior Financial Officer shall avoid actual or apparent conflicts of interest between personal and business relationships, such as holding a substantial equity, debt, or other financial interest in any competitor, supplier or customer of the Trust, or having a personal financial interest in any transaction involving the purchase or sale by the Trust of any products, materials, equipment, services or property, other than through Trust-sponsored programs. In addition, the CEO and each Senior Financial Officer are prohibited from using the Trust’s independent auditor for personal tax services. Any such actual or apparent conflicts of interest shall be brought to the attention of the CEO and/or Trust’s legal counsel and where appropriate be resolved through the procedures established for Related-Person Transactions.
ARTICLE VI
REPORTING, DETERANCE AND DISCIPLINE
Section 1. Reporting Violations. The CEO and each Senior Financial Officer shall promptly bring to the attention of the CEO or Trust’s legal counsel any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Trust and the operation of its business, by the Trust or any agent thereof, or any violation of this Code of Ethics.
Section 2. Discipline. The Board of Trustees shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Ethics by the CEO or the Trust’s Senior Financial Officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual’s employment.
ARTICLE VI
WAIVER
The Audit Committee of the Board of Trustees shall consider any request for a waiver of this Code and any amendments to this Code, and all such waivers or amendments shall be disclosed promptly as required by law.

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Part 2
INREIT REAL ESTATE INVESTMENT TRUST
CODE OF ETHICS AND BUSINESS CONDUCT
To All Trust Agents, Employees, Officers, Trustees and the Advisor
At INREIT we are committed to observing the spirit and letter of the laws and regulations that apply to our business. We are driven to do what is right for our shareholders and our employees. We also understand that this responsibility lies with each and every one of us.
In today’s complex business world the line between right and wrong isn’t always clear, and it can be hard to know how to proceed at times, particularly in a highly regulated environment like ours. However, we want to be clear: we cannot allow anything—not making the numbers, competitive instincts, or a direct order from a superior—to compromise our commitment to integrity. Misconduct, of any kind, by an INREIT employee undermines our collective commitment to integrity, honesty and fairness. You play an important role in protecting and preserving these values.
INREIT’s Code of Ethics and Business Conduct explains this commitment to integrity and to compliance with the law and is a strong statement about how we must behave in a wide range of business settings. With clear policies and guidance for business practices, the Code is the cornerstone for our ethics and compliance program. Following the Code is mandatory for all INREIT Trustees, Officers, Employees and Agents.
We all share responsibility for fostering a culture of integrity. Part of that responsibility is individually complying with the Code, as well as calling attention to violations. The Code includes strong language prohibiting retaliation against anyone who raises a concern, and we are personally committed to fostering an environment that encourages people to raise issues.
If you see a violation of the Code, you should tell your manager, an officer of the Trust, the CEO, the Chair of the Audit Committee or INREIT’s legal counsel. You may also call the INREIT Ethics Hotline, which allows you to submit an anonymous complaint.
Please take a few minutes to reread the Code, and to think about what these requirements mean for you in your work. Remember that compliance with the Code is everyone’s responsibility, every day.
Board of Trustees

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CONTENTS

Introduction	6

Standards of Conduct	6

Compliance	6
Trust Assets	7
Conflicts of Interest	7
Corporate Opportunities	7
Gifts and Entertainment	8
Fair Dealing	8
Recordkeeping	8
Confidential and Proprietary Information	9
Political Activity & Contributions	9
Bribes, Kickbacks and Payoffs	9
Equal Employment Opportunity	10
Workplace Violence	10
Harassment	10
Drug-Free Environment	10
Insider Information and Securities Trading	11

Reporting Procedures	11

Investigating Suspected Violations	11
Confidential Conversations	11
How the Hotline Works	12
Prohibition against Retaliation	12
Disciplinary Action	12
Modification and Waiver	12
Request a Copy	12
Contact Information	12

Certification

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INTRODUCTION
THE INREIT REAL ESTATE INVESTMENT TRUST (“INREIT”) CODE OF ETHICS AND BUSINESS CONDUCT makes compliance with high standards of business conduct mandatory for every INREIT Trustee, officer, manager and employee. Adherence to the principles in this Code and the INREIT Compliance Program is essential to the efforts of INREIT to gain and keep the confidence and support of all of its stakeholders. Most important of all, compliance is simply the right thing to do.
INREIT’s business is far more complex today than it was when the Trust was established. These complexities create new ethical challenges as we adapt ourselves and our business to new situations. In light of these challenges, we need a central set of guiding standards to act as a legal and ethical compass for our Trustees, officers, managers and employees (“you”). This Code and INREIT’s Compliance Program provide that compass.
INREIT Real Estate Investment Trust’s Compliance Program is composed of three components:
1. This Code of Ethics and Business Conduct, which establishes INREIT’s guiding standards for conducting business and applies to all INREIT agents (including the Advisor), employees, and Trustees;
2. The Code of Ethics For Senior Financial Officers which applies to the INREIT’s Chief Executive Officer, Chief Financial Officer, and all of INREIT’s finance employees, including those employed by the Advisor; and
3. INREIT’s Policies and Procedures (IPPs), which apply to all agents (including the Advisor), employees and Trustees.
While each component has a specific purpose, together they provide an integrated approach to the way INREIT conducts its business.
Our Compliance Program reflects INREIT’s commitment to do what is legal and what is ethical. It is also necessary both to manage INREIT’s business effectively and to meet the constantly changing needs of the marketplace. It is a critical part of the way we do business. We expect you to understand and follow the applicable requirements of INREIT’s Compliance Program, as well as all applicable laws and rules.
This part of the Compliance Program, the Code of Ethics and Business Conduct, provides guidance to recognize and deal with ethical issues, provides mechanisms to report unethical conduct and fosters a culture of honesty and accountability. It provides general standards for the operation of our business and reaffirms INREIT’s obligation to meet legal requirements.
Each day you will face and make decisions that are critical to our success. This Code is a practical reference that you can use to make good decisions.
STANDARDS OF CONDUCT
Compliance
At INREIT we are committed to observing the spirit and letter of the laws and regulations that apply to our business. Compliance with the law is not considered optional or a compromise. Rather, it is an essential condition of our performance.
As an employee you are charged with the responsibility to acquire appropriate knowledge of the requirements relating to your duties sufficient to enable you to recognize potential dangers and to know when to seek legal or other advice on the INREIT Compliance Program. You are expected to execute the duties and responsibilities of your position in full compliance with Trust Policy, all applicable laws, rules, and regulations. INREIT’s reputation as an honest law abiding organization starts with you.

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Trust Assets
INREIT is dedicated to creating value for its shareholders. Theft, carelessness and waste have a direct impact on Trust profitability. So we are obligated and committed to enhancing and protecting INREIT’s assets and ensuring their efficient use.
You must vigilantly protect INREIT’s physical property, as well as tangible, intangible intellectual and other proprietary property or information, including trade secrets. Moreover, you must use INREIT’s assets for only legitimate business purposes.
Conflicts of Interest
INREIT’s Trustees, Officers, and Employees owe a duty of undivided business loyalty to the Trust and should take particular care to avoid a conflict of interest with regard to their own or the Trust’s interests.
Many situations may arise where your personal interest conflicts, either actually or in appearance, with the interests of INREIT or your loyalty to INREIT. A conflict of interest occurs when one’s personal interest interferes in any way — or even appears to interfere — with the interests of INREIT as a whole. Some examples may include:
•	engage in a significant personal business transaction involving INREIT for profit or gain;
•	accept money, gifts of other than nominal value, excessive hospitality, loans, guarantees of obligations or other special treatment from any INREIT supplier, customer or competitor; or
•	Competes with INREIT.
Conflicts of interest can arise if you take actions or have interests that make it difficult to perform your duty objectively or efficiently. Conflicts of interest can also arise when you or a member of your family, receives improper personal benefits due to your position at INREIT. In all instances you should not enter into situations that could result in even the appearance of a conflict of interest.
INREIT recognizes that Trustees, Officers and Employees may take part in legitimate financial, business and other activities outside their jobs, but any potential conflict of interest raised by those activities must be promptly disclosed.
In many cases, a potential conflict of interest may be avoided by disclosing the facts to the CEO, Chair of the Audit Committee, or Trust’s legal counsel prior to completing a transaction so the Trust can make an informed, independent decision regarding the implications of the proposed transaction. The Trust reserves the right to condition the approval of any transaction on any terms and conditions the Trust may require, including specific financial reporting and audit requirements.
Corporate Opportunities
INREIT Trustees, Officers, and Employees may not take for themselves opportunities that are discovered through the use of INREIT property, information or your position with INREIT. You also may not use INREIT property, information or your position for personal gain, other than through proper employment activities, and you may not compete with INREIT as an employee. Your obligation is to advance INREIT’s legitimate interests when the opportunity arises.
Accordingly, unless approved by the CEO or the Board of Trustees after disclosing all relevant facts no employee, trustee, or immediate family members shall:
•	own an interest in one of INREIT’s suppliers, contractors, subcontractors, customers or competitors;
•	own or acquire property knowing that its value is likely to increase as a result of an INREIT action that the individual knows INREIT is considering;

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•	Own or acquire property where confidential or unpublished information, obtained through INREIT or in the course of performing duties for INREIT, has in any way been used in the ownership or acquisition of the property;

•	Give to others any business opportunity in which the individual knows or could reasonably anticipate the Trust would be interested; or

•	Use INREIT property, information, or position for personal gain.
This policy is not intended to prohibit the ownership of publicly-traded securities of a corporation or entity that does business with INREIT; nor is it intended to prohibit ownership of other security holdings that could not be used to exert influence, whether because of their relatively small size or because of the insignificance of the entities dealings with INREIT.
Gifts and Entertainment
INREIT’s Trustees, Officers, and Employees shall also not ask for or accept any business courtesy offered in a real or perceived attempt to obtain favorable treatment, motivate misconduct, or to garner undue influence from the Trustee, Officer, Employee, Agent or the Trust.
Employees, however, may accept gifts of insubstantial value as long as they are given as a gesture of professional friendship and not involve an expectation that INREIT will transact business with the giver. Additionally, Employees may accept or offer entertainment or a meal as part of a business relationships that is of value to the Trust, provided the entertainment or meal is (1) related to a legitimate business purpose; (2) consistent with marketplace practices, (3) infrequent in nature, and (4) not lavish or extravagant.
INREIT’s Trustees, Officers, and Employees are prohibited from offering or giving gifts (including tickets to sporting, recreational, or other events) having a market value of $500.00 or more, to non-government personnel or an entity with which INREIT does or seeks to do business, unless specifically approved by the CEO.
Fair Dealing
INREIT is committed to competing fairly and complying with all applicable antitrust and competition laws.
The term “Antitrust” is used to describe the laws and regulations that protect free enterprise and promote open and fair competition. Antitrust laws are vigorously enforced. Violations can result in severe penalties and fines against a Trust. Violations can also result in fine and prison sentences for individual employees. INREIT is committed to complying fully with all federal, provincial, and state antitrust laws.
If you are involved in any discussion with competitors that concern a project in which the competitor will be an alliance partner, joint venturer or subcontractor of INREIT you should pre-clear arrangement with the CEO or INREIT’s legal counsel.
At INREIT, we are also committed to fair and competitive sales practices. Our Trustees, Officers, and Employees shall not engage in practices that would unfairly limit trade or exclude competitors from the marketplace. INREIT strictly prohibits communicating formally or informally with competitors to fix or control prices, allocate markets, boycott customers or suppliers, or limit the sale of products. Trustees, Officers, and Employees shall not make false statements regarding our competitors, nor conspire to gain or use their proprietary information improperly.
Recordkeeping
INREIT is committed to recording and entering complete, accurate, and timely records for all business transactions, corporate assets, funds, and liabilities.

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INREIT maintains accurate records and accounts in order to ensure legal and ethical business practices and to prevent fraudulent activities. No one should rationalize or even consider misrepresenting facts or falsifying records. Misconduct of this type will not be tolerated and will result in disciplinary action.
INREIT is also committed to maintaining a system of internal accounting controls to ensure that: assets are safeguarded; transactions conform to management’s authorizations; and accounting records are accurate and comply with all applicable laws. No one should rationalize or even consider circumventing these internal controls or procedures.
INREIT’s Trustees, Officers, Employees and Agents also have a duty to cooperate fully and provide full and complete information to INREIT’s internal auditors and independent certified public accountants. INREIT relies on these individuals to help the Trust monitor and evaluate the effectiveness and compliance of its financial systems.
Confidential and Proprietary Information
One of INREIT’s most valuable assets is its Confidential and Proprietary Information. Improper or inadvertent disclosure of this information to competitors or others can severely damage our Trust. Trustees, Officers and Employees should exercise caution when discussing INREIT, its services, data or plans with anyone outside the Trust.
“Confidential” or “Proprietary” information can include financial data; trade secrets; sales figures; employee information; client or supplier lists; wage and salary data; capital investment plans; earnings projections; technical reports; proprietary design methods and processes; pricing and profit data; and information about future management changes.
INREIT also respects the confidential and proprietary information of others. The individuals and companies that interact with us must do so with the confidence that the content of their communications and records will be kept confidential and private when appropriate. You must maintain the confidentiality of information entrusted to you by INREIT and its customers, except where disclosure is authorized or legally mandated.
Likewise, you may also possess, come to possess, or be presented with the opportunity to obtain Confidential or Proprietary Information of a competitor, former employer, supplier, client or partners. It is important that such third-party information be treated in accordance with the law and consistent with any contractual obligations that exist between the third party and INREIT.
If you know or have reason to know that confidential information was wrongfully obtained from the owner of the information or was obtained from a third party who was under a confidentiality obligation to the owner you cannot use such information and should discuss the matter with the CEO or INREIT legal counsel.
Political Activity & Contributions
INREIT encourages its employees to become involved in civic affairs and to participate in the political process. Employees must understand, however, that their involvement and participation must be on an individual basis, on their own time, and at their own expense.
However, as a matter of law and internal policy the Trust strictly prohibits donating Trust funds, goods, or services, directly or indirectly, to candidates for federal, state or local offices — this includes employees’ work time. This includes any personal contributions later submitted for reimbursement from the Trust.
Bribes, Kickbacks and Payoffs
INREIT forbids any payments, entertainment and gifts to government officials at any level. INREIT further prohibits its Trustees, Officers, and Employees from offering, giving, asking for, or taking any bribe, kickback or other similar unlawful payment from any supplier, customer, public official, political party or official, candidate for public office or other individual.

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Bribes, kickbacks and payoffs include any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind that is provided, directly or indirectly, to anyone for the purpose of improperly obtaining or rewarding favorable treatment in connection with a business transaction.
Equal Employment Opportunity
INREIT is committed to the fair and equitable treatment of all of its employees. Employment decisions, including, without limitation, hiring, placement, performance appraisals, promotions, transfer, compensation, benefits, training and discharge are based on an employee’s qualifications, skills and performance without regard to race, color, sex, national origin, religion, age, disability, marital or family status, veteran status or any other non-business related consideration.
INREIT will not tolerate discrimination and will not tolerate retaliation against any employee who asserts that he or she has been or is being subjected to discrimination or has reported discrimination. Discrimination on the basis of race, religion, gender, color, ethnic or national origin, age, disability, sexual preference, or marital status will not be allowed. This includes discrimination in hiring, training, advancement, compensation, discipline, and termination.
Harassment
Every INREIT Employee is entitled to be treated with respect and to be free from any conduct that is offensive, hostile or intimidating. Harassment violates an individual’s fundamental rights and personal dignity. INREIT does not tolerate sexual advances, actions, comments or any other conduct that creates an intimidating or otherwise offensive work environment
While harassment encompasses a wide range of conduct, some examples of prohibited behavior include: abusing the dignity of a person through unwelcome jokes, teasing or sexual advances, epithets or derogatory comments; threats, demands or suggestions that an employee’s work status is contingent upon his/her toleration of or acquiescence to sexual advances; or retaliation against employees for complaining about such behaviors.
Complaints of harassment are investigated immediately and handled as confidentially as possible. Misconduct, including acts of retaliation against those who complain about harassment (or against those who assist in an investigation arising from such complaints) is prohibited and will result in disciplinary action up to and including termination.
Workplace Violence
INREIT strictly prohibits violent behavior at any workplace, whether committed by or against our Employees. Violent behavior is considered a serious act of misconduct and may subject an Employee to disciplinary action including immediate discharge. “Violent Behavior” includes making threatening remarks, causing physical injury to someone else, intentionally damaging someone else’s property, or acting aggressively in a way that causes someone else to fear of injury.
Drug-Free Environment
INREIT is committed to providing a work environment free of illegal drugs, alcohol and intoxicants.
Each Trustee, Officer, and Employee must report to work free from the influence of any substance that could prevent him or her from conducting work activities safely and effectively. INREIT prohibits the possession, sale, purchase, delivery, use or transfer of illegal substances (except medically prescribed drugs) on Trust property, at Trust functions and while performing any Trust business.
Violators will be subject to disciplinary action including any one or a combination of the following disciplinary and/or educational sanctions: (1) disciplinary action, including reprimand, suspension, or termination; (2) required completion of substance abuse treatment; or (3) required attendance at designated substance abuse education programs. In addition to disciplinary action, violators may also be referred for criminal prosecution.

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Insider Information and Securities Trading
Trustees and Employees are prohibited from trading in Trust securities when they have material information that is not publicly known. Information is generally considered “material” if (a) there is a substantial likelihood that a reasonable investor would find the information important in determining whether to trade in a security, or (b) the information, if made public, would likely affect the market price of a Trust security.
For the Trust’s specific policy and procedures concerning trading in the trust’s securities please consult the INREIT’s Insider Trading and Disclosure Policy and Procedure.
REPORTING PROCEDURES
You must comply, as applicable, with the standards and principles contained or referenced, directly or indirectly, in this Code, the Code of Ethics for Senior Financial Officers, and INREIT’s Policies and Procedures. In addition, you have an obligation to behave according to high ethical standards. Any potential violations should be reviewed or reported for legal action, discipline or other corrective steps.
Part of your job and your ethical responsibility to INREIT is to help INREIT enforce its Compliance Program. You should be alert to possible violations of the Compliance Program anywhere in INREIT. We expect you to report possible violations promptly. Self-policing is encouraged.
All conversations, calls, and reports made in good faith will be taken seriously. We will investigate all reported concerns—promptly and in confidence—and resolve those concerns appropriately. If we find that our policies have been violated, we will take action, including imposing disciplinary action, implementing system-wide changes, or notifying the right governmental agency. Not only will we deal with a specific situation, but we will also make changes so that similar problems do not recur.
Investigating Suspected Violations
If you believe that someone associated with INREIT has violated our standards, you are expected to bring the matter in good faith to the attention of your manager, an officer of the Trust, the CEO, Chair of the Audit Committee or INREIT’s legal counsel so that we can conduct a prompt and thorough investigation. You can make reports by telephone, through e-mail, by making an appointment. You can also make an anonymous report by our Ethics Hotline. You have a personal responsibility to report activity that appears to violate laws, regulations, policies, or this Code.
We expect you to cooperate in any INREIT legal or regulatory investigation of violations, suspected violations and compliance review. It is a serious violation for any employee to knowingly raise a false allegation or initiate/encourage action against any person who in good faith reports known or potential violation.
Confidential Conversations
Conversations regarding compliance or ethical issues are treated confidentially. You will be told if your identity is needed to address your question or concern satisfactorily. Calls to our employee Hotline are confidential and will not be traced. You may remain anonymous when you call. We will attempt to protect the identity of anyone who makes a good faith report or inquiry consistent with our legal obligations. Be advised that anonymous communications sometimes make it very difficult to report back to you and may limit the thoroughness of our investigation.

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How the Ethics Hotline Works
You can always call our Hotline to express a concern, or report a possible violation of laws, regulations, or policies. When reporting a concern, you may be asked to provide the time, location, names of the people involved, and other details so that we can investigate your concerns. Every call to the Hotline is handled promptly, discreetly, and professionally. We will investigate reports of illegal or unethical conduct received through the Hotline, and take appropriate action to resolve each reported matter.
ETHICS HOTLINE
800-555-5555
24 hours a day, 7 days a week
Prohibition against Retaliation
INREIT will not retaliate against any person who brings to our attention, in good faith, an ethics or compliance issue. Individuals who raise concerns or who help us resolve reported matters are protected against retaliation. Anyone who uses the ethics and compliance program to spread falsehoods, threaten others, or damage another person’s reputation will be subject to disciplinary action. Discouraging other employees from making a report or getting the help they need is prohibited and could result in disciplinary action.
Disciplinary Action
Violations of laws, regulations, principles, this Code, or our policies can have severe consequences for you and for INREIT. Some violations may be criminal in nature and punishable by fine or imprisonment. Violations can jeopardize our relationships with our customers and suppliers, and could result in loss of the privilege to do business in the United States or in other countries.
Employees who violate the laws, regulations, these standards, or our policies are subject to disciplinary action and might also be breaking a law that could expose themselves to substantial criminal fines, prison terms and civil damages. Disciplinary measures which may be invoked include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution.
Modifications and Waivers
INREIT may modify this Code and this Code supersedes and replaces all other codes, policies or verbal representations to the extent they are inconsistent. Only the INREIT Board of Trustees or a Board Committee may waive this Code of Ethics and Business Conduct for executive officers or Trustees and any such waiver must be promptly disclosed in writing to shareholders.
Request a Copy
To order a hard copy of this Code, send an email to information@INREIT.com. Provide your name and the address to which you want the document sent. Please also indicate the number of copies you desire.
Contact Information

FARGO	MINOT

1711 Gold Drive South, Suite 220	216 South Broadway, Suite 202
Fargo, North Dakota 58104	Minot, North Dakota 58701
701-478-8110 (P)	877-269-1031 (P)
701-478-8111 (F)	701-837-9444 (F)
Information@INREIT.com	Information@INREIT.com
www.INREIT.com	www.INREIT.com

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ANNEX H
ADDITIONAL ANNUAL INFORMATION
COMMON SHARES OF BENEFICIAL INTEREST
As of May 9, 2011, there were 3,766,095 common shares outstanding, held of record by 778 shareholders.
Currently, there is no established public trading market for our common shares. However, we sold our shares to investors at the purchase prices of $12.88 per share to insiders (which include our trustees, and officers; the governors, officers and employees of our Advisor; and their affiliates) and $14.00 per share for all other investors from February 2008 through May 13, 2011. In connection with dividend reinvestments by our shareholders, our shares were sold to our shareholders at the purchase price of $13.30 per share from February 2008 through May 13, 2011. We also repurchased our shares from shareholders at the purchase price of $12.60 per share.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis was originally included in our Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 10, 2011, as amended by Amendment No. 1 to Form 10 filed with the Securities and Exchange Commission on April 25, 2011 (“Form 10”), and should be read in conjunction with our consolidated financial statements included in the Form 10, and the notes thereto. Historical results and trends which might appear in our consolidated financial statements should not be interpreted as being indicative of our future operations. We consider portions of this report to be “forward-looking” with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions and other items relating to the future.
Overview
We operate as a real estate investment trust (“REIT”) with administrative offices in Minot and Fargo, North Dakota, formed to own, operate and acquire income producing real estate properties. We presently own 81 commercial properties.
Property Portfolio
As of December 31, 2010, we owned the following number of residential units:
•	2,219 units in Fargo, North Dakota.
•	204 units in West Fargo, North Dakota.
•	533 units in Grand Forks, North Dakota.
•	470 units in Bismarck, North Dakota.
•	14 units in Hawley, Minnesota.
•	316 units in Omaha, Nebraska.
•	16 unit assisted living facility in Williston, North Dakota.
•	193 unit assisted living facility in Bismarck, North Dakota.
Also as of December 31, 2010, we owned the following commercial properties covering the square footage described below in our portfolio:
•	15,010 square foot office building in Minot, North Dakota.
•	38,300 square foot retail complex in Norfolk, Nebraska.
•	15,000 square foot office and retail complex in Fargo, North Dakota.
•	28,500 square foot office and retail complex in Fargo, North Dakota.
•	30,200 square foot retail facility in Waite Park, Minnesota.
•	17,000 square foot office building in Fargo, North Dakota.
•	124,306 square foot office complex in Fargo, North Dakota.

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•	10,810 square foot office building in St. Cloud, Minnesota.
•	95,961 square foot office building in Duluth, MN.
•	11,973 square foot office building in Fargo, North Dakota.
•	21,492 square foot office building and 1,625 square foot storage area in Grand Forks, North Dakota.
•	102,448 square foot office building in Edina, Minnesota.
•	5,043 square foot restaurant in Bloomington, Minnesota.
•	5,068 square foot restaurant in Coon Rapids, Minnesota.
•	4,936 square foot restaurant in Savage, Minnesota.
•	7,296 square foot restaurant in Austin, Texas.
•	15,400 square foot commercial building in Mandan, North Dakota.
Our operating partnership is the 100% owner of Grand Forks INREIT, LLC, which owns a 1/3 interest as a tenant in common of Grand Forks Marketplace Retail Center. Our operating partnership is also the 50% owner of Marketplace Investors, LLC, which owns a 1/3 interest as a tenant in common of Grand Forks Marketplace Retail Center. Grand Forks Marketplace Retail Center has approximately 183,000 square feet of commercial space in Grand Forks, North Dakota.
Our operating partnership is the owner of INREIT 32nd, LLC, which owns and leases a commercial building with approximately 31,000 square feet of rental space in Fargo, North Dakota.
Our operating partnership is the owner of Autumn Ridge INREIT, LLC, which owns and leases two 36 unit residential apartment buildings in Grand Forks, North Dakota.
Our operating partnership owns a 34.67% interest as a tenant in common of a 136 unit apartment complex located in Bismarck, North Dakota.
Our operating partnership owns a 2/3 interest as a tenant in common of a commercial building with approximately 75,000 square feet of rental space in Fargo, North Dakota.
Our operating partnership is the owner of Bismarck Interstate INREIT, LLC, which owns and leases two commercial buildings with approximately 75,000 square feet of rental space in Bismarck, North Dakota.
Our operating partnership is the owner of INREIT Somerset, LLC, which owns and leases a 75 unit residential apartment buildings in Fargo, North Dakota.
Our operating partnership is the owner of INREIT Stonybrook, LLC, which owns and leases a 142 unit residential apartment buildings in Omaha, Nebraska.
INREIT Properties, LLLP is the owner of INREIT Alexandria, LLC, INREIT Batesville, LLC, INREIT Fayetteville, LLC, and INREIT Laurel, LLC which own a total of four separate commercial properties totaling 58,750 square feet. These properties are located in Alexandria, Louisiana, Batesville, Arkansas, Fayetteville, Arkansas, and Laurel, Mississippi.
Our operating partnership is the owner of INREIT BL Mankato, LLC, INREIT BL Janesville, LLC, INREIT BL Eau Claire, LLC, INREIT BL Stevens Point, LLC, INREIT BL Sheboygan, LLC, INREIT BL Oshkosh, LLC, INREIT BL Onalaska, LLC, INREIT BL Grand Forks, LLC, INREIT BL Marquette, LLC, and INREIT BL Bismarck, LLC, which own a total of ten separate commercial properties totaling 124,686 square feet. These properties are located in Mankato, Minnesota; Janesville, Wisconsin; Eau Claire, Wisconsin; Stevens Point, Wisconsin; Sheboygan, Wisconsin; Oshkosh, Wisconsin; Onalaska, Wisconsin; Grand Forks, North Dakota; Marquette, Michigan; and Bismarck, North Dakota.
Our operating partnership is the 81.25% owner of Eagle Run Partnership, which owns and leases 144 unit residential apartment building in West Fargo, North Dakota.
Updated information is discussed in the “Item 3 — Properties” section of this Form 10.

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Critical Accounting Policies and Estimates
Our discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, known as GAAP. These accounting principles require management to make some complex and subjective decisions and assessments. Our most critical accounting policies involve decisions and assessments, which could significantly affect our reported assets, liabilities and contingencies, as well as our reported revenues and expenses. We believe that the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. We evaluate these decisions and assessments on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. For a summary of all our significant accounting policies, see Note 2 to our Consolidated Financial Statements included elsewhere in this report. We have identified our most critical accounting policies to be the following:
Revenue Recognition
Housing units are rented under short-term lease agreements. Commercial space is rented under long-term lease agreements.
We derive approximately 95% of our revenues from tenant rents and other tenant-related activities. Tenant rents include base rents, expense reimbursements (such as common area maintenance, real estate taxes and utilities), and straight-line rents. We record base rents on a straight-line basis, which means that the monthly base rent income according to the terms of our leases with its tenants is adjusted so that an average monthly rent is recorded for each tenant over the term of its lease. We receive payments for these reimbursements from substantially all of our multi-tenant commercial tenants throughout the year based on estimates. Differences between estimated recoveries and the final billed amounts, which are immaterial, are recognized in the subsequent year.
Acquisitions
Acquisitions are accounted for utilizing the purchase method for business combinations, and accordingly, the acquired properties’ results are included in our results of operations from the respective dates of acquisition. Appraisals, estimates of cash flows and valuation techniques are used to allocate the purchase price of acquired property between land, land improvements, buildings and improvements, furniture, fixtures and equipment and identifiable intangibles such as amounts related to in-place leases.
Federal Income Taxes
We have elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code. A REIT calculates taxable income similar to other domestic corporations, with the major difference being that a REIT is entitled to a deduction for dividends paid. A REIT is generally required to distribute each year at least 90 percent of its taxable income. If it chooses to retain the remaining 10 percent of taxable income, it may do so, but it will be subject to a corporate tax on such income.
We intend to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to shareholders. In addition, we intend to distribute all of our taxable income. Therefore, no provision or liability for income taxes has been recorded in the financial statements.
INREIT Properties, LLLP is organized as a limited liability limited partnership. Income or loss is allocated to the partners in accordance with the provisions of the Internal Revenue Code 704(b) and 704(c). In general, UPREIT status allows nonrecognition of gain by an owner of appreciated real estate if that owner contributes the real estate to a partnership in exchange for partnership interest. The conversion of partnership interest to shares of beneficial interest in the REIT will be a taxable event to the limited partner.
New Accounting Pronouncements
In December 2007, the FASB issued Accounting Standards Codification Topic ASC 810-10. ASC 810-10 changes the accounting and reporting for minority interests. Minority interests will be re-characterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. Effective January 1, 2009, we adopted ASC 810-10.

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In December 2007, the FASB issued an update to its guidance on accounting for business combinations. The amended guidance significantly changes the accounting for and reporting of business combination transactions in consolidated financial statements. The amended guidance requires an acquiring entity to recognize acquired assets and liabilities assumed in a transaction at fair value as of the acquisition date, changes the disclosure requirements for business combination transactions and changes the accounting treatment for certain items, including contingent consideration agreements which are required to be recorded at acquisition date fair value and acquisition costs which are required to be expensed as incurred. We adopted this guidance on January 1, 2009. We believe that such adoption could materially impact our future financial results to the extent that we acquire significant amounts of real estate, as related acquisition costs will be expensed as incurred compared to our former practice of capitalizing such costs and amortizing them over the estimated useful life of the assets acquired.
In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This update clarifies and improves financial reporting by entities involved with variable interest entities. This update is effective as of the beginning of the annual period beginning after November 15, 2009.
In December 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-29 (ASU 2010-29), Business Combinations (Topic 805) — Disclosure of Supplementary Pro Forma Information for Business Combinations. This Accounting Standards Update requires a public entity to disclose pro forma information for business combinations that occurred in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period. The amendments in this Update affect any public entity as defined by Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments in this Update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-29 to have a material effect on its financial position, results of operations or cash flows.
We adopted the provisions of FASB Accounting Standards Codification Topic ASC 740-10, on January 1, 2009. The implementation of this standard had no impact on the financial statements. As of both the date of adoption, and as of December 31, 2009, the unrecognized tax benefit accrual was zero.
Liquidity and Capital Resources
Cash and Cash Equivalents
On December 31, 2010, we had approximately $10.0 million in cash and cash equivalents compared to approximately $8.7 million at December 31, 2009 and $12.1 million at December 31, 2008. We intend to use this cash to make additional acquisitions and for general corporate purposes.
Our cash and cash equivalents are held in accounts managed by third party institutions and consist of invested cash and cash in our operating accounts. During 2010 and 2009, we did not experience any loss or lack of access to our cash or cash equivalents.
Our liquidity needs consist primarily of cash distributions to shareholders, facility improvements, property acquisitions, principal and interest payments under our borrowings and non-recurring expenditures. Our primary source of funding has historically consisted of proceeds from mortgage loans and sales of our securities. Payment of distributions are from cash flow of the operating partnership.

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We have historically met our short-term liquidity requirements with a combination of net cash flows provided by operating activities and, when necessary, draws on our line of credit. The Advisor considers our ability to generate cash from property operating activities, cash from financing existing properties that previously were not mortgaged, and if necessary draws from our line of credit as adequate to meet our operating requirements and to make distributions to shareholders.
We believe we will have sufficient funds from these sources for the operation of our business over the next twelve months. During 2010, we generated $14.7 million in net cash from operating activities, and had available approximately $10.0 million in cash or cash equivalents as of December 31, 2010. In addition, we believe we have the ability to address unforeseen liquidity shortfall with our existing line of credit along with the ability to refinance or mortgage properties in the portfolio that currently are not mortgaged or subject to existing debt.
We have approximately $12.4 million in mortgage notes that will mature and become due in 2011. We anticipate that we will pay such obligations with cash generated from property operations as well as from proceeds from mortgage loans. As of December 31, 2010, we have five multi-family properties and five commercial properties with no existing encumbrances. We plan to finance these properties and use a portion of the cash to pay down our debt and purchase new properties.
During 2010, 2009, and 2008, expenses for routine maintenance, improvements, and renovations to properties were funded from cash flows from property operations. These expenditures were approximately $4.2 million in 2010, $4.0 million in 2009, and $2.7 million in 2008.
Operating Activities
For the twelve months ended December 31, 2010, cash flow provided by operating activities was $14.7 million, which was primarily the result of net income of $7.6 million and additions of $8.3 million depreciation expense and $0.9 million of amortization expense. These amounts were principally offset by the gain on sale of property of $2.0 million.
Cash flow provided by operating activities for the year ended December 31, 2009 was $11.3 million. which was primarily the result of net income of $6.4 million and $7.2 million of depreciation expense. These amounts were principally offset by rent incentive of $1.5 million.
The increase in net cash flow from operating activities when comparing the year ended December 31, 2010 with the year ended December 31, 2009 was primarily attributable to an increase in income of approximately $1.2 million and a decrease of $1.5 million in rent incentive from 2009 to 2010.
Net cash generated from operating activities for the year ended December 31, 2009 was $11.3 million compared with $8.7 million for the year ended December 31, 2008. The increase in cash generated from operating activities was primarily a result of an increase of approximately $2.2 million in depreciation expense and $2.0 million in net income attributable to the non controlling interest, offset in part by a $1.5 million decrease related to rental incentives.
Investing Activities
For the year ended December 31, 2010, cash used for investing activities was $17.4 million, which primarily related to purchases of properties of $19.0 million. For the year ended December 31, 2009, cash used for investing activities was $34.9 million, which primarily related to purchase of properties of $30.2 million.
The decrease in cash used for investing activities when comparing year ended December 31, 2010 to the prior year ended December 31, 2009 was the result of a decrease in the cash used for the addition of properties to our portfolio of $17.8 million, partly offset by $1.3 million of proceeds received from the sale of securities during the year ended December 31, 2009.
Net cash used in investing activities was approximately $34.9 million in the year ended December 31, 2009. Net cash used in investing activities during the year ended December 31, 2008 was approximately $17.6 million, which consisted of the purchase of properties and improvements totaling $27.6 million reduced by the cash acquired with these properties of $3.6 million.

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Financing Activities
For the year ended December 31, 2010, cash from financing activities was $4.1 million. Cash from financing activities was primarily the result of proceeds from issuance of shares of $10.7 million and proceeds from issuance of mortgage notes payable of $21.7 million, offset primarily by distributions paid of $8.5 million and payments on mortgage notes payable of $17.4 million.
For the year ended December 31, 2009, cash provided by financing activities was $20.3 million. Cash provided by financing activities was primarily the result of proceeds from long term debt borrowings $34.1 million, offset by payments for repurchases of shares of $2.9 million and distributions paid of $7.6 million.
The decrease in cash provided by financing activities when comparing the year ended December 31, 2010 against the year ended December 31, 2009 was the result of a decrease in proceeds received from long-term debt borrowings and increase in the payments made on mortgage notes payable in 2010 when compared to 2009.
For the year ended December 31, 2009, cash provided by financing activities was $20.3 million. Net cash provided by financing activities for the year ended December 31, 2008 was approximately $15.5 million, which primarily consisted of $22.6 million net proceeds mortgage notes payable and $4.2 million proceeds from the sale of our stock, offset by distributions of $4.6 million to shareholders and noncontrolling interests and payment of $3.2 million for syndication costs.
Debt
As of December 31, 2010, we had approximately $192.172 million in mortgage notes payable secured by properties. Of our mortgages notes payable, only three notes or 4.6% of our balance, were variable rate notes. A detailed schedule of our mortgages notes payable can be found in Note 9 to our Year-End Consolidated Financial Statements and Note 5 to our December 31, 2010 Consolidated Financial Statements included elsewhere in this report.
Mortgage notes outstanding as of December 31, 2010 mature and are due during the following years:

Amount
(Millions)

2011	12,377
2012	8,267
2013	44,706
2014	10,083
2015	49,888

Thereafter	66,850

$192,172

For further discussion regarding specific terms of our debt, see Notes 9 and 10 to our Consolidated Financial Statements included elsewhere in this report.
As of December 31, 2010, we had the following contractual debt obligations:

		Payment due by period (in thousands)
		Less than 1			More than 5
Contractual Obligations	Total	year	1 – 3 years	3 – 5 years	years
Long-Term Debt — Principal	$192,172	$12,377	63,056	$49,889	$66,850
Other Long-Term Liabilities	2,455	1,091	1,059	305	0
Total	194,627	13,468	64,115	50,194	66,850
N/P	0	—	0	—	—
Liabilities On Asset Held for Sale	—	—	—	—	.480

6

Distributions
The following table shows the distributions we have paid (including the total amount paid and the amount paid on a per share basis) since January 2007.

Period Paid	Distribution Per Share	Total Distribution

First Quarter 2007	$0.171875	$170,231
Second Quarter 2007	$0.178750	204,861
Third Quarter 2007	$0.178750	348,843
Fourth Quarter 2007	$0.178750	377,115

First Quarter 2008	$0.178750	383,761
Second Quarter 2008	$0.183750	404,260
Third Quarter 2008	$0.183750	422,475
Fourth Quarter 2008	$0.183750	452,012

First Quarter 2009	$0.183750	462,592
Second Quarter 2009	$0.186250	477,085
Third Quarter 2009	$0.186250	492,777
Fourth Quarter 2009	$0.186250	507,275

First Quarter 2010	$0.186250	532,496
Second Quarter 2010	$0.192500	572,694
Third Quarter 2010	$0.192500	610,423
Fourth Quarter 2010	$0.192500	633,716
Results of Operations
Year Ended December 31, 2010 Compared to Year Ended December 31, 2009
The following table provides a general comparison of our results of operations for the twelve month periods ended December 31, 2010 and 2009

	Twelve Months Ended
	December 31,
	2010	2009

Total property revenues	$43,437,785	$39,417,597
Total property expenses	(36,674,225)	(33,309,123)
Total other expenses	(1,902,791)	(1,757,195)
Total other income	897,458	1,999,720
Income from continuing operations	5,758,224	6,350,999

Income from discontinued operations	1,854,351	—
Net income	7,612,575	6,350,999
Net income attributable to noncontrolling interest	(5,740,308)	(4,992,712)

Net income attributable to INREIT Real Estate Investment Trust	$1,872,267	$1,358,287

Distributions paid (1)	$2,510,701	$9,311,211
Distributions paid per Share (1)	0.$.7700	0.$.7450

(1)	Does not take into consideration the amounts paid by the operating partnership to limited partners.

7

Property Revenues.
Property revenues increased 10.2% from $39.4 to $43.4 million for the twelve months ended December 31, 2010, primarily as a result of an addition of ten properties to our portfolio in 2010 and two properties in the latter part of 2009. Overall vacancy in our multifamily properties improved from 4.8% to 4.0% during 2010 primarily due to improved occupancy in apartment buildings in Bismarck, ND and Omaha, NE. Vacancy in our commercial properties also improved slightly in 2010, falling from 8.1% to 6.1% primarily due to increased occupancy in two commercial properties in Fargo, ND and a commercial property in Duluth, MN.
While the majority of the increase in rental revenues in 2010 occurred from the addition of properties to our portfolio, we continue to see increased demand in our multi-family properties. We attribute this increase to stricter underwriting standards from banks on home purchases, increased home foreclosures forcing individuals to rent rather than buy and overall economic strength in the markets in which we invest. Furthermore, 46.0% of our commercial leases as of December 31, 2010 contain step-up clauses that provide increase in the base rental payments.
Property expenses.
The following table summarizes our significant property expenses for the years ended December 31, 2010 and 2009:

	Year ended December 31,
	2010	2009

Real estate taxes	$4,822,036	$4,399,957
Property management fees	3,344,295	3,235,665
Repairs and maintenance	4,147,014	3,970,801
Utilities	2,961,726	2,831,072

Total property expenses	$15,275,071	$14,437,495

Real estate taxes
Our real estate tax expense of $4.8 million for the year ended December 31, 2010 increased $.4 million as a result of inflationary increases over the expense of $4.4 million for the year ended December 31, 2009.
Property management fees.
Property management fees, which is the expense incurred for day-to-day management of our properties, increased 3.4% from $3.2 million for the year ended December 31, 2009 to approximately $3.3 million for the year ended December 31, 2010.
Repairs and Maintenance.
Repairs and maintenance expense of $4.1 million and $4.0 million were consistent for the years ended December 31, 2010 and 2009, respectively. Repairs and maintenance expense as a percentage of rental income was consistent at 11.1% for the year ended December 31, 2010 and 11.2% for the year ended December 31, 2009.
Utilities.
Utilities expense was consistent for the years ended December 31, 2010 and 2009 accounting for $3.0 million and $2.8 million, respectively.

8

Other expenses.
The following table summarizes our other expenses for the years ended December 31, 2010 and 2009:

	Twelve Months Ended
	December 31,
	2010	2009

General and administrative	1,902,791	1,757,195
Depreciation and amortization	9,013,681	7,717,817
Interest expense	11,628,388	10,353,901
Interest income	(250,058)	(609,202)

Total other expenses	$22,294,802	$19,219,711

General and administrative.
General and administrative expenses were consistent for the years ended December 31, 2010 and 2009, accounting for $1.9 million and $1.8 million, respectively.
Depreciation and amortization.
Depreciation and amortization expense increased 16.8% from $7.7 million for the year ended December 31, 2009 to approximately $9.0 million for the year ended December 31, 2010. The $1.3 million increase was primarily a result of amortization of favorable lease terms for properties acquired in late 2009 and incurring a full of year of amortization and depreciation on these new properties during the year ended December 31, 2010
Interest expenses, net.
Interest expense, net, of $11.4 million and $9.7 million, was approximately 26.2% and 24.7% of rental income for years ended December 31, 2010 and 2009, respectively. The increase of interest expense as a percentage of rental income during the year ended December 31, 2010 was a result of increased indebtedness and interest rates for mortgage notes payable entered into during the year ended December 31, 2009.
Year Ended December 31, 2009 Compared to Year Ended December 31, 2008
The following table provides a general comparison of our results of operations for the years ended December 31, 2009 and December 31, 2008:

	Year Ended December 31,
	2009	2008

Number of properties owned and operated	78	73
Aggregate gross leasable area (sq. ft.)	1,051,039	919,990
Ending occupancy rate	91.86%	93.59%

Total property revenues	$39,417,597	$26,440,252
Total property expenses	(33,309,123)	(22,308,420)
Total other expenses	(1,445,388)	(849,750)
Total other income	1,757,195	849,750
Loss on impairment of assets	(311,807)	-0-

Net income before noncontrolling interest	6,350,999	4,042,793
Net income attributable to noncontrolling interest	(4,992,712)	(2,991,080)

Net income attributable to INREIT Real Estate Investment Trust	$1,358,287	$1,051,713

Distributions paid per share(1)	.7450	.7350
Distributions paid (1)	2,009,633	1,741,339

(1)	Does not take into consideration the amounts paid by the operating partnership to limited partners.

9

Property revenues.
Property revenues increased approximately 49.2% from $26.4 million for the year ending December 31, 2008 to $39.4 million for the year ending December 31, 2009, primarily as a result of the acquisition of ten multi-family properties for an aggregate of $27.6 million during the fourth quarter of 2008 along with the two properties purchased in the first quarter of 2009 for $22.4 million. Overall vacancy in our multifamily properties increased slightly from 4.7% to 4.8% during 2009. Vacancy in our commercial properties also increased throughout the twelve months, rising from 6.4% to 8.1%.
Property expenses.
The following table summarizes our significant property expenses for the years ending December 31, 2009 and 2008:

	Year Ended December 31,
	2009	2008

Real estate taxes	$4,399,957	$3,102,639
Property management fees	3,235,665	1,879,146
Repairs and maintenance	3,970,801	2,661,428
Utilities	2,831,072	1,895,546

Total property expenses	$14,437,495	$9,538,759

Real estate taxes
Our real estate tax expense increased 41.8% from $3.1 million for the year ended December 31, 2008 to $4.4 million for the year ended December 31, 2009 primarily as a result of the additional properties purchased on December 31, 2008 and approximately an 11% increase in taxes for properties that were in our portfolio during 2008 and 2009.
Property management fees.
Property management fees, which is the expense incurred for day-to-day management of our properties, increased 72.2% from $1.9 million for the year ended December 31, 2008 to approximately $3.2 million for the year ended December 31, 2009. The increase was primarily a result of increase of properties in our portfolio during 2009.
Repairs and Maintenance.
Repairs and maintenance expense increased 49.2% from $2.7 million for the year ended December 31, 2008 to approximately $4.0 million for the year ended December 31, 2009. The increase was primarily a result of increase of properties in our portfolio during 2009; for the years ending 2009 and 2008, repairs and maintenance expense as a percentage of rental income remained consistent at approximately 10.4% and 10.3%, respectively.
Utilities.
Utilities expense increased 49.4% from $1.9 million for the year ended December 31, 2008 to $2.8 million for the year ended December 31, 2009. The increase was primarily a result of increase of properties in our portfolio during 2009; however, utilities as a percentage of rental income were consistent at approximately 7.4% for both 2009 and 2008.

10

Other expenses.
The following table summarizes our other expenses for the years ending December 31, 2009 and 2008:

	Year Ended December 31,
	2009	2008

General and administrative	$1,445,388	$849,750
Depreciation and amortization	7,717,817	5,021,384
Interest expense	10,353,901	7,255,723
Interest income	(609,202)	(416,065)

Total other expenses	$18,907,904	$12,710,792

General and administrative.
General and administrative expenses increased 70.1% from $0.9 million for the year ended December 31, 2008 to approximately $1.5 million for the year ended December 31, 2009. The increase was primarily attributable to $543,000 of acquisition expenses which were expensed in 2009 as a result of applying ASC 810, which requires acquisition costs to be expensed during business combinations.
Depreciation and amortization.
Depreciation and amortization expense increased 53.7% from $5.02 million for the year ended December 31, 2008 to approximately $7.7 million for the year ended December 31, 2009. The $3.1 million increase was primarily a result of increase of properties in our portfolio during 2009; for the years ending 2009 and 2008, depreciation and amortization expense as a percentage of rental income remained consistent at approximately 24.0% and 22.8%, respectively.
Interest expenses, net.
Interest expense, net, of $9.7 million and $6.8 million, was approximately 25.5% and 26.6% of rental income for the years ended December 31, 2009 and 2008, respectively. The slight decrease of interest expense as a percentage of rental income as of December 31, 2009 was a result of lower interest rates for mortgage notes payable entered into during the year ended December 31, 2009.
Funds From Operations
Funds From Operations means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.
The term Funds From Operations was created to address this problem. It was intended to be a standard supplemental measure of REIT operating performance that excluded historical cost depreciation from — or “added it back” to — GAAP net income.
Since the introduction of the definition, the term has come to be widely used by REITs. In the view of NAREIT, this use (combined with the primary GAAP presentations required by the Securities and Exchange Commission) has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making it easier than before to compare the results of one REIT with another.

11

While FFO is widely used by REITs as a performance metric, not all real estate investment trusts use the same definition of FFO or calculate FFO in the same way. The FFO reconciliation presented here is not necessarily comparable to FFO presented by other real estate investment trusts. FFO should also not be considered as an alternative to net income as determined in accordance with GAAP as a measure of a real estate investment trust’s performance, but rather should be considered as an additional, supplemental measure, and should be viewed in conjunction with net income as presented in the consolidated financial statements included in this report. FFO does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund of a real estate investment trust’s needs or its ability to service indebtedness or to make cash distributions to shareholders.
FFO applicable to common shares and limited partnership units for the year ended December 31, 2010 increased to $14.21 million, compared to $12.68 million and $8.72 million respectively for the years ended December 31, 2009 and 2008. The increase in FFO was mostly due to the properties acquired during 2010 and late 2009.
Below is the calculation of FFO and the reconciliation to net income, which we believe is the most comparable GAAP financial measure (in thousands):
Reconciliation of Net Income Attributable to INREIT Real Estate Investment Trust to Funds from Operations

		2010 Weighted			2009 Weighted			2008 Weighted
		Avg.	Per		Avg.	Per		Avg.	Per
		Shares	Share		Shares	Share		Shares	Share
		and	and		and	and		and	and
	Amount	Units(1)	Unit(2)	Amount	Units(1)	Unit(2)	Amount	Units(1)	Unit(2)
Net Income attributable to
INREIT Real Estate
Investment Trust	$1,872,267	3,190,716	$0.59	$1,358,287	2,659,825	$0.51	$1,051,713	2,322,468	$0.45

Add back:
Noncontrolling Interest — OPU	5,740,308	9,919,608		4,992,712	9,771,241		2,991,080	6,766,626
Depreciation & Amortization	9,243,310			7,717,817			5,021,384

Subtract:
Gains on Asset Sales	(2,640,216)			(1,390,517)			(344,646)

Funds from Operations (FFO)	$14,215,669	13,110,324	$1.08	$12,678,299	12,431,066	$1.02	$8,719,531	9,089,094	$0.96

(1)	UREIT Units of the Operating Partnership are exchangeble for shares of beneficial interest on a one-for-one basis.

(2)	Net Income is calculated on a per share basis. FFO is calculated on a per share and unit basis.
Inflation
Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, most of our commercial (office/retail) leases require the tenant to pay an allocable share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation, assuming our properties remain leased and tenants fulfill their obligations to reimburse us for such expenses.
$8,700,000 of our mortgage notes payable at December 31, 2010 bear interest at a variable rate, which will be influenced by changes in short-term interest rates, and will be sensitive to inflation.

12

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Annex contains certain “forward-looking statements” regarding our plans and objectives, including, among other things, our future financial condition, anticipated capital expenditures, anticipated distributions to our shareholders and other matters. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. These statements are only predictions and are not historical facts. Actual events or results may differ materially.
The forward-looking statements included herein are based on our current expectations, plans, estimates and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements contained herein could be inaccurate and, therefore, we cannot assure investors that the forward-looking statements included in this registration statement will prove to be accurate.
Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of the Form 10. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. All forward-looking statements attributable to us are expressly qualified in their entirety by this foregoing cautionary statement. We caution investors that forward-looking statements are not guarantees and that the actual results could differ materially from those expressed or implied in the forward-looking statements.

13

PROXY
FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD JUNE 23, 2010
This Proxy is solicited on behalf of the Board of Trustees of INREIT Real Estate Investment Trust (“INREIT”).
The undersigned, revoking all prior proxies, hereby appoints Kenneth P. Regan and Peter J. Winger, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all common shares of INREIT of record in the name of the undersigned at the close of business on May 18, 2011 at the 2011 Annual Meeting of Shareholders to be held on Thursday, June 23, 2011 at 6 p.m., Central Standard Time, at the Holiday Inn located at 3803 13th Avenue South, Fargo, North Dakota 58103, or any adjournment or postponements thereof, upon matters listed below. I authorize the proxy to vote as his discretion may dictate on the transaction of such other business as may properly come before the 2011 Annual Meeting of Shareholders or any adjournment or postponements thereof.
Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to INREIT Real Estate Investment Trust, 216 South Broadway, Suite 202, Minot, ND 58701, attention: Darla Iverson.
Proposal No. 1:
The Board of Trustees recommends that you vote “For” the following Trustee nominees.
Election of the following to the Board of Trustees until the next annual meeting and until their successors are duly elected and qualified:

01) Peggy Becker	For _____	Against _____	Abstain _____
02) Clifford Fearing	For _____	Against _____	Abstain _____
03) Bruce W. Furness	For _____	Against _____	Abstain _____
04) James R. Hansen	For _____	Against _____	Abstain _____
05) Timothy Hunt	For _____	Against _____	Abstain _____
06) Lawrence R. O’Callaghan	For _____	Against _____	Abstain _____
07) Kenneth P. Regan	For _____	Against _____	Abstain _____
08) Richard Savageau	For _____	Against _____	Abstain _____
09) James S. Wieland	For _____	Against _____	Abstain _____
10) Lance R. Wolf	For _____	Against _____	Abstain _____
The Board of Trustees recommends you vote FOR the following proposal(s):
Proposal No. 2:
To approve the Amendment to the Declaration of Trust to increase the number of authorized shares of beneficial interest.

_____ For	_____ Against	_____ Abstain
Proposal No. 3:
To ratify the approval of the Amended and Restated Declaration of Trust.

_____ For	_____ Against	_____ Abstain

Proposal No. 4:
To ratify the approval approve the Amended and Restated Bylaws.

_____ For	_____ Against	_____ Abstain
Proposal No. 5:
To ratify the appointment of Widmer Roel PC to serve as independent registered public accounting firm for the year ending December 31, 2011.

_____ For	_____ Against	_____ Abstain
When signing as attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owner should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Print Name of Shareholder	Number of Shares

Signature of Shareholder	Date

Signature of Joint Owner (if any)	Date